GUARANTEED TERM OPTIONS

   (In a limited number of states, Guaranteed Term Options are referred to as
                              Target Term Options)

                       NATIONWIDE LIFE INSURANCE COMPANY

                              One Nationwide Plaza
                              Columbus, Ohio 43215
                            Telephone: 1-800-848-6331
                 The date of this Prospectus is April 28, 2005.

--------------------------------------------------------------------------------
Certain state insurance laws applicable to these investment options may preclude, or be interpreted to preclude, Nationwide from providing a contractual guarantee in conjunction with the Specified Interest Rate. In such jurisdictions the investment options are referred to as "Target Term Options" as opposed to "Guaranteed Term Options." DESPITE THIS DISTINCTION IN TERMINOLOGY, NATIONWIDE WILL ADMINISTER ALL OBLIGATIONS DESCRIBED IN THIS PROSPECTUS, REGARDLESS OF THE JURISDICTION, IN PRECISELY THE SAME MANNER. Thus, there will be no difference between the calculation, crediting, and administration of Specified Interests Rates in "Guaranteed Term Options" issued in states permitting a contractual guarantee, and the calculation, crediting, and administration of Specified Interest Rates in "Target Term Options" issued in states not permitting a contractual guarantee.
--------------------------------------------------------------------------------

     THIS PROSPECTUS MUST BE READ ALONG WITH THE APPROPRIATE VARIABLE CONTRACT PROSPECTUS AND THE PROSPECTUSES DESCRIBING THE UNDERLYING MUTUAL FUND INVESTMENT OPTIONS. ALL OF THESE PROSPECTUSES SHOULD BE READ CAREFULLY AND MAINTAINED FOR FUTURE REFERENCE.

     This Prospectus describes investment options referred to as Guaranteed Term Options (GTOs), offered by Nationwide Life Insurance Company (Nationwide), and is accompanied by a copy of Nationwide's latest annual report on Form 10-K. The GTOs are available under certain variable annuity contracts or variable life insurance policies (collectively, "variable contracts") issued by Nationwide. Generally, the variable contracts offered by Nationwide provide an array of underlying mutual fund investment options to which the contract owner allocates his or her purchase payments. The GTOs are separate, guaranteed interest investment options available under variable contracts.

     GTOs will produce a guaranteed annual effective yield at the Specified Interest Rate so long as amounts invested are not withdrawn prior to the end of the guaranteed term. In the event of a withdraw from the GTO for any reason prior to the expiration of the guaranteed term, the amount withdrawn may be subject to a market value adjustment. Please refer to the variable contract prospectus for specific information regarding variable contract transactions that may be subject to a market value adjustment.

     Variable contract prospectuses contain important disclosure about the variable contract that should be reviewed carefully before investing. Additionally, variable contract prospectuses in which the GTOs are offered contain information specific to the GTO, including variable contract charges and deductions that apply to the GTO, what GTO terms are available and information about transactions that may incur a market value adjustment. The prospectus for the variable contract must be read along with this prospectus.

     The minimum amount that may be allocated to a GTO is $1,000 per allocation.

     Nationwide established the Nationwide Multiple Maturity Separate Account, pursuant to Ohio law, to aid in reserving and accounting for GTO obligations. However, all of the general assets of Nationwide are available for the purpose of meeting the guarantees of the GTOs. Amounts allocated to the GTOs are generally invested in fixed income investments purchased by Nationwide. Variable contract owners allocating amounts to a GTO have no claim against any assets of Nationwide, including assets held in the Nationwide Multiple Maturity Separate Account.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The GTOs described in this Prospectus may not be available in all state jurisdictions and, accordingly, representations made in this Prospectus do not constitute an offering in such jurisdictions.

                                TABLE OF CONTENTS

GLOSSARY...........................................................................................................................2

INFORMATION ABOUT THE GTOS.........................................................................................................2
    GENERAL........................................................................................................................2
    THE SPECIFIED INTEREST RATE....................................................................................................4
    THE INVESTMENT PERIOD..........................................................................................................4
    GUARANTEED TERMS...............................................................................................................4
    GTOS AT MATURITY...............................................................................................................5
    WITHDRAWALS PRIOR TO THE MATURITY DATE.........................................................................................5
        The Market Value Adjustment................................................................................................5
        MVA Interest Rates.........................................................................................................5
        The Market Value Adjustment Formula........................................................................................6
    VARIABLE CONTRACT CHARGES......................................................................................................7
    GTOS AT ANNUITIZATION..........................................................................................................7

NATIONWIDE LIFE INSURANCE COMPANY..................................................................................................7

INVESTMENTS........................................................................................................................7

CONTRACTS AND THE DISTRIBUTION (MARKETING) OF THE GTOS.............................................................................8

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..................................................................................8

LEGAL OPINION......................................................................................................................8

EXPERTS............................................................................................................................8

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION...............................................................................8

APPENDIX.........................................................................................................................A-1


REPORTS OF NATIONWIDE LIFE INSURANCE COMPANY........................................................................................


--------------------------------------------------------------------------------

                              AVAILABLE INFORMATION

Nationwide Life Insurance Company files reports with the Securities and Exchange Commission on Forms 10-Q, 10-K and 8-K.

The public may read and copy these reports at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, like Nationwide Life Insurance Company, that file electronically with the SEC (http://www.sec.gov).
--------------------------------------------------------------------------------

                                    GLOSSARY

MVA INTEREST RATE- The rate of interest used in the Market Value formula. Depending on the variable contracts under which the GTO is offered, the interest rate will be the Constant Maturity Treasury (CMT) rates, or interest rate swaps, for maturity durations of 1, 3, 5, 7 and 10 years, as declared regularly by the Federal Reserve Board.

GUARANTEED TERM OPTION (GTO)- An investment option offered under variable contracts that provides a Specified Interest Rate over Guaranteed Terms, so long as certain conditions are met. In some jurisdictions the GTO is referred to as a Target Term Option (TTO).

GUARANTEED TERM- The period corresponding to a 1, 3, 5, 7 or 10 year GTO. Amounts allocated to a GTO will be credited with a Specified Interest Rate over the corresponding Guaranteed Term, so long as such amounts are not withdrawn from the GTO prior to the Maturity Date. Because every Guaranteed Term will end on the final day of a calendar quarter, the Guaranteed Term may last for up to 3 months beyond the 1, 3, 5, 7 or 10 year anniversary of the allocation to the GTO.

MARKET VALUE ADJUSTMENT- The upward or downward adjustment in value of amounts allocated to a GTO that are withdrawn from the GTO for any reason prior to the Maturity Date.

MATURITY DATE- The date on which a GTO matures. The date will be the last day of the calendar quarter during or within 30 days after the first, third, fifth, seventh or tenth anniversary on which amounts are allocated to a 1, 3, 5, 7 or 10 year GTO, respectively.

MATURITY PERIOD- The period during which the value of amounts allocated under a GTO may be withdrawn without any Market Value Adjustment. The Maturity Period will begin on the day following the Maturity Date and will end on the thirtieth day after the Maturity Date.

SPECIFIED INTEREST RATE- The interest rate guaranteed to be credited to amounts allocated to a GTO so long as the allocations are not withdrawn prior to the Maturity Date. The Specified Interest Rate will not be less than the minimum required by applicable state law.

SPECIFIED VALUE- The amount of a GTO allocation, plus interest accrued at the Specified Interest Rate, minus any other amounts withdrawn. The Specified Value is subject to a Market Value Adjustment at all times other than during the Maturity Period.

                           INFORMATION ABOUT THE GTOS

GENERAL

     GTOs are guaranteed interest rate investment options available under certain variable contracts issued by Nationwide. There are five different Guaranteed Terms: 1 year; 3 years; 5 years; 7 years; and 10 years. Not all Guaranteed Terms may be available in all states.

     A GTO may be purchased using purchase payments made to the variable contracts, or by using funds transferred from other investment options available in the variable contracts. The minimum allocation to a GTO is $1,000 per allocation. Not all of the variable contracts issued by Nationwide offer GTOs. If GTOs are available under a variable annuity contract or variable life insurance policy, the prospectus for the variable contract and this prospectus must be read together.

     The guarantees associated with the GTOs are the exclusive obligation of Nationwide. The Nationwide Multiple Maturity Separate Account, authorized and created in accordance with Ohio law, was established for the sole purpose of reserving and accounting for assets associated with the GTOs. Its assets are owned by Nationwide. Contract owners with GTOs have no claim against, and maintain no interest in, the assets. Also, contract owners do not participate in the investment experience.

     Amounts allocated to a GTO will be credited interest at the Specified Interest Rate for the duration of the Guaranteed Term at a rate no less than the minimum required by applicable state law. Specified Interest Rates are declared periodically at Nationwide's sole discretion and available for new allocations typically for one month. They may be available for longer or shorter periods depending on interest rate fluctuations in financial markets. During this time, any transfer allocation or new purchase payment allocation to a GTO will earn the Specified Interest Rate effective for that Investment Period for the duration of the Guaranteed Term. Guaranteed Terms may extend up to 3 months beyond the 1-, 3-, 5-, 7- or 10-year term since GTO terms will always end on the final day of a calendar quarter, see "The Specified Interest Rate" and "Guaranteed Terms".

     The Specified Interest Rate will be credited daily to amounts allocated to a GTO to provide an annual effective yield. The Specified Interest Rate will continue to be credited as long as allocations remain in the GTO until the Maturity Date. Any withdrawal prior to the Maturity Date will be subject to a Market Value Adjustment.

     Nationwide applies the Market Value Adjustment by using the Market Value Adjustment factor, which is derived from the Market Value Adjustment formula. The Market Value Adjustment factor is multiplied by the part of the Specified Value being withdrawn, resulting in either an increase or decrease in the amount of the withdrawal. The Market Value Adjustment formula reflects the relationship between three components:

(1) the MVA Interest Rate for the period coinciding with the Guaranteed Term of the GTO at investment;

(2) the MVA Interest Rate for the number of years remaining in a Guaranteed Term when the withdrawal from the GTO occurs; and

(3)  the number of days remaining in the Guaranteed Term of the GTO.

     Generally, the Market Value Adjustment formula approximates the relationship between prevailing interest rates at the time of the GTO allocation, prevailing interest rates at the time of the withdrawal and the amount of time remaining in a Guaranteed Term (see "The Market Value Adjustment").

     Contract owners having GTOs with Maturity Dates coinciding with the end of the calendar quarter will be notified of the impending expiration of the Guaranteed Term at least 15 days, and at most 30 days, prior to the end of each calendar quarter. Contract owners will then have the option of directing the withdrawal of any amount in the GTO during the Maturity Period, without any Market Value Adjustment. However, any amount withdrawn from the GTO during this period may be subject to a surrender charge assessed by the variable contract. Please refer to the prospectus for the variable contract for more information about surrender charges.

     If no direction is received by the thirtieth day following the Maturity Date, amounts in the GTO will be automatically transferred (with no Market Value Adjustment) to the money market sub-account available in the variable contract. For the period commencing with the first day after the Maturity Date and ending on the thirtieth day following the Maturity Date, the GTO will be credited with the same Specified Interest Rate in effect before the Maturity Date (see "GTOs at Maturity").

     The minimum amount of any allocation to a GTO is $1,000.

     Under certain rare circumstances, when volatility in financial markets compromises the ability of Nationwide to process allocations to or from the GTOs in an orderly manner, Nationwide may temporarily suspend the right to make additional allocations to the GTOs and/or to effect transfers or withdrawals from the GTOs. Nationwide anticipates invoking this suspension only when these transactions cannot be executed by Nationwide in a manner consistent with its obligations to contract owners with existing or prospective interests in one or more GTOs. Under no circumstances, however, will Nationwide limit a contract owner's right to make at least one allocation to a GTO, and one withdrawal from a GTO, in any calendar year. All contract owners will be promptly notified of Nationwide's determination to invoke any suspension in the right to make allocations to or to effect withdrawals from the GTOs.

     In addition, the variable contracts that offer GTOs may impose certain restrictions on the transferability of invested assets within the variable contract. The variable product prospectus should be reviewed with regard to specific transfer limitation provisions.

THE SPECIFIED INTEREST RATE

     The Specified Interest Rate is the rate of interest guaranteed by Nationwide to be credited to amounts allocated to the GTOs for the Guaranteed Term. Different Specified Interest Rates may be established for the five available GTO terms. Amounts withdrawn from a GTO prior to the maturity date will be subject to a market value adjustment.

     Generally, Nationwide will declare new Specified Interest Rates monthly; however, depending on interest rate fluctuations, Nationwide may declare new Specified Interest Rates more or less frequently.

     Nationwide observes no specific method in establishing the Specified Interest Rates. However, Nationwide will attempt to declare Specified Interest Rates that are related to interest rates associated with fixed-income investments available at the time and having durations and cash flow attributes compatible with the Guaranteed Terms of the GTOs. In addition, the establishment of Specified Interest Rates may be influenced by other factors, including competitive considerations, administrative costs and general economic trends. Nationwide has no way of precisely predicting what Specified Interest Rates may be declared in the future, however, the Specified Interest Rate will not be less than the minimum rate required by applicable state law.

THE INVESTMENT PERIOD

     The Investment Period is the period of time during which a particular Specified Interest Rate is in effect for new allocations to the available GTOs. All allocations made to a GTO during an Investment Period are credited with the Specified Interest Rate in effect at the time of allocation. An Investment Period ends when a new Specified Interest Rate relative to the applicable GTO is declared. Subsequent declarations of new Specified Interest Rates have no effect on allocations made to GTOs during prior Investment Periods. Prior allocations to the GTO will be credited with the Specified Interest Rate in effect when the allocation was made.

     Interest at the Specified Interest Rate is credited to allocations made to GTOs on a daily basis, resulting in an annual effective yield guaranteed by Nationwide, unless amounts are withdrawn from the GTO for any reason prior to the Maturity Date. Interest at the Specified Interest Rate will be credited for the entire Guaranteed Term. If amounts are withdrawn from the GTO for any reason prior to the Maturity Date, a Market Value Adjustment will be applied to that amount.

     Information concerning the Specified Interest Rates in effect for the various GTOs can be obtained by calling the following toll free phone number:
1-800-848-6331.

GUARANTEED TERMS

     The Guaranteed Term is the period of time corresponding with the selected GTO for which the Specified Interest Rate is guaranteed to be in effect. A Guaranteed Term always expires on a Maturity Date which will be the last day of a calendar quarter. Consequently, a Guaranteed Term may last up to 3 months longer than the anniversary date of the allocation to the GTO.

     For example, if an allocation is made to a 10 year GTO on August 1, 1999, the Specified Interest Rate for that GTO will be credited until September 30, 2009; the Guaranteed Term will begin on August 1, 1999 and end on September 30, 2009.

     Guaranteed Terms will be exactly 1, 3, 5, 7 or 10 years only when an allocation to a GTO occurs on the last day of a calendar quarter.

GTOS AT MATURITY

     Nationwide will send notice to contract owners of impending Maturity Dates (always the last day of a calendar quarter) at least 15 days and at most 30 days prior to the end of a Guaranteed Term. The notice will include the projected value of the GTO on the Maturity Date, and will also specify options that contract owners have with respect to the maturing GTO.

         Once the GTO matures, contract owners may:

     (1) surrender the GTO, in part or in whole, without a Market Value Adjustment during the Maturity Period; however, any surrender charges that may be applicable under the variable contract will be assessed;

     (2) transfer (all or part) of the GTO, without a Market Value Adjustment, to any other investment option under the variable contract, including any of the underlying mutual fund sub-accounts, or another GTO of the same or different duration during the Maturity Period. A confirmation of any such transfer will be sent immediately after the transfer is processed; or

     (3) elect not to transfer or surrender all or a portion of the GTO, in which case the GTO will be automatically transferred to the available money market sub-account of the contract at the end of the Maturity Period. A confirmation will be sent immediately after the automatic transfer is executed.

     If no direction is received by Nationwide prior to the Maturity Date, all amounts in that GTO will be transferred to the available money market sub-account of the contract.

     The GTO will continue to be credited with the Specified Interest Rate in effect before the Maturity Date during the Maturity Period, and prior to any of the transactions set forth in (1), (2), or (3) above.

WITHDRAWALS PRIOR TO THE MATURITY DATE

     Anytime value is removed from the GTO it will be referred to in this prospectus as a withdrawal. However, under the variable contract, withdrawals of value from the GTO may be considered a transfer among investment options of the variable contract or a surrender. Depending upon the transaction and the terms of the variable contract, additional conditions or charges may apply to withdrawals from the GTO. Please refer to the variable contract prospectus for information regarding transferring assets among investment options or taking surrenders from the variable contract.

     Withdrawals from the GTOs prior to the Maturity Date will be subject to a Market Value Adjustment.

     The Market Value Adjustment

     The Market Value Adjustment is determined by multiplying a Market Value Adjustment factor (arrived at by using the Market Value Adjustment formula) by the Specified Value, or the portion of the Specified Value being withdrawn. The Specified Value is the amount allocated to the GTO, plus interest accrued at the Specified Interest Rate, minus prior withdrawals. The Market Value Adjustment may either increase or decrease the amount of the withdrawal.

     The Market Value Adjustment is intended to approximate, without duplicating, Nationwide's experience when it liquidates assets in order to satisfy contractual obligations. Such obligations arise when contract owners make withdrawals, or when the operation of the variable contract requires a distribution. Nationwide does not make the adjustment on distributions to pay death benefits in certain jurisdictions. When liquidating assets, Nationwide may realize either a gain or a loss.

     MVA Interest Rates

     The Market Value Adjustment formula used to determine the Market Value Adjustment factor is based on either CMT rates, or interest rate swaps, depending on the variable contracts under which the GTO is offered. CMT rates and interest rate swaps are declared by the Federal Reserve Board on a regular basis. Nationwide either uses CMT rates or interest rate swaps in its Market Value Adjustment formula because they represent a readily available and consistently reliable interest rate benchmark in financial markets, which can be relied upon to reflect the relationship between Specified Interest Rates declared by Nationwide and the prospective interest rate fluctuations.

     CMT rates and interest rate swaps for 1, 3, 5, 7 and 10 years are published by the Federal Reserve Board on a regular basis. To the extent that the Market Value Adjustment formula shown below requires a rate associated with a maturity not published (such as a 4, 6, 8 or 9 year maturity), Nationwide will calculate such rates based on the relationship of the published rates. For example, if the published 3 year rate is 6% and the published 5 year rate is 6.50%, the 4 year rate will be calculated as 6.25%.

     The Market Value Adjustment Formula

     The Market Value Adjustment formula is used when a withdrawal is made from a GTO during the Guaranteed Term. The Market Value Adjustment is a calculation expressing the relationship between three factors:

     (1) the MVA Interest Rate for the period of time coinciding with the Guaranteed Term of the GTO;

     (2) the MVA Interest Rate for a period coinciding with the time remaining in the Guaranteed Term of a GTO when a withdrawal giving rise to a Market Value Adjustment occurs; and

     (3)  the number of days remaining in the Guaranteed Term of the GTO.

     The formula for determining the Market Value Adjustment factor is:

----- --                    --- --
                                     t
               1 + a
         ------------------
           1 + b + .0025

----- --                    --- --

     Where:


     a= the MVA Interest Rate for a period equal to the Guaranteed Term at the time of deposit in the GTO;

     b= the MVA Interest Rate at the time of withdrawal for a period of time equal to the time remaining in the Guaranteed Term. In determining the number of years to maturity, any partial year will be counted as a full year, unless it would cause the number of years to exceed the Guaranteed Term; and

     t=   the number of days until the Maturity Date, divided by 365.25.

     In certain jurisdictions the denominator is 1+b without the addition of ..0025.


     In the case of "a" above, the MVA Interest Rate used will either be the CMT rate or interest rate swap, depending on the variable contract. For variable contracts using CMT rates, "a" will be the CMT rate declared on Fridays by the Federal Reserve Board, and placed in effect by Nationwide for allocations made to the GTO on the following Wednesday through Tuesday. For variable contracts using interest rate swaps, "a" is the interest rate swap published by the Federal Reserve Board two days before the date the allocation to the GTO was made.

     In the case of "b" above, the MVA Interest Rate used will either be the CMT rate or interest rate swap, depending on the variable contract. For variable contracts using CMT rates, "b" will be the CMT rate declared on Fridays by the Federal Reserve Board, and placed in effect by Nationwide for withdrawals giving rise to a Market Value Adjustment on the following Wednesday through Tuesday. For variable contracts using interest rate swaps, "b" is the interest rate swap published by the Federal Reserve Board two days before the date of withdrawal giving rise to a Market Value Adjustment.

     The Market Value Adjustment factor will be equal to 1 during the Investment Period.

     The Market Value Adjustment formula shown above also accounts for some of the administrative and processing expenses incurred when fixed-interest investments are liquidated. This is represented by the addition of .0025 in the Market Value Adjustment formula.

     The result of the Market Value Adjustment formula shown above is the Market Value Adjustment factor. The Market Value Adjustment factor is multiplied by the Specified Value, or that portion of the Specified Value being distributed from a GTO, in order to effect a Market Value Adjustment. The Market Value Adjustment factor will either be greater than, less than, or equal to 1 and will be multiplied by the Specified Value (or a portion of the Specified Value) being withdrawn from the GTO for any reason. If the Market Value Adjustment factor is greater than 1, a gain will be realized by the contract owner; if the Market Value Adjustment factor is less than 1, a loss will be realized. If the Market Value Adjustment factor is exactly 1, no gain or loss will be realized.

     If the Federal Reserve Board halts publication of CMT rates or interest rate swaps, or if, for any other reason, they are not available, Nationwide will use appropriate rates based on U.S. Treasury Bond yields.

     Examples of how to calculate Market Value Adjustments based on CMT rates are provided in the Appendix.

VARIABLE CONTRACT CHARGES

     The variable contracts under which GTOs are made available have various fees and charges, some of which may be assessed against allocations made to GTOs. Contract charges assessed against allocations made to the GTOs will reduce the credited guaranteed interest rate by the amount of the applicable charge. The variable contract prospectus fully describes these fees and charges and any impact such charges may have on the credited guaranteed interest rate of the GTOs.

     The variable contracts that offer the GTOs may also have surrender charges. If a variable contract owner takes a withdrawal from the GTO (prior to the Maturity Date) that is also considered a surrender from the variable contract, the amount will be subject to a Market Value Adjustment in addition to any surrender charge assessed pursuant to the terms of the variable contract. Please refer to the variable contract prospectus for more information about variable contract transactions that may incur surrender charges and/or a Market Value Adjustment.

GTOS AT ANNUITIZATION

     GTOs are not available as investment options for variable annuity contracts that are annuitized. If a variable annuity contract is annuitized prior to the Maturity Date of the GTO, a Market Value Adjustment will apply to amounts transferred from the GTO to other investment options under the variable annuity contract (unless such an adjustment is not permitted in your jurisdiction).

                        NATIONWIDE LIFE INSURANCE COMPANY

     Nationwide is a stock life insurance company organized under Ohio law in March, 1929, with its home office at One Nationwide Plaza, Columbus, Ohio 43215. Nationwide is a provider of life insurance, annuities and retirement products. It is admitted to do business in all states, the District of Columbia and Puerto Rico.

                                   INVESTMENTS

     Nationwide intends to invest amounts allocated to GTOs in high quality, fixed interest investments (investment grade bonds, mortgages, and collateralized mortgage obligations) in the same manner as Nationwide invests its general account assets. Nationwide takes into account the various maturity durations of the GTOs (1, 3, 5, 7 and 10 years) and anticipated cash-flow requirements when making investments. Nationwide is not obligated to invest GTO allocations in accordance with any particular investment objective, but will generally adhere to Nationwide's overall investment philosophy. The Specified Interest Rates declared by Nationwide for the various GTOs will not necessarily correspond to the performance of the non-unitized separate account.

             CONTRACTS AND THE DISTRIBUTION (MARKETING) OF THE GTOS

     The GTOs are available only as investment options under certain variable contracts issued by Nationwide. The appropriate variable contract prospectus and, if applicable, the Statement of Additional Information should be consulted for information regarding the distribution of the variable contracts.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The latest Annual Report on Form 10-K for Nationwide has been filed with the Commission. The report is incorporated herein by reference, and a copy must accompany this Prospectus. The report contains additional information about Nationwide, including consolidated financial statements. The consolidated financial statements of the Annual Report are audited. Nationwide filed this report, via EDGAR, File No. 002-64559 on March 1, 2005.

     If requested, Nationwide will furnish, without charge, a copy of any and all of the documents incorporated by reference, other than exhibits to those documents (unless such exhibits are specifically incorporated by reference in those documents).

                                  LEGAL OPINION

     Legal matters in connection with federal laws and regulations affecting the issue and sale of the GTOs described in this Prospectus and the organization of Nationwide, its authority to issue GTOs under Ohio law, and the validity of the endorsement to the variable annuity contracts under Ohio law have been passed on by Nationwide's Office of General Counsel.

                                     EXPERTS

     The consolidated financial statements and schedules of Nationwide Life Insurance Company and subsidiaries for each of the years in the three-year period ended December 31, 2004, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing. The report of KPMG LLP covering the December 31, 2004 consolidated financial statements and schedules contains an explanatory paragraph that states that Nationwide Life Insurance Company and subsidiaries adopted the American Institute of Certified Public Accountants' Statement of Position 03-1, Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts in 2004.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Nationwide pursuant to the foregoing provisions, or otherwise, Nationwide has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Nationwide will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    APPENDIX

Example A

Assume that a variable annuity contract owner made a $10,000 allocation on the last day of a calendar quarter into a 5-year Guaranteed Term Option. The Specified Interest Rate at the time is 8.5% and the 5-year Constant Maturity Treasury Rate in effect is 8%. The variable annuity contract owner decides to surrender the GTO 985 days from maturity. The Specified Value of the GTO is $12,067.96. At this time, the 3-year Constant Maturity Treasury Rate is 7%. (985/365.25 is 2.69, which rounds up to 3, so the 3-year CMT Rate is Used.)


                                                          d
                                                    ---------------
                                                    ---------------
                              1 + a                     365.25
                     -------------------------
 MVA FACTOR =             1 + B + 0.0025


                                                          985
                                                     --------------
                                                     --------------
                             1 + 0.08                   365.25
                      ------------------------
 MVA FACTOR =            1 + 0.07 + 0.0025


       MVA FACTOR =                  1.01897


     SURRENDER VALUE =      SPECIFIED VALUE            X             MVA FACTOR

     SURRENDER VALUE =      $12,067.96                 X             1.01897

    *SURRENDER VALUE =             $12,296.89

*Assumes no variable annuity contract contingent deferred sales charges are applicable. In jurisdictions where the .0025 is not permitted in the denominator, the Surrender Value is $12,374.52.

Specified Value (for purposes of the Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8.5%).

a= The Constant Maturity Treasury Rate declared by the Federal Reserve Board on Friday, and placed in effect by Nationwide for allocations made to the GTO on the following Wednesday through Tuesday.

b= The Constant Maturity Treasury Rate declared by the Federal Reserve Board on Friday, and placed in effect by Nationwide for withdrawals, transfers or other distributions giving rise to a Market Value Adjustment on the following Wednesday through Tuesday.

d=   The number of days remaining in the Guaranteed Term.

Example B

Assume that a variable annuity contract owner made a $10,000 allocation on the last day of a calendar quarter into a 5-year Guaranteed Term Option. The Specified Interest Rate at the time is 8.5% and the 5-year Constant Maturity Treasury Rate in effect is 8%. The variable annuity contract owner decides to surrender his money 985 days from maturity. The Specified Value of the GTO is $12,067.96. At this time, the 3-year Constant Maturity Treasury Rate is 9%. (985/365.25 is, 2.69 which rounds up to 3, so the 3-year CMT Rate is used.)


                                                                   d
                                                            ----------------
                                                            ----------------
                                         1 + a                  365.25
                                ------------------------
MVA FACTOR =                        1 + B + 0.0025


                                       985
                                                             ---------------
                                                             ---------------
                                       1 + 0.08                  365.25
                                ------------------------
MVA FACTOR =                       1 + 0.09 + 0.0025


       MVA FACTOR =                  0.96944


     SURRENDER VALUE =      SPECIFIED VALUE   .........X              MVA FACTOR

     SURRENDER VALUE =      $12,067.96        .........X              0.96944

    *SURRENDER VALUE =             $11,699.17

*Assumes no variable annuity contract contingent deferred sales charges are applicable. In jurisdictions where the .0025 is not permitted in the denominator, the Surrender Value is $11,771.69.

Specified Value (for purposes of the Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8.5%).

a= The Constant Maturity Treasury Rate declared by the Federal Reserve Board on Friday, and placed in effect by Nationwide for allocations made to the GTO on the following Wednesday through Tuesday.

b= The Constant Maturity Treasury Rate declared by the Federal Reserve Board on Friday, and placed in effect by Nationwide for withdrawals, transfers or other distributions giving rise to a Market Value Adjustment on the following Wednesday through Tuesday.

d=   The number of days remaining in the Guaranteed Term.

Example C

Assume that a variable annuity contract owner made a $10,000 allocation on the last day of a calendar quarter into a 5-year Guaranteed Term Option. The Specified Interest Rate at the time is 8.5% and the 5-year interest rate swap in effect is 8%. The variable annuity contract owner decides to surrender the GTO 985 days from maturity. The Specified Value of the GTO is $12,067.96. At this time, the 3-year interest rate swap is 7%. (985/365.25 is 2.69, which rounds up to 3, so the 3-year interest rate swap is used.)


                                                                 d
                                                           --------------
                                     1 + a                    365.25
                            ------------------------
       MVA FACTOR =             1 + B + 0.0025


                                       985
                                                           --------------
                                   1 + 0.08                   365.25
                            ------------------------
       MVA FACTOR =            1 + 0.07 + 0.0025


MVA FACTOR =                         1.01897


     SURRENDER VALUE =        SPECIFIED VALUE .........X             MVA FACTOR

     SURRENDER VALUE =          $12,067.96 .........X                1.01897

*SURRENDER VALUE =                  $ 12,296.89

*Assumes no variable annuity contract contingent deferred sales charges are applicable. In jurisdictions where the .0025 is not permitted in the denominator, the Surrender Value is $12,374.52.

Specified Value (for purposes of the Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8.5%).

a= The interest rate swap published by the Federal Reserve Board two days before the date the allocation to the GTO was made. If no interest rate swap is available for this date, then the most recent available rate prior to that date will be used.

b= The interest rate swap published by the Federal Reserve Board two days before the date of withdrawal, transfer or other distribution giving rise to a Market Value Adjustment. If no interest rate swap is available for this date, then the most recent available rate prior to that date will be used.

d=   The number of days remaining in the Guaranteed Term.

Example D

Assume that a variable annuity contract owner made a $10,000 allocation on the last day of a calendar quarter into a 5-year Guaranteed Term Option. The Specified Interest Rate at the time is 8.5% and the 5-year interest rate swap in effect is 8%. The variable annuity contract owner decides to surrender the GTO 985 days from maturity. The Specified Value of the GTO is $12,067.96. At this time, the 3-year interest rate swap is 9%. (985/365.25 is 2.69, which rounds up to 3, so the 3-year interest rate swap is used.)


                                                                     d
                                                              ---------------
                                      1 + a                       365.25
                           ----------------------------
MVA FACTOR =                     1 + B + 0.0025


                                                                     985
                                                              ---------------
                                    1 + 0.08                      365.25
                           ----------------------------
MVA FACTOR =                    1 + 0.09 + 0.0025


        MVA FACTOR =                  0.96944


     SURRENDER VALUE =        SPECIFIED VALUE X........              MVA FACTOR

     SURRENDER VALUE =          $12,067.96 .........X                 0.96944

     *SURRENDER VALUE =             $11,699.17

*Assumes no variable annuity contract contingent deferred sales charges are applicable. In jurisdictions where the .0025 is not permitted in the denominator, the Surrender Value is $11,771.69.

Specified Value (for purposes of the Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8.5%).

a= The interest rate swap published by the Federal Reserve Board two days before the date the allocation to the GTO was made. If no interest rate swap is available for this date, then the most recent available rate prior to that date will be used.

b= The interest rate swap published by the Federal Reserve Board two days before the date of the withdrawal, transfer or other distribution giving rise to a Market Value Adjustment. If no interest rate swap is available for this date, then the most recent available rate prior to that date will be used.

d=   The number of days remaining in the Guaranteed Term.

The table set forth below illustrates the impact of a Market Value Adjustment applied upon a full surrender of a 10-year GTO allocation, at various stages of the corresponding Guaranteed Term. These figures assume a $10,000 allocation to the 10-year GTO on the last day of a calendar quarter. These figures assume a Specified Interest Rate of 8.5% on the date the allocation to the GTO was made. These figures are based on a 10-year CMT Rate of 8% in effect on the date the allocation to the GTO was made (a in the Market Value Adjustment Formula) and varying current yield CMT Rates shown in the first column (b in the Market Value Adjustment Formula).

--------------------------------------------------------------------------------------------------
                     TIME REMAINING TO THE
                     END OF THE GUARANTEED    SPECIFIED VALUE    MARKET VALUE         MARKET
  CURRENT YIELD              TERM                                 ADJUSTMENT          VALUE
--------------------------------------------------------------------------------------------------
      12.00%                9 Years                $10,850           -29.35%            $7,665
--------------------------------------------------------------------------------------------------
                            7 Years                $12,776          -23.68%             $9,751
--------------------------------------------------------------------------------------------------
                            5 Years                $15,040          -17.56%            $12,399
--------------------------------------------------------------------------------------------------
                            2 Years                $19,215          -7.43%             $17,786
--------------------------------------------------------------------------------------------------
                           180 Days                $21,733          -1.88%             $21,323
--------------------------------------------------------------------------------------------------
      10.00%                9 Years                $10,850          -16.94%             $9,012
--------------------------------------------------------------------------------------------------
                            7 Years                $12,776          -13.44%            $11,059
--------------------------------------------------------------------------------------------------
                            5 Years                $15,040          -9.80%             $13,566
--------------------------------------------------------------------------------------------------
                            2 Years                $19,215          -4.04%             $18,438
--------------------------------------------------------------------------------------------------
                           180 Days                $21,733          -1.01%             $21,513
--------------------------------------------------------------------------------------------------
      9.00%                 9 Years                $10,850          -9.84%              $9,782
--------------------------------------------------------------------------------------------------
                            7 Years                $12,776          -7.74%             $11,787
--------------------------------------------------------------------------------------------------
                            5 Years                $15,040          -5.59%             $14,199
--------------------------------------------------------------------------------------------------
                            2 Years                $19,215          -2.28%             $18,777
--------------------------------------------------------------------------------------------------
                           180 Days                $21,733          -0.57%             $21,610
--------------------------------------------------------------------------------------------------
      8.00%                 9 Years                $10,850          -2.06%             $10,627
--------------------------------------------------------------------------------------------------
                            7 Years                $12,776          -1.61%             $12,571
--------------------------------------------------------------------------------------------------
                            5 Years                $15,040          -1.15%             $14,867
--------------------------------------------------------------------------------------------------
                            2 Years                $19,215          -0.46%             $19,126
--------------------------------------------------------------------------------------------------
                           180 Days                $21,733          -0.11%             $21,708
--------------------------------------------------------------------------------------------------
      7.00%                 9 Years                $10,850           6.47%             $11,552
--------------------------------------------------------------------------------------------------
                            7 Years                $12,776           5.00%             $13,414
--------------------------------------------------------------------------------------------------
                            5 Years                $15,040           3.55%             $15,573
--------------------------------------------------------------------------------------------------
                            2 Years                $19,215           1.40%             $19,484
--------------------------------------------------------------------------------------------------
                           180 Days                $21,733           0.34%             $21,808
--------------------------------------------------------------------------------------------------
      6.00%                 9 Years                $10,850          15.84%             $12,569
--------------------------------------------------------------------------------------------------
                            7 Years                $12,776          12.11%             $14,324
--------------------------------------------------------------------------------------------------
                            5 Years                $15,040           8.51%             $16,321
--------------------------------------------------------------------------------------------------
                            2 Years                $19,215           3.32%             $19,853
--------------------------------------------------------------------------------------------------
                           180 Days                $21,733           0.81%             $21,909
--------------------------------------------------------------------------------------------------
      4.00%                 9 Years                $10,850          37.45%             $14,914
--------------------------------------------------------------------------------------------------
                            7 Years                $12,776          28.07%             $16,362
--------------------------------------------------------------------------------------------------
                            5 Years                $15,040          19.33%             $17,948
--------------------------------------------------------------------------------------------------
                            2 Years                $19,215           7.32%             $20,623
--------------------------------------------------------------------------------------------------
                           180 Days                $21,733           1.76%             $22,115
--------------------------------------------------------------------------------------------------

================================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                                   FORM 10-K

                               -----------------

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934

                  For the fiscal year ended December 31, 2004

                                      or

[_] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
    EXCHANGE ACT OF 1934

                For the transition period from ______ to ______

                        Commission File Number: 2-64559

                               -----------------

                       NATIONWIDE LIFE INSURANCE COMPANY
            (Exact name of registrant as specified in its charter)

                               -----------------

                        Ohio                   31-4156830
                  (State or other            (IRS Employer
                  jurisdiction of         Identification No.)
                  incorporation or
                   organization)

               One Nationwide Plaza,
                   Columbus, Ohio                43215
               (Address of principal           (Zip Code)
                 executive offices)

                                (614) 249-7111
             (Registrant's telephone number, including area code)

                                      N/A
  (Former name, former address and former fiscal year, if changed since last report)

                               -----------------

         Securities registered pursuant to Section 12 (b) of the Act:
                                     None

         Securities registered pursuant to Section 12 (g) of the Act:
                                     None

                               -----------------

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                Yes [X]  No [_]

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this From 10-K or any amendment to this Form 10-K. [X]

Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Exchange Act).

                                Yes [_]  No [X]

Aggregate market value of the registrant's voting common equity held by nonaffiliates on June 30, 2004 computed by reference to the closing sale price per share of the registrant's Class A common stock on the New York Stock Exchange as of June 30, 2004: $0.

Indicate the number of shares outstanding of each of the issuer's classes of common stock as of the latest practicable date.

As of February 21, 2005, the registrant had 3,814,779 shares outstanding of its common stock (par value $1 per share).

The Registrant meets the conditions set forth in General Instruction I(1)(a) and (b) of Form 10-K and is therefore filing this Form with the reduced disclosure format.

================================================================================

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

                                   FORM 10-K

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004

                               TABLE OF CONTENTS

PART I......................................................................................................   1

   ITEM 1 Business..........................................................................................   1

   ITEM 2 Properties........................................................................................   6

   ITEM 3 Legal Proceedings.................................................................................   6

   ITEM 4 Submission of Matters to a Vote of Security Holders...............................................   8

PART II.....................................................................................................   9

   ITEM 5 Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity
          Securities........................................................................................   9

   ITEM 6 Selected Consolidated Financial Data..............................................................   9

   ITEM 7 Management's Narrative Analysis of the Results of Operations......................................  10

   ITEM 7A Quantitative and Qualitative Disclosures About Market Risk.......................................  34

   ITEM 8 Consolidated Financial Statements and Supplementary Data..........................................  41

   ITEM 9 Changes in and Disagreements with Accountants on Accounting and Financial Disclosure..............  41

   ITEM 9A Controls and Procedures..........................................................................  41

   ITEM 9B Other Information................................................................................  41

PART III....................................................................................................  42

   ITEM 10 Directors and Executive Officers of the Registrant...............................................  42

   ITEM 11 Executive Compensation...........................................................................  42

   ITEM 12 Security Ownership of Certain Beneficial Owners and Management...................................  42

   ITEM 13 Certain Relationships and Related Transactions...................................................  42

   ITEM 14 Principal Accounting Fees and Services...........................................................  42

PART IV.....................................................................................................  44

   ITEM 15 Exhibits, Financial Statement Schedules..........................................................  44

SIGNATURES..................................................................................................  49

CERTIFICATIONS..............................................................................................

CONSOLIDATED FINANCIAL STATEMENTS...........................................................................

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM..................................................... F-1

CONSOLIDATED STATEMENTS OF INCOME........................................................................... F-2

CONSOLIDATED BALANCE SHEETS................................................................................. F-3

CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY............................................................. F-4

CONSOLIDATED STATEMENTS OF CASH FLOWS....................................................................... F-5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.................................................................. F-6

                                    PART I

ITEM 1  Business

Overview

Nationwide Life Insurance Company (NLIC, or collectively with its subsidiaries, the Company) was incorporated in 1929 and is an Ohio stock legal reserve life insurance company.

The Company is a member of the Nationwide group of companies (Nationwide), which is comprised of Nationwide Mutual Insurance Company (NMIC) and all of its subsidiaries and affiliates.

All of the outstanding shares of NLIC's common stock are owned by Nationwide Financial Services, Inc. (NFS), a holding company formed by Nationwide Corporation (Nationwide Corp.), a majority-owned subsidiary of NMIC.

Wholly-owned subsidiaries of NLIC as of December 31, 2004 include Nationwide Life and Annuity Insurance Company (NLAIC) and Nationwide Investment Services Corporation (NISC). NLAIC offers universal life insurance, variable universal life insurance, corporate-owned life insurance (COLI) and individual annuity contracts on a non-participating basis. NISC is a registered broker/dealer.

The Company is a leading provider of long-term savings and retirement products in the United States of America (U.S.). The Company develops and sells a diverse range of products including individual annuities, private and public group retirement plans, other investment products sold to institutions, life insurance and advisory services. The Company sells its products through a diverse distribution network. Unaffiliated entities that sell the Company's products to their own customer bases include independent broker/dealers, financial institutions, wirehouse and regional firms, pension plan administrators, life insurance specialists and representatives of certain certified public accounting firms. Representatives of affiliates who market products directly to a customer base include Nationwide Retirement Solutions, Inc. (NRS), Nationwide Financial Network (NFN, formerly referred to as Nationwide Provident) producers and TBG Insurance Services Corporation (TBG Financial). The Company also distributes products through the agency distribution force of its ultimate parent, NMIC. The Company believes its diverse range of competitive product offerings and strong distributor relationships position it to compete effectively in the rapidly growing retirement savings market under various economic conditions.

Business Segments

During the second quarter of 2004, the Company reorganized its segment reporting structure and now reports four segments: Individual Investments, Retirement Plans, Individual Protection, and Corporate and Other. The Company has reclassified segment results for all prior periods presented to be consistent with the new reporting structure.

The Individual Investments segment consists of individual The BEST of AMERICA(R) and private label deferred variable annuity products, deferred fixed annuity products, income products, and advisory services program revenues and expenses. This segment differs from the former Individual Annuity segment due to the addition of the advisory services program results. Individual deferred annuity contracts provide the customer with tax-deferred accumulation of savings and flexible payout options including lump sum, systematic withdrawal or a stream of payments for life. In addition, individual variable annuity contracts provide the customer with access to a wide range of investment options and asset protection in the event of an untimely death, while fixed annuity contracts generate a return for the customer at a specified interest rate fixed for prescribed periods.

The Retirement Plans segment is comprised of the Company's private- and public-sector retirement plans businesses. This segment differs from the former Institutional Products segment because it no longer includes the results of the structured products and medium-term note (MTN) businesses. The private sector includes Internal Revenue Code (IRC) Section 401(k) business and the public sector includes IRC Section 457 and Section 401(a) business, both in the form of fixed and variable annuities.

The Individual Protection segment consists of investment life insurance products, including individual variable, COLI and BOLI products, traditional life insurance products and universal life insurance. This segment is unchanged from the former Life Insurance segment. Life insurance products provide a death benefit and generally allow the customer to build cash value on a tax-advantaged basis.

                                      1

The Corporate and Other segment includes certain structured products business, the MTN program, net investment income not allocated to product segments, periodic net coupon settlements on non-qualifying derivatives, unallocated expenses, interest expense on debt, revenue and expenses of the Company's non-insurance subsidiaries not reported in other segments, and realized gains and losses related to securitizations. This segment differs from the former Corporate segment as it now includes results from the structured products and MTN businesses, but no longer includes results from the advisory services program.

Additional information related to the Company's business segments is included in Note 20 to the consolidated financial statements included in the F pages of this report.

Reinsurance

The Company follows the industry practice of reinsuring a portion of its life insurance and annuity risks with other companies in order to reduce net liability on individual risks, to provide protection against large losses and to obtain greater diversification of risks. The maximum amount of individual ordinary life insurance retained by the Company on any one life is $5.0 million. The Company cedes insurance primarily on an automatic basis, under which risks are ceded to a reinsurer on specific blocks of business where the underlying risks meet certain predetermined criteria and on a facultative basis, under which the reinsurer's prior approval is required for each risk reinsured. The Company also cedes insurance on a case-by-case basis particularly where the Company may be writing new risks or is unwilling to retain the full costs associated with new lines of business. The Company maintains catastrophic reinsurance coverage to protect against large losses related to a single event. The ceding of risk does not discharge the original insurer from its primary obligation to the policyholder. The Company has entered into reinsurance contracts with certain unaffiliated reinsurers to cede a portion of its general account life, annuity and health business. Total amounts recoverable under these reinsurance contracts include ceded reserves, paid and unpaid claims, and certain other amounts and totaled $894.3 million and $713.5 million as of December 31, 2004 and 2003, respectively. Under the terms of the contracts, specified assets have been placed in trusts as collateral for the recoveries. The trust assets are invested in investment grade securities, the fair value of which must at all times be greater than or equal to 100% or 102% of the reinsured reserves, as outlined in each of the underlying contracts. The Company has no other material reinsurance arrangements with unaffiliated reinsurers. The Company's only material reinsurance agreements with affiliates are the modified coinsurance agreements pursuant to which NLIC ceded to other members of Nationwide all of its accident and health insurance business not ceded to unaffiliated reinsurers, as described in Note 16 to the consolidated financial statements included in the F pages of this report.

Ratings

Ratings with respect to claims-paying ability and financial strength have become an increasingly important factor in establishing the competitive position of insurance companies. Ratings are important to maintaining public confidence in the Company and its ability to market its annuity and life insurance products. Rating agencies continually review the financial performance and condition of insurers, including the Company. Any lowering of the Company's ratings could have a material adverse effect on the Company's ability to market its products and could increase the rate of surrender of the Company's products. Both of these consequences could, depending upon the extent thereof, have a material adverse effect on the Company's liquidity and, under certain circumstances, net income. NLIC and NLAIC each have financial strength ratings of "A+" (Superior) from A.M. Best Company, Inc. (A.M. Best), and their claims-paying ability/financial strength are rated "Aa3" (Excellent) by Moody's Investors Service, Inc. (Moody's) and "AA-" (Very Strong) by Standard & Poor's Rating Services (S&P).

The foregoing ratings reflect each rating agency's opinion of NLIC's and NLAIC's financial strength, operating performance and ability to meet their obligations to policyholders and are not evaluations directed toward the protection of investors. Such factors are of concern to policyholders, agents and intermediaries. Furthermore, rating agencies utilize proprietary capital adequacy models to establish ratings for NLIC and NLAIC. The Company is at risk to changes in these models and the impact that changes in the underlying business in which it is engaged can have on such models. To mitigate this risk, the Company maintains regular communications with the rating agencies, performs evaluations using such capital adequacy models, and considers such models in the design of its products and transactions to minimize the adverse impact of this risk.

The Company's financial strength is also reflected in the ratings of commercial paper, which is rated "AMB-1" by A.M. Best, "P-1" by Moody's and "A-1+" by S&P.

                                      2

Competition

The Company competes with a large number of other insurers as well as non-insurance financial services companies, such as banks, broker/dealers and mutual funds, some of whom have greater financial resources, offer alternative products and, with respect to other insurers, have higher ratings than the Company. Competition in the Company's lines of business primarily is based on price, product features, commission structure, perceived financial strength, claims-paying ratings, customer and producer service, and name recognition.

On November 12, 1999, the Gramm-Leach-Bliley Act (the Act) was signed. The Act modernizes the regulatory framework for financial services in the U. S., allowing banks, securities firms and insurance companies to affiliate more directly than previously permitted. While the Act facilitates these affiliations, the Company does not believe that it has experienced a competitive disadvantage from any competitors that have acquired, or been acquired by, a banking entity under authority of the Act. Nevertheless, it is not possible to anticipate whether such affiliations might occur in a manner that negatively impacts the Company's competitive position in the future.

Regulation

General Regulation at State Level

NLIC and NLAIC, as with other insurance companies, are subject to regulation by the states in which they are domiciled and/or transact business. Most states have enacted legislation that requires each insurance holding company and each insurance company in an insurance holding company system to register with the insurance regulatory authority of the insurance company's state of domicile and annually furnish financial and other information concerning the operations of companies within the holding company system that materially affect the operations, management or financial condition of the insurers within such system. In many cases, under such laws, a state insurance authority must approve in advance the direct or indirect acquisition of 10% or more of the voting securities of an insurance company domiciled in its state. NLIC and NLAIC are subject to the insurance holding company laws in the State of Ohio. Under such laws, all transactions within an insurance holding company system affecting insurers must be fair and equitable, and each insurer's policyholder surplus following any such transaction must be both reasonable in relation to its outstanding liabilities and adequate for its needs. The State of Ohio insurance holding company laws also require prior notice or regulatory approval of the change of control of an insurer or its holding company and of material intercorporate transfers of assets within the holding company structure.

In addition, the laws of the various states establish regulatory agencies with broad administrative powers to approve, among other things, policy forms, grant and revoke licenses to transact business, regulate trade practices, license agents, require statutory financial statements, limit the amount of dividends and other payments that may be paid by insurance companies without prior approval, and impose restrictions on the type and amount of investments permitted. These regulations are primarily intended to protect policyholders rather than shareholders. The Company cannot predict the effect that any proposed or future legislation may have on the financial condition or results of operations of the Company.

Insurance companies are required to file detailed annual and quarterly statutory financial statements with state insurance regulators in each of the states in which they do business, and their business and accounts are subject to examination by such agencies at any time. In addition, insurance regulators periodically examine an insurer's financial condition, adherence to statutory accounting practices and compliance with insurance department rules and regulations. Applicable state insurance laws, rather than federal bankruptcy laws, apply to the liquidation or restructuring of insurance companies.

As part of their routine regulatory oversight process, state insurance departments periodically conduct detailed examinations of the books, records and accounts of insurance companies domiciled in their states. Such examinations are generally conducted in cooperation with the insurance departments of multiple states under guidelines promulgated by the National Association of Insurance Commissioners (NAIC). The most recently completed examinations of NLIC and NLAIC were conducted by the Ohio Department of Insurance (ODI) for the five-year period ended December 31, 2001. These examinations did not result in any significant issues or adjustments.

                                      3

In recent years, a number of life and annuity insurers have been the subject of regulatory proceedings and litigation relating to alleged improper life insurance pricing and sales practices. Some of these insurers have incurred or paid substantial amounts in connection with the resolution of such matters. In addition, state insurance regulatory authorities regularly make inquiries, hold investigations and administer market conduct examinations with respect to insurers' compliance with applicable insurance laws and regulations. NLIC and NLAIC are currently undergoing regulatory market conduct examinations in five states. NLIC and NLAIC continuously monitor sales, marketing and advertising practices and related activities of their agents and personnel and provide continuing education and training in an effort to ensure compliance with applicable insurance laws and regulations. There can be no assurance that any non-compliance with such applicable laws and regulations would not have a material adverse effect on the Company.

The NAIC adopted model legislation in December 2004, implementing new disclosure requirements with respect to compensation of insurance producers. The model legislation requires that insurance producers obtain the consent of the insured and disclose to the insured, where such producers receive any compensation from the insured, the amount of compensation from the insurer. In those cases where the contingent commission is not known, producers would be required to provide a reasonable estimate of the amount and method for calculating such compensation. Producers who represent companies and do not receive compensation from the insured would have a duty to disclose that relationship in certain circumstances. The NAIC directed its task force on broker activities to give further consideration to the development of additional requirements for the model legislation, such as recognition of a fiduciary responsibility of producers, disclosure of all quotes received by a broker, and disclosures relating to agent-owned reinsurance arrangements. There can be no assurance that the model legislation will be adopted by any particular states, nor can the Company be certain how such legislation or regulation, if adopted, would impact the Company's results of operations or financial position.

Regulation of Dividends and Other Payments

State insurance laws generally restrict the ability of insurance companies to pay cash dividends and make other payments in excess of certain prescribed limitations without prior approval. Further discussion about such restrictions and dividend capacity is provided in Note 13 to the consolidated financial statements included in the F pages to this report and hereby is incorporated by reference.

Risk-Based Capital Requirements

In order to enhance the regulation of insurer solvency, the NAIC has adopted a model law to implement risk-based capital (RBC) requirements for life insurance companies. The requirements are designed to monitor capital adequacy and to raise the level of protection that statutory surplus provides for policyholders. The model law measures four major areas of risk facing life insurers: (i) the risk of loss from asset defaults and asset value fluctuation;
(ii) the risk of loss from adverse mortality and morbidity experience; (iii) the risk of loss from mismatching of asset and liability cash flow due to changing interest rates; and (iv) business risks. Insurers having less statutory surplus than required by the RBC model formula will be subject to varying degrees of regulatory action depending on the level of capital inadequacy.

Based on the formula adopted by the NAIC, the adjusted capital of NLIC and NLAIC exceeded the levels at which they would be required to take corrective action by a substantial amount as of December 31, 2004.

Assessments Against and Refunds to Insurers

Insurance guaranty association laws exist in all states, the District of Columbia and the Commonwealth of Puerto Rico. Insurers doing business in any of these jurisdictions can be assessed for policyholder losses incurred by insolvent insurance companies. The amount and timing of any future assessment on or refund to NLIC and its insurance subsidiaries under these laws cannot be reasonably estimated and are beyond the control of NLIC and its insurance subsidiaries. A large part of the assessments paid by NLIC and its insurance subsidiaries pursuant to these laws may be used as credits for a portion of NLIC and its insurance subsidiaries' premium taxes. For the years ended December 31, 2004, 2003 and 2002, the Company received net premium tax refunds of $0.6 million, less than $0.1 million and $1.4 million, respectively.

                                      4

Securities Laws

NLIC and NLAIC, and certain policies and contracts offered by these companies, are subject to regulation under the federal securities laws administered by the U.S. Securities and Exchange Commission (SEC) and under certain state securities laws. Certain separate accounts of NLIC and NLAIC are registered as investment companies under the Investment Company Act of 1940, as amended (Investment Company Act). Separate account interests under certain variable annuity contracts and variable insurance policies issued by NLIC and NLAIC are also registered under the Securities Act of 1933, as amended. NLIC and NLAIC are registered as broker/dealers under the Securities Exchange Act of 1934, as amended (Securities Exchange Act), and are members of, and subject to regulation by, the National Association of Securities Dealers (NASD).

NLIC and NLAIC are investment advisors registered under the Investment Advisors Act of 1940, as amended. The investment companies managed by such subsidiaries are registered with the SEC under the Investment Company Act, and the shares of certain of these entities are qualified for sale in certain states in the U.S. and the District of Columbia. A subsidiary of the Company is registered with the SEC as a transfer agent. Certain subsidiaries of the Company are also subject to the SEC's net capital rules.

All aspects of the investment advisory activities of NLIC and NLAIC are subject to applicable federal and state laws and regulations in the jurisdictions in which they conduct business. These laws and regulations are primarily intended to benefit investment advisory clients and investment company shareholders and generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the carrying on of business for failure to comply with such laws and regulations. In such event, the possible sanctions which may be imposed include the suspension of individual employees, limitations on the activities in which the investment advisor may engage, suspension or revocation of the investment advisor's registration as an advisor, censure and fines.

ERISA Considerations

On December 13, 1993, the U.S. Supreme Court issued its opinion in John Hancock Mutual Life Insurance Company v. Harris Trust and Savings Bank, holding that certain assets in excess of amounts necessary to satisfy guaranteed obligations held by Hancock in its general account under a participating group annuity contract are "plan assets" and therefore subject to certain fiduciary obligations under the Employee Retirement Income Security Act of 1974, as amended (ERISA). ERISA requires that fiduciaries perform their duties solely in the interest of ERISA plan participants and beneficiaries, and with the care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Court imposed ERISA fiduciary obligations to the extent that the insurer's general account is not reserved to pay benefits under guaranteed benefit policies (i.e. benefits whose value would not fluctuate in accordance with the insurer's investment experience).

The U.S. Secretary of Labor issued final regulations on January 5, 2000, providing guidance for the purpose of determining, in cases where an insurer issues one or more policies backed by the insurer's general account to or for the benefit of an employee benefit plan, which assets of the insurer constitute plan assets for purposes of ERISA and the IRC. The regulations apply only with respect to a policy issued by an insurer to an ERISA plan on or before December 31, 1998. In the case of such a policy, most provisions of the regulations are applicable on July 5, 2001. Generally, where the basis of a claim is that insurance company general account assets constitute plan assets, no person will be liable under ERISA or the IRC for conduct occurring prior to July 5, 2001. However, certain provisions under the final regulations are applicable as follows: (1) certain contract termination features became applicable on January 5, 2000 if the insurer engages in certain unilateral actions; and (2) the initial and separate account disclosure provisions became applicable July 5, 2000. New policies issued after December 31, 1998 which are not guaranteed benefit policies subject the issuer to ERISA fiduciary obligations.

On September 19, 2002, the Second Circuit U.S. Court of Appeals held that Hancock, by following the terms of the contract, did not violate its fiduciary duty when it refused to rollover free funds or revalue plan liabilities. However, the court said it did violate fiduciary duties by exercising "discretionary management" decisions in matters not addressed by the contract, which included investment of plan funds in its general account and allocation of the returns on investments and expenses among its client accounts.

                                      5

Potential Tax Legislation

United States Federal income tax payable by policyholders on investment earnings is deferred during the accumulation period of certain life insurance and annuity products. This favorable tax treatment may give certain of NLIC's products a competitive advantage over other non-insurance products. The Jobs and Growth Tax Relief Reconciliation Act of 2003 reduces the federal income tax rates applicable to certain dividends and capital gains realized by individuals. The American Jobs Creation Act of 2004 has modified and codified the rules applicable to nonqualified deferred compensation plans, a market in which NLIC provides products. This legislation may lessen the competitive advantage of certain of NLIC's products compared to other investments that generate dividend and/or capital gain income. As a result, demand for certain of NLIC's products that offer income tax deferral may be negatively impacted.

The U.S. Congress has, from time to time, considered possible legislation that would eliminate many of the tax benefits currently afforded to annuity products. In fact, the Bush administration has made proposals to establish several new types of tax-advantaged retirement and life savings accounts, each of which, if enacted as proposed, could materially reduce the tax advantages of purchasing variable annuity and cash value life insurance products as compared to other investment vehicles. Although the proposals were not enacted in 2004, those proposals, or other similar proposals, could be introduced for enactment in future periods.

Available Information

The Company files Current Reports on Form 8-K, Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and other reports electronically with the SEC, which are available on the SEC's web site (http://www.sec.gov). The Company also provides electronic and/or paper copies, free of charge, of its Current Reports on Form 8-K, Quarterly Reports on Form 10-Q, Annual Reports on Form
10-K and other reports filed electronically with the SEC. Requests for copies should be made to Mark Barnett, Vice President - Investor Relations, One Nationwide Plaza, Columbus, Ohio 43215-2220, or via telephone at (614) 677-5331.

ITEM 2  Properties

Pursuant to an arrangement between NMIC and certain of its subsidiaries, during 2004 the Company leased on average approximately 911,000 square feet of office space in the three building home office complex and in other offices in central Ohio. The Company believes that its present facilities are adequate for the anticipated needs of the Company.

ITEM 3  Legal Proceedings

The Company is a party to litigation and arbitration proceedings in the ordinary course of its business. It is not possible to determine the ultimate outcome of the pending investigations and legal proceedings or to provide reasonable ranges of potential losses. Some of the matters referred to below are in very preliminary stages, and the Company does not have sufficient information to make an assessment of plaintiffs' claims for liability or damages. In some of the cases seeking to be certified as class actions, the court has not yet decided whether a class will be certified or (in the event of certification) the size of the class and class period. In many of the cases, plaintiffs are seeking undefined amounts of damages or other relief, including punitive damages and equitable remedies, that are difficult to quantify and cannot be defined based on the information currently available. The Company does not believe, based on information currently known by the Company's management, that the outcomes of such pending investigations and legal proceedings are likely to have a material adverse effect on the Company's consolidated financial position. However, given the large and/or indeterminate amounts sought in certain of these matters and inherent unpredictability of litigation, it is possible that an adverse outcome in certain matters could have a material adverse effect on the Company's consolidated financial results in a particular quarterly or annual period.

In recent years, life insurance companies have been named as defendants in lawsuits, including class action lawsuits relating to life insurance and annuity pricing and sales practices. A number of these lawsuits have resulted in substantial jury awards or settlements.

                                      6

The financial services industry, including mutual fund, variable annuity, life insurance and distribution companies, has also been the subject of increasing scrutiny by regulators, legislators and the media over the past two years. Numerous regulatory agencies, including the SEC, the NASD and the New York State Attorney General, have commenced industry-wide investigations regarding late trading and market timing in connection with mutual funds and variable insurance contracts, and have commenced enforcement actions against some mutual fund and life insurance companies on those issues. The Company has been contacted by the SEC and the New York State Attorney General, who are investigating market timing in certain mutual funds offered in insurance products sponsored by the Company. The Company is cooperating with this investigation and is responding to information requests.

In addition, state and federal regulators have commenced investigations or other proceedings relating to compensation and bidding arrangements and possible anti-competitive activities between insurance producers and brokers and issuers of insurance products, and unsuitable sales by producers on behalf of either the issuer or the purchaser. Also under investigation are compensation arrangements between the issuers of variable insurance contracts and mutual funds or their affiliates. Related investigations and proceedings may be commenced in the future. The Company has been contacted by regulatory agencies and state attorneys general for information relating to these investigations into compensation and bidding arrangements, anti-competitive activities and unsuitable sales practices. The Company is cooperating with regulators in connection with these inquiries. NMIC, NFS' ultimate parent, has been contacted by certain regulators for information on these issues with respect to its operations and the operations of its subsidiaries, including the Company. The Company will cooperate with NMIC in responding to these inquiries to the extent that any inquiries encompass its operations.

These proceedings are expected to continue in the future, and could result in legal precedents and new industry-wide legislation, rules and regulations that could significantly affect the financial services industry, including life insurance and annuity companies. These proceedings could also affect the outcome of one or more of the Company's litigation matters.

On April 13, 2004, NLIC was named in a class action lawsuit filed in Circuit Court, Third Judicial Circuit, Madison County, Illinois, entitled Woodbury v. Nationwide Life Insurance Company. The plaintiff purports to represent a class of persons in the United States who, through their ownership of a Nationwide annuity or insurance product, held units of any Nationwide sub-account invested in mutual funds which included foreign securities in their portfolios and which allegedly experienced market timing trading activity. The complaint contains allegations of negligence, reckless indifference and breach of fiduciary duty. The plaintiff seeks to recover compensatory and punitive damages in an amount not to exceed $75,000 per plaintiff or class member. NLIC removed this case to the United States District Court for the Southern District of Illinois on June 1, 2004. The plaintiffs moved to remand on June 28, 2004. On July 12, 2004, NLIC filed a memorandum opposing remand and requesting a stay pending the resolution of an unrelated case covering similar issues, which is an appeal from a decision of the same District Court remanding a removed market timing case to an Illinois state court. On July 30, 2004, the U.S. District Court granted NLIC's request for a stay pending a decision by the Seventh Circuit on the unrelated case mentioned above. On December 27, 2004, the case was transferred to the United States District Court for the District of Maryland and included in the multi-district proceeding there entitled In Re Mutual Funds Investment Litigation. This lawsuit is in a preliminary stage, and NLIC intends to defend it vigorously.

On January 21, 2004, the Company was named in a lawsuit filed in the United States District Court for the Northern District of Mississippi entitled United Investors Life Insurance Company v. Nationwide Life Insurance Company and/or Nationwide Life Insurance Company of America and/or Nationwide Life and Annuity Insurance Company and/or Nationwide Life and Annuity Company of America and/or Nationwide Financial Services, Inc. and/or Nationwide Financial Corporation, and John Does A-Z. In its complaint, plaintiff United Investors alleges that the Company and/or its affiliated life insurance companies caused the replacement of variable insurance policies and other financial products issued by United Investors with policies issued by the Nationwide defendants. The plaintiff raises claims for (1) violations of the Federal Lanham Act, and common law unfair competition and defamation, (2) tortious interference with the plaintiff's contractual relationship with Waddell & Reed, Inc. and/or its affiliates, Waddell & Reed Financial, Inc., Waddell & Reed Financial Services, Inc. and W&R Insurance Agency, Inc., or with the plaintiff's contractual relationships with its variable policyholders, (3) civil conspiracy, and (4) breach of fiduciary duty. The complaint seeks compensatory damages, punitive damages, pre- and post-judgment interest, a full accounting, a constructive trust, and costs and disbursements, including attorneys' fees. The Company filed a motion to dismiss the complaint on June 1, 2004. On February 8, 2005 the court denied the motion to dismiss. The Company intends to defend this lawsuit vigorously.

                                      7

On October 31, 2003, NLIC was named in a lawsuit seeking class action status filed in the United States District Court for the District of Arizona entitled Robert Helman et al v. Nationwide Life Insurance Company et al. The suit challenges the sale of deferred annuity products for use as investments in tax-deferred contributory retirement plans. On April 8, 2004, the plaintiff filed an amended class action complaint on behalf of all persons who purchased an individual variable deferred annuity contract or a certificate to a group variable annuity contract issued by NLIC or Nationwide Life and Annuity Insurance Company (NLAIC) which were allegedly used to fund certain tax-deferred retirement plans. The amended class action complaint seeks unspecified compensatory damages. NLIC filed a motion to dismiss the complaint on May 24, 2004. On July 27, 2004, the court granted NLIC's motion to dismiss. The plaintiff has appealed that dismissal to the United States Court of Appeals for the Ninth Circuit. NLIC intends to defend this lawsuit vigorously.

On May 1, 2003, NLIC was named in a class action lawsuit filed in the United States District Court for the Eastern District of Louisiana entitled Edward Miller, Individually, and on behalf of all others similarly situated, v. Nationwide Life Insurance Company. The complaint alleges that in 2001, plaintiff Edward Miller purchased three group modified single premium variable annuities issued by NLIC. The plaintiff alleges that NLIC represented in its prospectus and promised in its annuity contracts that contract holders could transfer assets without charge among the various funds available through the contracts, that the transfer rights of contract holders could not be modified and that NLIC's expense charges under the contracts were fixed. The plaintiff claims that NLIC has breached the contracts and violated federal securities laws by imposing trading fees on transfers that were supposed to have been without charge. The plaintiff seeks compensatory damages and rescission on behalf of himself and a class of persons who purchased this type of annuity or similar contracts issued by NLIC between May 1, 2001 and April 30, 2002 inclusive and were allegedly damaged by paying transfer fees. NLIC's motion to dismiss the complaint was granted by the District Court on October 28, 2003. The plaintiff appealed that dismissal to the United States Court of Appeals for the Fifth Circuit. On November 22, 2004, the Fifth Circuit Court of Appeals affirmed the judgment of the District Court dismissing the complaint. The time for further appeal by the plaintiff has expired.

On August 15, 2001, the Company was named in a lawsuit filed in the United States District Court for the District of Connecticut entitled Lou Haddock, as trustee of the Flyte Tool & Die, Incorporated Deferred Compensation Plan, et al
v. Nationwide Financial Services, Inc. and Nationwide Life Insurance Company. The plaintiffs first amended their complaint on September 5, 2001 to include class action allegations and have subsequently amended their complaint three times. As amended, in the current complaint the plaintiffs seek to represent a class of ERISA qualified retirement plans that purchased variable annuities from NLIC. The plaintiffs allege that they invested ERISA plan assets in their variable annuity contracts and that the Company breached ERISA fiduciary duties by allegedly accepting service payments from certain mutual funds. The complaint seeks disgorgement of some or all of the payments allegedly received by the Company, other unspecified relief for restitution, declaratory and injunctive relief, and attorneys' fees. On December 13, 2001, the plaintiffs filed a motion for class certification. The plaintiffs filed a supplement to that motion on September 19, 2003. The Company opposed that motion on December 24, 2003. On July 6, 2004, the Company filed a Revised Memorandum in Support of Summary Judgment. The plaintiffs have opposed that motion. The Company intends to defend this lawsuit vigorously.

ITEM 4  Submission of Matters to a Vote of Security Holders

Omitted due to reduced disclosure format.

                                      8

                                    PART II

ITEM 5 Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

There is no established public trading market for NLIC's shares of common stock. All 3,814,779 shares of NLIC's common stock issued and outstanding are owned by NFS. NLIC did not repurchase any shares of its common stock or sell any unregistered shares of its common stock during 2004.

NLIC declared and paid to NFS $125.0 million, $60.0 million and $35.0 million in cash dividends during 2004, 2003 and 2002, respectively. NLIC paid to NFS a non-cash dividend in the form of all of the common stock of Nationwide Securities, Inc., valued at $10.0 million, in 2002. In addition, NLIC sought and obtained prior regulatory approval from the ODI to return to NFS $100.0 million and $475.0 million of capital during 2003 and 2002, respectively. There was no return of capital to NFS during 2004. On March 1, 2005, NLIC paid a $25.0 million dividend to NFS.

NLIC currently does not have a formal dividend policy.

Refer to Part I, Item 1 - Business - Regulation - Regulation of Dividends and Other Payments and Note 13 to the consolidated financial statements included in the F page of this report for information regarding dividend restrictions.

ITEM 6  Selected Consolidated Financial Data

Omitted due to reduced disclosure format.

                                      9

ITEM 7  Management's Narrative Analysis of the Results of Operations

Forward-Looking Information

The information included herein contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the results of operations and businesses of Nationwide Life Insurance Company and its subsidiaries (NLIC, or collectively, the Company). These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward-looking statements include, among others, the following possibilities:

    (i)The potential impact on the Company's reported net income and related disclosures that could result from the adoption of certain accounting and/or financial reporting standards issued by the Financial Accounting Standards Board (FASB), Public Company Accounting Oversight Board or other standard-setting bodies;

   (ii)Tax law changes impacting the tax treatment of life insurance and investment products;

  (iii)Repeal of the federal estate tax;

   (iv)Heightened competition, including specifically the intensification of price competition, the entry of new competitors and the development of new products by new and existing competitors;

    (v)Adverse state and federal legislation and regulation, including limitations on premium levels, increases in minimum capital and reserves, and other financial viability requirements; restrictions on mutual fund distribution payment arrangements such as revenue sharing and 12b-1 payments; and regulation changes resulting from industry practice investigations;

   (vi)Failure to expand distribution channels in order to obtain new customers or failure to retain existing customers;

  (vii)Inability to carry out marketing and sales plans, including, among others, development of new products and/or changes to certain existing products and acceptance of the new and/or revised products in the market;

 (viii)Changes in interest rates and the equity markets causing a reduction of investment income and/or asset fees; an acceleration of the amortization of deferred policy acquisition costs (DAC); reduction in the value of the Company's investment portfolio or separate account assets; or a reduction in the demand for the Company's products;

   (ix)General economic and business conditions which are less favorable than expected;

    (x)Competitive, regulatory or tax changes that affect the cost of, or demand for, the Company's products;

   (xi)Unanticipated changes in industry trends and ratings assigned by nationally recognized rating organizations;

  (xii)Deviations from assumptions regarding future persistency, mortality, morbidity and interest rates used in calculating reserve amounts and in pricing the Company's products; and

 (xiii)Adverse litigation results and/or resolution of litigation and/or arbitration or investigation results.

                                      10

Introduction

Following is management's narrative analysis of the results of operations of Nationwide Life Insurance Company and its subsidiaries for the three years ended December 31, 2004. This discussion should be read in conjunction with the consolidated financial statements and related notes beginning on page F-1 of this report.

The Company is a leading provider of long-term savings and retirement products in the United States of America and is a wholly-owned subsidiary of Nationwide Financial Services, Inc. (NFS). The Company develops and sells a diverse range of products including individual annuities, private and public group retirement plans, other investment products sold to institutions, life insurance and advisory services.

Critical Accounting Policies and Recently Issued Accounting Standards

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses for the reporting period. Actual results could differ significantly from those estimates.

The most critical estimates include those used in determining DAC for investment products and universal life insurance products, impairment losses on investments, valuation allowances for mortgage loans on real estate, federal income taxes, and pension and other postretirement employee benefits.

Note 2 to the audited consolidated financial statements included in the F pages of this report provides a summary of significant accounting policies. Note 3 to the consolidated financial statements included in F pages of this report provides a discussion of recently issued accounting standards.

Deferred Policy Acquisition Costs for Investment Products and Universal Life Insurance Products

The Company has deferred the costs of acquiring investment products and universal life insurance products business, principally commissions, certain expenses of the policy issue and underwriting department, and certain variable sales expenses that relate to and vary with the production of new or renewal business. Investment products consist primarily of individual and group variable and fixed deferred annuities. Universal life insurance products include universal life insurance, variable universal life insurance, corporate-owned life insurance (COLI) and other interest-sensitive life insurance policies. DAC is subject to recoverability testing at the time of policy issuance and loss recognition testing at the end of each reporting period.

For investment products (principally individual and group annuities) and universal life insurance products, DAC is being amortized with interest over the lives of the policies in relation to the present value of estimated gross profits from projected interest margins, asset fees, cost of insurance, policy administration and surrender charges, less policy benefits and policy maintenance expenses. The DAC asset related to investment products and universal life insurance products is adjusted to reflect the impact of unrealized gains and losses on fixed maturity securities available-for-sale, as described in Note 2(b) to the consolidated financial statements included in the F pages of this report.

The most significant assumptions that are involved in the estimation of future gross profits include future net separate account performance, surrender/lapse rates, interest margins and mortality. The Company's long-term assumption for net separate account performance is currently 8% growth per year. If actual net separate account performance varies from the 8% assumption, the Company assumes different performance levels over the next three years such that the mean return equals the long-term assumption. This process is referred to as a reversion to the mean. The assumed net separate account return assumptions used in the DAC models are intended to reflect what is anticipated. However, based on historical returns of the Standard and Poor's (S&P) 500 Index, the Company's policy regarding the reversion to the mean process does not permit such returns to be negative or in excess of 15% during the three-year reversion period.

Changes in assumptions can have a significant impact on the amount of DAC reported for investment products and universal life insurance products and their related amortization patterns. In the event actual experience differs from assumptions or assumptions are revised, the Company is required to record an increase or decrease in DAC amortization expense (DAC unlocking), which could be significant. In general, increases in the estimated general and separate account returns result in increased expected future profitability and may lower the rate of DAC amortization, while increases in lapse/surrender and mortality assumptions reduce the expected future profitability of the underlying business and may increase the rate of DAC amortization.

                                      11

The Company evaluates the appropriateness of the individual variable annuity DAC balance within pre-set parameters. These parameters are designed to appropriately reflect the Company's long-term expectations with respect to individual variable annuity contracts while also evaluating the potential impact of short-term experience on the Company's recorded individual variable annuity DAC balance. If the recorded balance of individual variable annuity DAC falls outside of these parameters for a prescribed period of time, or if the recorded balance falls outside of these parameters and the Company determines it is not reasonably possible to get back within this period of time, assumptions are required to be unlocked and DAC is recalculated using revised best estimate assumptions. Otherwise, DAC is not unlocked to reflect updated assumptions. If DAC assumptions were unlocked and revised, the Company would continue to use the reversion to the mean process.

For other investment products and universal life insurance products, DAC is adjusted each quarter to reflect revised best estimate assumptions, including the use of a reversion to the mean methodology over the next three years as it relates to net separate account performance. Any resulting DAC unlocking adjustments are reflected currently in the consolidated statements of income.

Impairment Losses on Investments

Management regularly reviews each investment in its fixed maturity and equity securities portfolios to evaluate the necessity of recording impairment losses for other-than-temporary declines in the fair value of investments.

Under the Company's accounting policy for equity securities and debt securities that can be contractually prepaid or otherwise settled in a way that may limit the Company's ability to fully recover cost, an impairment is deemed to be other-than-temporary unless the Company has both the ability and intent to hold the investment for a reasonable period until the security's forecasted recovery and evidence exists indicating that recovery will occur in a reasonable period of time. Also, for such debt securities the Company estimates cash flows over the life of purchased beneficial interests in securitized financial assets. If the Company estimates that the fair value of its beneficial interests is not greater than or equal to its carrying value based on current information and events, and if there has been an adverse change in estimated cash flows since the last revised estimate, considering both timing and amount, then the Company recognizes an other-than-temporary impairment and writes down the purchased beneficial interest to fair value.

For other debt and equity securities, an other-than-temporary impairment charge is taken when the Company does not have the ability and intent to hold the security until the forecasted recovery or if it is no longer probable that the Company will recover all amounts due under the contractual terms of the security. Many criteria are considered during this process including, but not limited to, the current fair value as compared to amortized cost or cost, as appropriate, of the security; the amount and length of time a security's fair value has been below amortized cost or cost; specific credit issues and financial prospects related to the issuer; the Company's intent to hold or dispose of the security; and current economic conditions.

Other-than-temporary impairment losses result in a permanent reduction to the cost basis of the underlying investment.

Impairment losses are recorded on investments in long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts.

Significant changes in the factors the Company considers when evaluating investments for impairment losses, including significant deterioration in the credit worthiness of individual issuers, could result in a significant change in impairment losses reported in the consolidated financial statements.

Valuation Allowances for Mortgage Loans on Real Estate

The Company provides valuation allowances for impairments of mortgage loans on real estate based on a review by portfolio managers. Mortgage loans on real estate are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. When the Company determines that a loan is impaired, a provision for loss is established equal to the difference between the carrying value and the present value of expected future cash flows discounted at the loan's effective interest rate, or the fair value of the collateral, if the loan is collateral dependent. In addition to the valuation allowance on specific loans, the Company maintains an unallocated allowance for probable losses inherent in the loan portfolio as of the balance sheet date, but not yet specifically identified by loan. Changes in the valuation allowance are recorded in net realized gains and losses on investments, hedging instruments and hedged items. Loans in foreclosure are placed on non-accrual status. Interest received on non-accrual status mortgage loans on real estate is included in net investment income in the period received.

                                      12

The valuation allowance account for mortgage loans on real estate is maintained at a level believed adequate by the Company and reflects the Company's best estimate of probable credit losses, including losses incurred at the balance sheet date, but not yet identified by specific loan. The Company's periodic evaluation of the adequacy of the allowance for losses is based on past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of the underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors.

Significant changes in the factors the Company considers in determining the valuation allowance for mortgage loans on real estate could result in a significant change in the valuation allowance reported in the consolidated financial statements.

Federal Income Taxes

The Company provides for federal income taxes based on amounts the Company believes it ultimately will owe. Inherent in the provision for federal income taxes are estimates regarding the deductibility of certain items and the realization of certain tax credits. In the event the ultimate deductibility of certain items or the realization of certain tax credits differs from estimates, the Company may be required to significantly change the provision for federal income taxes recorded in the consolidated financial statements. Any such change could significantly affect the amounts reported in the consolidated statements of income.

Pension and Other Postretirement Employee Benefits

Pension and other postretirement employee benefits (OPEB) assumptions are revised annually in conjunction with preparation of the Company's Annual Report on Form 10-K. The 2004 pension expense for substantially all of the Company's employees and certain agents totaled $13.7 million, an increase of $0.5 million over 2003 pension expense of $13.2 million. The increase primarily was due to decreasing interest rates at the plan level, reflected in a lower discount rate. For the Company's primary pension plan, the discount rate used to value cash flows was lowered to 5.50% to determine 2004 pension expense from 6.00% used in 2003, and the long-term expected rate of return on plan assets was lowered to 7.25% for 2004 from 7.75% for 2003.

The 2004 and 2003 OPEB expense for substantially all of the Company's employees and certain agents totaled $1.1 million. The discount rate used to value cash flows was lowered to 6.10% to determine 2004 OPEB expense from 6.60% in 2003, and the long-term expected rate of return on plan assets was lowered to 7.00% for 2004 from 7.50% for 2003.

The Company employs a prospective building block approach in establishing the discount rate and the expected long-term rate of return on plan assets. This process is integrated with the determination of other economic assumptions such as salary scale. For a given measurement date, the discount rate is set by reference to the yield on high-quality corporate bonds to approximate the rate at which plan benefits could effectively be settled. For pension benefits, a downward adjustment in the discount rate is included for plan administration and other expenses likely to be charged by an insurer. Since the OPEB liability includes both claims and administration expenses, a similar downward adjustment is not appropriate for the OPEB discount rate. The historical real rate of return for the reference bonds is subtracted from the yield on these bonds to generate an assumed inflation rate. The expected real rates of return on various asset sub-classes are developed based on historic risk premiums for those sub-classes. The expected real rates of return, reduced for investment expenses, are applied to the target allocation of each asset sub-class to produce an expected real rate of return for the target portfolio. This expected real rate of return varies by plan and changes when the plan's target investment portfolio changes. The expected long-term rate of return on plan assets is the assumed inflation rate plus the expected real rate of return. This process effectively sets the expected return for the plan's portfolio at the yield for the reference bond portfolio, adjusted for expected risk premiums of the target asset portfolio. Given the prospective nature of this calculation, short-term fluctuations in the market do not impact the expected risk premiums. However, as the yield for the reference bonds fluctuates, the assumed inflation rate and the expected long-term rate are adjusted in tandem.

The following illustrates the impact of changes in individual assumptions (without changing any other assumption) on expenses in 2004: (1) a 50 basis point increase in the pension discount rate would have decreased 2004 pension expense by approximately 10%, and a 50 basis point increase in the pension long-term expected rate of return would have decreased 2004 pension expense by approximately 13%; and (2) a 50 basis point increase in the OPEB discount rate would have decreased 2004 OPEB expense by approximately 21%, and a 50 basis point increase in the OPEB long-term expected rate of return would have decreased 2004 OPEB expense by approximately 11%.

                                      13

Results of Operations

Revenues

Total revenues for 2004 increased to $3.27 million compared to $3.10 billion in 2003 and $3.00 million in 2002, respectively. The growth in 2004 primarily was driven by higher policy charges and net investment income, partially offset by a decline in life insurance premiums. Asset-based policy charges increased due to improved equity market returns and net investment income increased due to additional prepayment income on mortgage loans and bond call premiums. The growth in revenues in 2003 was primarily driven by an increase in net investment income as a result of continued growth in interest spread-based businesses, offset by lower policy charges due to depressed equity markets and an increase in net realized losses on investments, hedging instruments and hedged items.

Policy charges include asset fees, which are earned primarily from separate account values generated from the sale of individual and group variable annuities and investment life insurance products; cost of insurance charges earned on universal life insurance products; administration fees, which include fees charged per contract on a variety of the Company's products and premium loads on universal life insurance products; and surrender fees, which are charged as a percentage of premiums withdrawn during a specified period for annuity and certain life insurance contracts.

The following table summarizes policy charges for the years ended December 31:

                (in millions)               2004    2003   2002
                -------------             -------- ------ ------
                Asset fees                $  588.4 $516.8 $538.8
                Cost of insurance charges    259.7  250.0  235.5
                Administrative fees           91.5   82.0  119.2
                Surrender fees                85.6   75.3   80.3
                                          -------- ------ ------
                   Total policy charges   $1,025.2 $924.1 $973.8
                                          ======== ====== ======

Asset fees totaled $588.4 million in 2004 compared to $516.8 million and $538.8 million in 2003 and 2002, respectively. The increase in 2004 was due to changes in the market value of the investment options underlying the account values, which have followed the general upward trends of the equity markets. The decline in asset fees in 2003 reflect decreases in total average separate account values fueled by market depreciation on investment options underlying variable annuity and investment life insurance products as a result of the sharp declines in the equity markets.

Net investment income includes the investment income earned on investments supporting fixed annuities, the medium-term note (MTN) program, certain life insurance products and invested assets not allocated to product segments, net of related investment expenses. Net investment income totaled $2.00 billion in 2004 compared to $1.97 billion and $1.83 billion in 2003 and 2002, respectively. The increase in 2004 primarily was due to higher prepayment income on mortgage loans and higher bond call premium income. The increase in 2003 was primarily due to increased invested assets supporting growth in individual fixed annuity, allocations to the fixed option of variable annuities, MTNs and fixed life insurance policy reserves, partially offset by lower yields due to declining market interest rates.

The Company makes decisions concerning the sale of invested assets based on a variety of market, business, tax and other factors. All realized gains and losses generated by these sales, charges related to other-than-temporary impairments of available-for-sale securities and other investments, and changes in valuation allowances on mortgage loans on real estate are reported in realized gains and losses on investments, hedging instruments and hedged items. Also included are changes in the fair values of derivatives qualifying as fair value hedges and the related changes in the fair values of hedged items; the ineffective, or excluded, portion of cash flow hedges; changes in the fair values of non-qualifying derivatives; and periodic net coupon settlements on non-qualifying derivatives.

Net realized losses on investments, hedging instruments and hedged items totaled $36.4 million, $85.2 million and $75.5 million in 2004, 2003 and 2002, respectively, and included other-than-temporary impairments of $90.6 million, $156.5 million and $120.3 million in 2004, 2003 and 2002, respectively. Non-impairment related net realized gains on investments, hedging instruments and hedged items totaled $54.2 million in 2004 compared to $71.3 million and $44.8 million in 2003 and 2002, respectively. Realized gains on sales, net of hedging losses were driven by an improving market and credit environment. Realized losses on sales, net of hedging gains were lessened by the impact of market pricing and portfolio alignment. Other-than-temporary and other investment impairments were positively impacted by the improving credit environment.

                                      14

Benefits and Expenses

Interest credited to policyholder account values totaled $1.28 billion in 2004 compared to $1.31 billion and $1.24 billion in 2003 and 2002, respectively, and principally relates to fixed annuities, both individual and institutional, funding agreements backing the Company's medium-term note program and certain life insurance products. The decrease in interest credited in 2004 reflects lower crediting rates in the Individual Investments segment and the private sector segment in the Retirement Plans segment in response to lower market interest rates, partially offset by increases in account values. Average crediting rates for the Individual Investments segment for 2004 were 3.93%, compared to 4.36% in 2003 and 4.98% in 2002. Average crediting rates for the Retirement Plans segment for 2004 were 4.46%, compared to 4.75% in 2003 and 4.95% in 2002. The increase in market interest rates in 2004 does not appear immediately in interest credited due to the timing of rate reset dates, which are typically annual or quarterly. The increase in interest credited in 2003 reflects an increase in account values for individual and institutional fixed annuities as a result of strong fixed annuity production during the first three quarters of 2003, and increased allocations of variable annuity deposits to the guaranteed fixed option through May. The increase was partially offset by lower crediting rates in the Individual Investments and Retirement Plans segments on products where crediting rates have not already reached guaranteed floors.

Other benefits and claims include policyholder benefits in excess of policyholder account values for universal life and individual deferred annuities and net claims and provisions for future policy benefits for traditional life insurance products and immediate annuities. Other benefits and claims decreased from $361.8 million in 2003 to $347.2 million in 2004. The decline primarily was due to a decrease in GMDB benefits driven by improved equity market levels and reduced life insurance benefits as a result of favorable mortality. The increase in other benefits and claims in 2003 compared to 2002 reflects additional life insurance benefits reflecting growth in life insurance in force, an increase in Guaranteed Minimum Death Benefits (GMDB) costs due to a higher level of claims and an increase in the provision for future policy benefits for immediate annuities due to growth in new premium in 2003 compared to 2002.

Policyholder dividends on participating policies decreased by 12% to $36.2 million in 2004 compared to $41.2 million and $45.2 million in 2003 and 2002, respectively. The declines were due to a reduction in dividend scale as a result of lower interest rates.

Amortization of DAC increased by $34.2 million to $410.1 million in 2004 compared to $375.9 million and $670.1 million in 2003 and 2002, respectively. The increase in DAC amortization expense primarily was attributable to the Individual Investments segment due to higher estimated gross profits on the underlying business. Amortization of DAC decreased by $294.2 million in 2003 from $670.1 million in 2002. The substantial decrease in DAC amortization in 2003 reflects an acceleration of DAC amortization recorded in the third quarter of 2002. As part of the regular quarterly analysis of DAC, at the end of the third quarter of 2002, the Company determined that using actual experience to date and assumptions consistent with those used in the second quarter of 2002, its individual variable annuity DAC balance would be outside a pre-set parameter of acceptable results. The Company also determined that it was not reasonably possible that the DAC would return to an amount within the acceptable parameter within a prescribed period of time. Accordingly, the Company unlocked its DAC assumptions for individual variable annuities and reduced the DAC asset to the amount calculated using the revised assumptions. Because the Company unlocked the net separate account growth rate assumption for individual variable annuities for the three-year reversion period, the Company unlocked that assumption for all investment products and variable universal life insurance products to be consistent across product lines.

Therefore, in 2002, the Company recorded an acceleration of DAC amortization totaling $347.1 million, before tax, or $225.6 million, net of $121.5 million of tax benefit, which has been reported in the following segments in the amounts indicated, net of tax: Individual Investments - $213.4 million, Retirement Plans - $7.8 million and Individual Protection - $4.4 million. The acceleration of DAC amortization was the result of unlocking certain assumptions underlying the calculation of DAC for investment products and variable universal life insurance products. The most significant assumption changes were the resetting of the Company's anchor date for reversion to the mean calculations to September 30, 2002, resetting the assumption for annual net separate account growth to 8 percent during the three-year reversion period for all investment products and variable life insurance products, and increasing future lapses and costs related to GMDB on individual variable annuity contracts. These adjustments were primarily driven by the sustained downturn in the equity markets.

Excluding the accelerated DAC amortization in 2002, amortization of DAC increased 16% in 2003 compared to 2002. The increase in DAC amortization expense, excluding the accelerated DAC amortization, was attributable to the Individual Investments and Individual Protection segments as a result of a growing book of business and the surrender of a large COLI contract in second quarter 2003.

                                      15

Interest expense on debt increased 23% in 2004 compared to 2003 due to the issuance of a $100.0 million surplus note to NFS in December 2003, increased utilization of commercial paper in 2004 and 2003, and interest on short-term borrowings related to a consolidated variable interest entity during 2004. The 34% increase in interest expense in 2003 compared to 2002 was due to the $300.0 million surplus note issued to NFS in June 2002 and the increased utilization of commercial paper during 2003.

Other operating expenses increased 13% to $604.5 million in 2004 compared to $533.7 million and $508.5 million in 2003 and 2002, respectively. The increases reflect higher advertising and promotion and employee compensation and benefits expenses.

Federal income tax expense in 2004, 2003 and 2002 was $120.0 million, $96.2 million and $8.7 million, respectively, representing an effective tax rate of 22.4%, 22.1% and 5.1%, respectively. The effective tax rate for 2004 remained flat as permanent tax deductions increased at approximately the same rate as pre-tax earnings. The increase in permanent tax deductions in 2004 primarily was due to the release of the Phase III tax liability along with the release of tax reserves as a result of a current valuation of tax exposure items. The tax benefit of $121.5 million associated with the $347.1 million of accelerated DAC amortization in third quarter 2002 was calculated at the U.S. federal corporate income tax rate of 35%, which significantly impacted the effective tax rate. The effective tax rate for 2002 was 25.2%, excluding the accelerated DAC amortization and related tax benefit.

Discontinued Operations

On June 27, 2002, NLIC paid a dividend to NFS consisting of its shares of common stock of Nationwide Securities, Inc. (NSI), a wholly-owned broker/dealer subsidiary. This was a related party transaction and therefore was recorded at the $10.0 million carrying value of the underlying components of the transaction rather than at fair value.

As a result of this transaction, the Company is no longer engaged in asset management operations, and the underlying results of NSI have been reported as discontinued operations. Income from discontinued operations, net of tax, for 2002 was $0.7 million.

Cumulative Effect of Adoption of Accounting Principle

In July 2003, the American Institute of Certified Public Accountants issued Statement of Position 03-1, Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts (SOP 03-1). SOP 03-1 addresses many topics. The most significant topic affecting the Company was the accounting for contracts with GMDB. SOP 03-1 requires companies to evaluate the significance of a GMDB to determine whether a contract should be accounted for as an investment or insurance contract. For contracts determined to be insurance contracts, companies are required to establish a reserve to recognize a portion of the assessment (revenue) that compensates the insurance company for benefits to be provided in future periods. SOP 03-1 also provides guidance on separate account presentation, interest in separate accounts, gains and losses on the transfer of assets from the general account to a separate account, liability valuation, return based on a contractually referenced pool of assets or index, annuitization options, and sales inducements to contract holders. The Company adopted SOP 03-1 effective January 1, 2004, which resulted in a $3.3 million charge, net of tax, as the cumulative effect of adoption of this accounting principle. Also, see Note 3 to the consolidated financials statements included in the F pages of this report.

Sales

The Company regularly monitors and reports a production volume metric titled "sales." Sales or similar measures are commonly used in the insurance industry as a measure of the volume of new and renewal business generated in a period.

Sales are not derived from any specific GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with GAAP, including sales as it relates to non-insurance companies. Additionally, the Company's definition of sales may differ from that used by other companies. As used in the insurance industry, sales, or similarly titled measures, generate customer funds managed and administered, which ultimately drive revenues.

As calculated and analyzed by the Company, statutory premiums and deposits on individual and group annuities and life insurance products calculated in accordance with accounting practices prescribed or permitted by regulatory authorities and deposits on administration-only group retirement plans and the advisory services program are adjusted as described below to arrive at sales.

                                      16

Life insurance premiums determined on a GAAP basis are significantly different than statutory premiums and deposits. Life insurance premiums determined on a GAAP basis are recognized as revenue when due, as calculated on an accrual basis in proportion to the service provided and performance rendered under the contract. In addition, many life insurance and annuity products involve an initial deposit or a series of deposits from customers. These deposits are accounted for as such on a GAAP basis and therefore are not reflected in the GAAP income statement. On a statutory basis, life insurance premiums collected (cash basis) and deposits received (cash basis) are aggregated and reported as revenues in the line item statutory premiums and annuity considerations.

Sales, as reported by the Company, are stated net of internal replacements, which the Company believes provides a more meaningful disclosure of production in a given period. In addition, the Company's definition of sales excludes funding agreements issued under the Company's MTN program; large case bank-owned life insurance (BOLI); large case pension plan acquisitions; and deposits into Nationwide employee and agent benefit plans. Although these products contribute to asset and earnings growth, they do not produce steady production flow that lends itself to meaningful comparisons and, therefore, are excluded from sales.

The Company believes that the presentation of sales as measured for management purposes enhances the understanding of the Company's business and helps depict longer-term trends that may not be apparent in the results of operations due to differences between the timing of sales and revenue recognition.

The Company's flagship products are marketed under The BEST of AMERICA(R) brand and include individual variable and group annuities, group private sector retirement plans, and variable life insurance. The BEST of AMERICA products allow customers to choose from investment options managed by premier mutual fund managers. The Company has also developed private label variable and fixed annuity products in conjunction with other financial services providers that allow those providers to sell products to their own customer bases under their own brand names.

The Company also markets group deferred compensation retirement plans to employees of state and local governments for use under Internal Revenue Code
(IRC) Section 457. The Company utilizes its sponsorship by the National Association of Counties, The United States Conference of Mayors and the International Association of Firefighters when marketing IRC Section 457 products.

                                      17

The following table summarizes sales by product and segment for the years ended December 31:

(in millions)                                           2004     2003      2002
-------------                                         -------- --------- ---------
Individual Investments
   Individual variable annuities:
       The BEST of AMERICA products                   $3,394.5 $ 3,799.6 $ 3,506.9
       Private label annuities                           449.0     659.3     795.3
                                                      -------- --------- ---------
          Total individual variable annuities          3,843.5   4,458.9   4,302.2

   Individual fixed annuities                            780.2   1,694.0   2,518.1
   Advisory services program                             181.0      25.7        --
   In retirement                                         141.0     143.0     143.2
                                                      -------- --------- ---------
          Total Individual Investments                 4,945.7   6,321.6   6,963.5
                                                      -------- --------- ---------
Retirement Plans
   Private sector pension plan:
       The BEST of AMERICA products                    1,679.7   2,034.9   2,611.2
       Other                                              28.1      31.1      46.5
                                                      -------- --------- ---------
          Total private sector pension plan            1,707.8   2,066.0   2,657.7
                                                      -------- --------- ---------
   Public sector pension plan:
       IRC Section 457 annuities                       1,514.2   1,442.4   1,375.6
                                                      -------- --------- ---------
          Total Retirement Plans                       3,222.0   3,508.4   4,033.3
                                                      -------- --------- ---------
Individual Protection
   Corporate-owned life insurance                        564.5     545.0     657.5
   The BEST of AMERICA variable life series              439.6     435.4     518.2
   Traditional/universal life insurance                  342.2     299.8     244.8
                                                      -------- --------- ---------
          Total Individual Protection                  1,346.3   1,280.2   1,420.5
                                                      -------- --------- ---------
          Total sales                                 $9,514.0 $11,110.2 $12,417.3
                                                      ======== ========= =========

The Company sells its products through a diverse distribution network. Unaffiliated entities that sell the Company's products to their own customer bases include independent broker/dealers, financial institutions, wirehouse and regional firms, pension plan administrators, life insurance specialists and representatives of certain certified public accounting (CPA) firms. Representatives of affiliates who market products directly to a customer base include Nationwide Retirement Solutions, Inc. (NRS), Nationwide Financial Network (NFN, formerly referred to as Nationwide Provident) producers and TBG Insurance Services Corporation (TBG Financial). The Company also distributes products through the agency distribution force of its ultimate parent, Nationwide Mutual Insurance Company (NMIC), or Nationwide agents.

                                      18

The following table summarizes sales by distribution channel for the years ended December 31:

      (in millions)                            2004     2003      2002
      -------------                          -------- --------- ---------
      Non-affiliated:
         Independent broker/dealers          $2,791.4 $ 3,045.9 $ 3,326.3
         Financial institutions               1,836.8   3,037.0   3,421.4
         Wirehouse and regional firms         1,462.5   1,671.5   2,050.4
         Pension plan administrators            404.3     513.4     709.6
         Life insurance specialists             382.8     387.5     510.6
         CPA channel                             96.1      14.4        --
                                             -------- --------- ---------
             Total non-affiliated sales       6,973.9   8,669.7  10,018.3
                                             -------- --------- ---------
      Affiliated:
         NRS                                  1,543.0   1,474.9   1,426.9
         Nationwide agents                      674.1     659.3     726.3
         TBG Financial                          184.2     160.9     146.9
         NFN producers                          138.8     145.4      98.9
                                             -------- --------- ---------
             Total affiliated sales           2,540.1   2,440.5   2,399.0
                                             -------- --------- ---------
                Total sales                  $9,514.0 $11,110.2 $12,417.3
                                             ======== ========= =========

Sales through the independent broker/dealer channel in the year ended December 31, 2004 declined 8% compared to 2003 reflecting continued lower demand for variable annuities and an intentional reduction in fixed annuity production. The 8% decrease in sales in the independent broker/dealer channel in 2003 compared to 2002 reflects primarily lower demand for variable annuities and variable life insurance in light of depressed equity markets in early 2003.

Sales generated by financial institutions declined 40% to $1.84 billion in 2004 compared to 2003 primarily due to planned reductions in fixed annuity sales and the effects of changes made to the fixed option of variable annuity products. Sales generated by financial institutions declined 11% in 2003 as a result of efforts focused on pricing discipline and planned reduction in fixed annuity sales during the second half of 2003, while private sector pension plan and variable annuity sales were higher in 2003.

Sales generated by wirehouse and regional firms declined 13% in 2004 to $1.46 billion compared to $1.67 billion in 2003, due to lower sales of individual fixed and variable annuities and private sector retirement plans. Sales generated by wirehouse and regional firms decreased 18% in 2003 due to lower sales of individual annuity and private sector retirement plans.

As the Company's private sector retirement plan business model continues to evolve, direct production through the pension plan administrators channel is expected to decline, as more new business opportunities are being created in conjunction or partnership with the independent broker/dealers, wirehouse and regional firms and financial institutions relationships. This was evidenced by the 21% and 28% declines in 2004 and 2003, respectively.

Sales generated by life insurance specialists decreased 1% in 2004 compared to 2003. The decline in sales during 2004 was driven largely by the slow growth in new corporate-owned life insurance (COLI) sales due to the unfavorable environment for COLI and executive deferred compensation programs affecting the creation of new plans and sales, partially offset by increased renewal premium from the funding of existing COLI cases. Increased renewal premium from COLI cases can be attributed to continued improvement in the market environment and increased participant deferrals in existing executive deferred compensation plans. Sales through this channel declined 24% in 2003 compared to 2002 due to the unfavorable environment for COLI and executive deferred compensation programs. The sluggish equity markets, the weak economy, unfavorable press regarding COLI and executive deferred compensation plans, and proposed legislation which could adversely impact the tax benefits of COLI all negatively impacted sales and new business opportunities.

Sales generated by the CPA channel increased significantly to $96.1 million in 2004 compared to $14.4 million in 2003. The increase was due to the reclassification of certain CPA channel sales, which prior to 2004 were reported with independent broker/dealer sales and were not reclassified to conform to the current year presentation.

                                      19

Sales through NRS increased in both 2004 and 2003 by 5% and 3%, respectively. Increased rollover activity from existing participants' previous employer sponsored plans into existing accounts, as recent pension reform legislation has expanded the portability of public sector plan assets.

Sales generated by Nationwide agents increased 2% in 2004 compared to 2003, due to an increase in individual variable annuity sales related to new products, partially offset by an intentional reduction in fixed annuity production. Sales declined 9% in 2003 compared to 2002, due to lower fixed annuity sales resulting from an intentional slow down in sales and commission reductions.

Sales through TBG Financial increased 14% in 2004 compared to 2003, due to higher renewal premiums from the funding of existing executive deferred compensation plans. Sales increased by 10% in 2003 compared to 2002, primarily due to the sale of a single large case, partially offset by a decline in sales due to the unfavorable environment for COLI and executive deferred compensation plans.

NFN sales decreased by 5% compared to 2003, as individual investment life sales continue to be adversely impacted by the consumer preference for fixed products. Sales increased significantly in 2003 primarily due to the acquisition that NFS closed on October 1, 2002.

Business Segments

During the second quarter of 2004, the Company reorganized its segment reporting structure and now reports four segments: Individual Investments, Retirement Plans, Individual Protection, and Corporate and Other. The Company has reclassified segment results for all prior periods presented to be consistent with the new reporting structure.

The following table summarizes pre-tax operating earnings (loss) by segment for the years ended December 31:

                 (in millions)           2004   2003    2002
                 -------------          ------ ------ -------
                 Individual Investments $220.0 $166.3 $(125.0)
                 Retirement Plans        125.3  122.5   136.1
                 Individual Protection   170.6  150.0   171.5
                 Corporate and Other      62.1   96.4    71.3

Individual Investments

The Individual Investments segment consists of individual The BEST of AMERICA and private label deferred variable annuity products, deferred fixed annuity products, income products, and advisory services program revenues and expenses. This segment differs from the former Individual Annuity segment due to the addition of the advisory services program results. Individual deferred annuity contracts provide the customer with tax-deferred accumulation of savings and flexible payout options including lump sum, systematic withdrawal or a stream of payments for life. In addition, individual variable annuity contracts provide the customer with access to a wide range of investment options and asset protection in the event of an untimely death, while individual fixed annuity contracts generate a return for the customer at a specified interest rate fixed for prescribed periods.

                                      20

The following table summarizes selected financial data for the Company's Individual Investments segment for the years ended December 31:

(in millions)                                           2004       2003       2002
-------------                                        ---------  ---------  ---------
Statements of Income Data
Revenues:
   Policy charges                                    $   503.7  $   427.9  $   456.5
   Net investment income                                 824.8      807.9      668.5
   Premiums on immediate annuities                        87.6       89.7       69.8
   Other                                                   0.4        0.1       (0.1)
                                                     ---------  ---------  ---------
       Total revenues                                  1,416.5    1,325.6    1,194.7
                                                     ---------  ---------  ---------
Benefits and expenses:
   Interest credited to policyholder account values      573.5      602.5      505.9
   Other benefits                                        115.0      137.4       99.6
   Amortization of DAC                                   276.1      228.4      528.2
   Other operating expenses                              231.9      191.0      186.0
                                                     ---------  ---------  ---------
       Total benefits and expenses                     1,196.5    1,159.3    1,319.7
                                                     ---------  ---------  ---------
          Pre-tax operating earnings (loss)          $   220.0  $   166.3  $  (125.0)
                                                     =========  =========  =========
Other Data
Sales:
   Individual variable annuities                     $ 3,843.5  $ 4,458.9  $ 4,302.2
   Individual fixed annuities                            780.2    1,694.0    2,518.1
   In retirement                                         141.0      143.0      143.2
   Advisory services program                             181.0       25.7         --
                                                     ---------  ---------  ---------
       Total sales                                   $ 4,945.7  $ 6,321.6  $ 6,963.5
                                                     =========  =========  =========
Average account values:
   General account                                   $14,585.9  $13,815.4  $10,163.8
   Separate account                                   33,030.3   28,224.0   29,750.3
   Advisory services program                              99.1        7.8         --
                                                     ---------  ---------  ---------
       Total average account values                  $47,715.3  $42,047.2  $39,914.1
                                                     =========  =========  =========
Account values as of period end:
   Individual variable annuities                     $39,770.8  $37,291.4  $30,611.4
   Individual fixed annuities                          7,837.2    7,607.4    6,383.1
   In retirement                                       1,775.6    1,706.9    1,637.7
   Advisory services program                             195.9       26.6         --
                                                     ---------  ---------  ---------
       Total account values                          $49,579.5  $46,632.3  $38,632.2
                                                     =========  =========  =========
GMDB - Net amount at risk, net of reinsurance        $   296.5  $   982.8
GMDB - Reserves, net of reinsurance                  $    23.6  $    21.8
Pre-tax operating earnings to average account values      0.46%      0.40%     -0.31%

Pre-tax operating earnings totaled $220.0 million in 2004, up 32% compared to 2003 earnings of $166.3 million and a loss of $125.0 million in 2002. The higher earnings in 2004 were primarily driven by higher asset fees and interest spread income, somewhat offset by higher DAC amortization and other operating expenses. Excluding $328.3 million of accelerated DAC amortization, the lower 2003 earnings were primarily driven by lower policy charges and higher policy benefits primarily related to GMDB expenses, partially offset by an increase in interest spread income.

                                      21

Policy charges totaled $503.7 million in 2004, up 18% from $427.9 million in 2003, which was down 6% from $456.5 million in 2002. The increase was due to higher variable asset fees as average separate account values increased and higher surrender charges.

Asset fees increased to $427.8 million in 2004, up 18% from $362.5 million in 2003, and totaled $373.3 million in 2002. Asset fees are calculated daily and charged as a percentage of separate account values. The fluctuations in asset fees were primarily due to changes in the market value of the investment options underlying the account values, which have followed the general trends of the equity markets. Average separate account values increased 17% to $33.03 billion for 2004 compared to $28.22 billion in 2003 following a 5% decrease in 2002.

Surrender fees increased by 12% to $60.6 million in 2004 compared to $54.1 million in 2003 and $60.4 million in 2002. The increase in 2004 primarily was due to the competitive market place, volatile equity markets and larger in force levels. The decrease in 2003 primarily was due to positive equity market returns in the period.

Premiums on immediate annuities decreased by 2% to $87.6 million in 2004, compared to $89.7 million in 2003 and $69.8 million in 2002. Despite a generally more competitive sales environment, an increase in interest rates in late second and early third quarter 2004 helped immediate annuity sales. The increase in 2003 reflects increased sales efforts and growth in the number of firms and distributors selling income products.

The 16% decrease in other benefits in 2004 compared to the prior year primarily reflects lower GMDB costs in 2004. GMDB exposure, as measured by the difference between the current contractual death benefit and account value, net of reinsurance, fell over 50% from the average levels experienced in 2003. Moderation in this exposure directly resulted in reduced benefit payments and lesser reserve provisions for future benefits. Gross GMDB death claims expense decreased significantly from $56.7 million in 2003 to $31.5 million in 2004. Reinsurance recoveries covered a greater proportion of actual claims during 2004 (84% versus 61%), due to favorable experience and the addition of a new reinsurance treaty in April. Benefit reserve expenses of $8.1 million in 2003 were affected by a $11.9 million strengthening, while 2004 reserves increased only $1.9 million. In contrast, strong equity performance in the fourth quarter of 2004, together with expanded hedging of GMDB benefits, led to hedge losses of $7.0 million in 2004 compared to $2.3 million in losses in 2003. Benefit expenses for guaranteed living benefits, including GMIB and GMAB, improved by $2.0 million in 2004. The Company's reserves for all variable annuity guarantees, calculated in accordance with SOP 03-01 and SFAS 133, totaled $45.0 million and $26.1 million as of December 31, 2004 and 2003, respectively.

Other operating expenses were $231.9 million in 2004, an increase of 21% compared to 2003. The increase was driven by two primary factors. First, asset-based trail compensation increased due to growth in account values. Asset-based trail commissions increased by $16.3 million to $64.9 million in 2004 compared to $48.6 million in 2003. Trail commissions are paid to the Company's producing firms and are based on the level of assets under management rather than on the new deposits made in that time period. Instead of paying a one-time amount at the point of sale, a smaller payment is made each year the business remains in force. In some cases, a combination of both types of compensation is paid. The second factor was increased expenses primarily related to advertising and promotion and employee compensation and benefits. Other operating expenses were $191.0 million in 2003, a slight increase over 2002. The increase reflects growth in the number of contracts in force, an increase in employee benefit, pension and insurance costs, partially offset by expense management efforts in response to the challenging equity markets and interest rate environments.

Interest spread income is comprised of net investment income, excluding capital charges, less interest credited to policyholder account values. Interest spread income can vary depending on crediting rates offered by the Company, performance of the investment portfolio, including the rate of prepayments, changes in market interest rates, the competitive environment and other factors.

Interest spread income grew 18% in 2004 to $273.4 million from $231.0 million a year ago, while growth was 16% during 2003 compared to 2002. The growth was driven by a $10.6 million increase in prepayment income on mortgage loans and bond call premiums in 2004, due to reductions in crediting rates over the last several quarters. Higher average general account values also contributed to the increase. These factors more than offset decreased customer allocations to the guaranteed fixed options of individual variable annuities. Allocations to the guaranteed fixed option related to new domestic individual variable annuity sales during 2004 totaled 22%, compared to 39% for 2003 and 43% for 2002.

                                      22

The following table summarizes the interest spread on Individual Investments segment average general account values for the years ended December 31:

                                                          2004  2003  2002
                                                          ----  ----  ----
    Net investment income                                 5.81% 6.03% 6.93%
    Interest credited                                     3.93% 4.36% 4.98%
                                                          ----  ----  ----
       Interest spread on average general account values. 1.88% 1.67% 1.95%
                                                          ====  ====  ====

In addition to higher general account assets, interest spread margins widened during 2004 to 188 basis points compared to 167 basis points in 2003 and 195 basis points in 2002. Included in 2004 were 13 basis points, or $18.4 million, of prepayment income on mortgage loans and bond call premiums compared to 6 basis points, or $7.8 million, in 2003 and 7 basis points, or $6.8 million, in 2002. The higher interest rate environment relative to a year ago has eased the pressure on margins due to the interest rate floors contained in annuity contracts. Although interest spread income was higher, interest spread margins compressed to 167 basis points in 2003. A one year enhanced crediting rate special offered in the fourth quarter 2002 coupled with new crediting rates at or near contractual minimum rates and a jump in prepayments of higher yielding investments created pressure on interest spread on average general account values in 2003.

The Company has taken actions to address low interest rate environments and the resulting impact on interest spread margins. In 2003 the Company lowered commission rates for individual fixed annuities, and the Company began invoking contractual provisions during second quarter 2003 that limited the amount of variable annuity deposits allocated to the guaranteed fixed option. In addition, the Company re-filed its products with lower floor guarantees in 2003, and the majority of new business is now written in these lower floor guarantee products.

Sales totaled $4.95 billion during 2004, down 22% from $6.32 billion in 2003 and $6.96 billion in 2002. Variable annuity production declined by 14% to $3.84 billion in 2004 compared to 2003, with 22% of new domestic sales allocated to the guaranteed fixed options. Sales of variable annuities were $4.46 billion in 2003, up 4% compared to $4.30 billion in 2002. The sustained weakness in the equity markets in 2002 reduced demand for variable products and drove consumer interest in fixed products. Fixed annuity sales totaled $780.2 million in 2004, a 54% decrease from levels reported in 2003 and a 69% decrease form levels reported in 2002. Fixed annuity sales were $1.69 billion in 2003, down 33% compared to $2.52 billion in 2002. Declines in 2004 and 2003 were attributable to a sharp drop-off in sales of fixed annuities, the result of the actions described above, which are intended to reduce the level of new individual fixed annuity business due to the challenging interest rate environment.

Deposits in 2004 of $5.06 billion offset by withdrawals and surrenders totaling $5.44 billion generated net outflows of $386.9 million compared to net inflows of $1.64 billion achieved in 2003 and 1.98 billion in 2002.

The increase in the ratio of pre-tax operating earnings to average account values in 2004 compared to 2003 was primarily due to higher policy charges and interest spreads on average general account values and decreased variable annuity guaranteed benefit costs. The decrease in pre-tax operating earnings to average account values (excluding the accelerated DAC amortization) in 2003 compared to 2002 primarily was due to lower interest spread margins and increased GMDB costs.

                                      23

The following table summarizes selected information about the Company's deferred individual fixed annuities, including the fixed option of variable annuities, as of December, 31 2004:

                                                   Ratchet              Reset
                                              -----------------  ------------------
                                                       Wtd. avg.           Wtd. avg.
                                              Account  crediting  Account  crediting
(in millions)                                  value     rate      value     rate
-------------                                 -------- --------- --------- ---------
Minimum interest rate of 3.50% or greater.... $     --    N/A    $   901.8   3.51%
Minimum interest rate of 3.00% to 3.49%......  3,163.2   5.02%     6,456.5   3.11%
Minimum interest rate lower than 3.00%.......    873.1   3.12%       337.2   3.52%
MVA with no minimum interest rate guarantee..       --    N/A           --    N/A
                                              --------   ----    ---------   ----
   Total deferred individual fixed annuities. $4,036.3   4.61%   $ 7,695.5   3.17%
                                              ========   ====    =========   ====

                                                 Market value
                                               adjustment (MVA)         Total
                                              -----------------  ------------------
                                                       Wtd. avg.           Wtd. avg.
                                              Account  crediting  Account  crediting
(in millions)                                  value     rate      value     rate
-------------                                 -------- --------- --------- ---------
Minimum interest rate of 3.50% or greater.... $     --    N/A    $   901.8   3.51%
Minimum interest rate of 3.00% to 3.49%......       --    N/A      9,619.7   3.74%
Minimum interest rate lower than 3.00%.......       --    N/A      1,210.3   3.23%
MVA with no minimum interest rate guarantee..  1,175.6   3.27%     1,175.6   3.27%
                                              --------   ----    ---------   ----
   Total deferred individual fixed annuities. $1,175.6   3.27%   $12,907.4   3.63%
                                              ========   ====    =========   ====

                                      24

Retirement Plans

The Retirement Plans segment is comprised of the Company's private- and public-sector retirement plans business. This segment differs from the former Institutional Products segment because it no longer includes the results of the structured products and MTN businesses. The private sector includes IRC Section 401(k) business and the public sector includes IRC Section 457 and Section 401(a) business, both in the form of fixed and variable annuities. Retirement Plans sales do not include large case retirement plan acquisitions and Nationwide employee and agent benefit plans. However, the statements of income data in the following table does reflect this business.

The following table summarizes selected financial data for the Company's Retirement Plans segment for the years ended December 31:

(in millions)                                           2004       2003       2002
-------------                                        ---------  ---------  ---------
Statements of Income Data
Revenues:
   Policy charges                                    $   157.0  $   150.0  $   169.8
   Net investment income                                 627.9      640.2      648.5
                                                     ---------  ---------  ---------
       Total revenues                                    784.9      790.2      818.3
                                                     ---------  ---------  ---------
Benefits and expenses:
   Interest credited to policyholder account values      435.5      443.2      460.7
   Amortization of DAC                                    39.6       45.6       53.7
   Other operating expenses                              184.5      178.9      167.8
                                                     ---------  ---------  ---------
       Total benefits and expenses                       659.6      667.7      682.2
                                                     ---------  ---------  ---------
          Pre-tax operating earnings                 $   125.3  $   122.5  $   136.1
                                                     =========  =========  =========
Other Data
Sales:
   Private sector                                    $ 1,707.8  $ 2,066.0  $ 2,657.7
   Public sector                                       1,514.2    1,442.4    1,375.6
                                                     ---------  ---------  ---------
       Total sales                                   $ 3,222.0  $ 3,508.4  $ 4,033.3
                                                     =========  =========  =========
Average account values:
   General account                                   $ 9,773.8  $ 9,328.3  $ 9,303.2
   Separate account                                   19,110.9   17,692.5   19,509.2
                                                     ---------  ---------  ---------
       Total average account values                  $28,884.7  $27,020.8  $28,812.4
                                                     =========  =========  =========
Account values as of period end:
   Private sector                                    $14,461.0  $14,992.8  $13,797.2
   Public sector                                      14,889.2   13,916.9   12,065.1
                                                     ---------  ---------  ---------
       Total account values                          $29,350.2  $28,909.7  $25,862.3
                                                     =========  =========  =========
Pre-tax operating earnings to average account values      0.43%      0.45%      0.47%

Pre-tax operating earnings increased 2% to $125.3 million in 2004 compared to $122.5 million in 2003 and $136.1 million in 2002. The increase in 2004 was due to higher policy charges and lower DAC amortization, partially offset by increased general operating expenses and lower interest spread income. The decline in 2003 from 2002 was due to lower policy charges and increased general operating expenses, slightly offset by higher interest spread income.

Asset fees increased 2% to $137.6 million in 2004 compared to $134.8 million in 2003. This increase was driven by 8% higher average separate account values compared to 2003, reflecting an improved equity market in 2004 and more than offsetting the shift in new business mix from group annuities to non-annuity products. Fluctuations in asset fees do not always vary with average seperate account values due to periodic re-pricing of various products. Asset fees declined 8% in 2003 compared to 2002 due to a 9% decrease in average separate account values due to the shift in product mix from annuities to administration-only products, coupled with a less favorable equity market environment.

                                      25

Surrender charges increased significantly to $11.1 million in 2004 from $5.6 million in 2003 primarily due to a 4% increase in withdrawals and surrenders as a higher percentage of plans surrendered within the surrender charge period. In addition, the trend of conversions from group annuity contracts to trust contracts continued. The slight decrease in surrender charges in 2003 compared to 2002 was not a significant driver in the decline in policy charges in 2003 versus 2002.

Interest spread income is comprised of net investment income less interest credited to policyholder account values. Interest spreads vary depending on crediting rates offered by the Company, the performance of the investment portfolio, including the rate of prepayments, changes in market interest rates, the competitive environment and other factors.

Interest spread income was $4.6 million lower in 2004 compared to 2003, which was $9.2 million higher than 2002. The decrease in 2004 primarily was due to spread compression in both the public sector and private sector business associated with lower prepayment payment penalty income on mortgage loans and bond call premiums. The 2003 increase over 2002 was driven by significantly higher prepayment income.

The following table summarizes the interest spread on Retirement Plans segment average general account values for the years ended December 31:

                                                          2004  2003  2002
                                                          ----  ----  ----
    Net investment income                                 6.42% 6.86% 6.97%
    Interest credited                                     4.46% 4.75% 4.95%
                                                          ----  ----  ----
       Interest spread on average general account values. 1.96% 2.11% 2.02%
                                                          ====  ====  ====

Interest spread margins declined to 196 basis points in 2004 compared to 211 basis points in 2003 and 202 basis points in 2002. Included in 2004 were 18 basis points, or $17.7 million, of prepayment income on mortgage loans and bond call premiums compared to 22 basis points, or $20.1 million in 2003 and 11 basis points, or $10.2 million in 2002.

Other operating expenses increased 3% to $184.5 million for 2004 versus $178.9 million in 2003 and $167.8 million in 2002. The increase in both years reflected higher employee benefit and pension costs, investments in information technology to enhance the defined contribution record-keeping platform, and increases in marketing and advertising.

Sales decreased 8% in 2004, to $3.22 billion compared to $3.51 billion in 2003 and $4.03 billion in 2002. The decrease is discussed in detail below.

Private sector retirement plan sales decreased 17% to $1.71 billion in 2004 from $2.07 billion in 2003 and $2.66 billion in 2002. The decline in 2004 compared to 2003 and 2002 was due to the declining issuance of group annuity products in the private sector retirement plans business in favor of products on the Nationwide Trust Company, FSB (NTC) platform. The increased sales in 2003 reflect increased rollover activity from existing participants' previous employer sponsored plans into existing accounts, as recent pension reform legislation implemented has expanded the portability of public plan assets and the addition of deposits into the newly acquired State of New York defined contribution plan.

Public sector retirement plan sales increased 5% to $1.51 billion for 2004 from $1.44 billion in 2003 and $1.38 billion in 2002. The increases in 2004 and 2003 reflects a combination of strong flows, primarily from existing plans, and increased rollover activity associated with pension reform legislation, which expanded the portability of public plan assets.

Deposits in 2004 of $3.56 billion offset by participant withdrawals and surrenders of $3.76 billion generated net outflows from participant activity of $197.0 million, down from $210.0 million of inflows in 2003 and down from $118.1 million of outflows in 2002. The decreases reflect the lower issuance of group annuity products in favor of products on the NTC platform as well as the affects of the conversion activity from insurance contacts to non-insurance contracts in NTC.

                                      26

Individual Protection

The Individual Protection segment consists of investment life insurance products, including individual variable, COLI and BOLI products, traditional life insurance products and universal life insurance. This segment is unchanged from the former Life Insurance segment. Life insurance products provide a death benefit and generally allow the customer to build cash value on a tax-advantaged basis.

The following table summarizes selected financial data for the Company's Individual Protection segment for the years ended December 31:

   (in millions)                                  2004      2003      2002
   -------------                                --------- --------- ---------
   Statements of Income Data
   Revenues:
      Policy charges                            $   364.6 $   346.2 $   347.2
      Net investment income                         327.2     324.3     328.6
      Other                                         182.9     190.0     190.5
                                                --------- --------- ---------
          Total revenues                            874.7     860.5     866.3
                                                --------- --------- ---------
   Benefits and expenses:
      Life benefits and policyholder dividends      450.0     451.3     458.2
      Amortization of DAC                            94.4     101.9      88.2
      Other operating expenses                      159.7     157.3     148.4
                                                --------- --------- ---------
          Total benefits and expenses               704.1     710.5     694.8
                                                --------- --------- ---------
             Pre-tax operating earnings         $   170.6 $   150.0 $   171.5
                                                ========= ========= =========
   Other Data
   Sales:
      Corporate-owned life insurance            $   564.5 $   545.0 $   657.5
      The BEST of AMERICA variable life series      439.6     435.4     518.2
      Traditional/universal life insurance          342.2     299.8     244.8
                                                --------- --------- ---------
          Total sales                           $ 1,346.3 $ 1,280.2 $ 1,420.5
                                                ========= ========= =========
   Policy reserves as of period end:
      Corporate investment life insurance       $ 5,444.1 $ 4,401.5 $ 3,652.8
      Individual investment life insurance        3,056.1   2,698.7   2,121.6
      Traditional life insurance                  2,114.9   2,046.4   1,937.1
      Universal life insurance                      982.7     886.0     830.5
                                                --------- --------- ---------
          Total policy reserves                 $11,597.8 $10,032.6 $ 8,542.0
                                                ========= ========= =========
   Insurance in force as of period end:
      Individual investment life insurance      $36,503.3 $35,065.8 $33,536.9
      Traditional life insurance                 21,169.1  23,262.7  24,046.9
      Corporate investment life insurance        10,904.1   9,263.3   8,387.1
      Universal life insurance                    8,324.1   8,250.0   7,804.2
                                                --------- --------- ---------
          Total insurance inforce               $76,900.6 $75,841.8 $73,775.1
                                                ========= ========= =========

Pre-tax operating earnings increased 14% to $170.6 million in 2004 compared to $150.0 million in 2003, which decreased 13% from $171.5 million in 2002. Excluding $6.8 million of accelerated DAC amortization in third quarter 2002, pre-tax operating earnings totaled $178.3 million in 2002. Improved results from investment life products, both individual and corporate-owned, drove the growth in 2004. The combination of higher policy charges and lower DAC amortization contributed to the earnings improvement. In 2003, higher general operating expenses and DAC amortization on COLI, primarily the result of the surrender of a single large case, drove the decline.

                                      27

Policy charges increased to $364.6 million in 2004 compared to $346.2 million in 2003, which was a slight decrease from $347.2 million in 2002. Cost of insurance charges, which are assessed on the amount of insurance in force in excess of the related policyholder account value, increased 4% and 6% in 2004 and 2003, respectively. Growth in universal life and individual investment life products were the primary contributors to this improvement.

Net investment income increased to $327.2 million in 2004 compared to $324.3 million in 2003, which was a slight decrease from 2002. The increase in 2004 was due to growth in the universal life insurance business.

Amortization of DAC decreased $7.5 million, or 7%, in 2004 following an increase of $13.7 million, or 16%, in 2003. The implementation of DAC model enhancements, which provide a more refined calculation and more timely reflections of observed trends in the underlying assumptions, reduced amortization in the investment life business by $8.5 million in 2004. However, DAC amortization increased in the fixed life business, consistent with higher earnings. Excluding the $6.8 million accelerated DAC amortization in third quarter 2002, DAC amortization increased $20.5 million in 2003. This increase primarily was due to the surrender of a large COLI case. In addition, during 2003 mortality experience was more favorable than expected, and estimated gross profits on the in force variable business increased.

Other operating expenses were $159.7 million in 2004, up 2% from 2003, which were up 6% from 2002. The increases in operating expenses primarily were driven by higher compensation and employee benefits expenses.

Sales in 2004 increased 5% to $1.35 billion compared to $1.28 billion in 2003. Continued strength in sales of traditional/universal life insurance and COLI products drove the improvement. Traditional/universal life sales of $342.2 million increased 14% from 2003, driven by a re-tooled universal life insurance product portfolio and expanding distribution relationships in the non-affiliated distribution channels. COLI sales of $564.5 million increased 4% compared to a year ago. This increase was driven by higher renewal premium from the funding of existing COLI cases due to continued improvement in the equity market environment and increased participant deferrals in existing executive deferred compensation plans. Slow growth in new COLI sales, due to the unfavorable environment for COLI and executive deferred compensation programs affecting the creation of new plans and sales, partially offset the overall increase. Sales in 2003 declined 10% from $1.42 billion in 2002. Variable life sales declined 16% from 2002 as individual variable life production was negatively impacted by sluggish equity markets, concern over the potential for adverse tax legislation and consumer preference for fixed products. COLI sales in 2003 declined 17% from the prior year due to the unfavorable environment for COLI and executive deferred compensation programs.

                                      28

Corporate and Other

The Corporate and Other segment includes certain structured products business, the MTN program, net investment income not allocated to product segments, periodic net coupon settlements on non-qualifying derivatives, unallocated expenses, interest expense on debt, revenue and expenses of the Company's non-insurance subsidiaries not reported in other segments, and realized gains and losses related to securitizations. This segment differs from the former Corporate segment as it now includes results from the structured products and MTN businesses, but no longer includes results from the advisory services program.

The following table summarizes selected financial data for the Company's Corporate and Other segment for the years ended December 31:

(in millions)                                                                         2004      2003      2002
-------------                                                                       --------  --------  --------
Statements of Income Data
Operating revenues................................................................. $  236.4  $  229.1  $  204.9
Interest expense on debt, primarily with NFS.......................................    (59.3)    (48.4)    (36.0)
Other operating expenses...........................................................   (115.0)    (84.3)    (97.6)
                                                                                    --------  --------  --------
   Pre-tax operating earnings......................................................     62.1      96.4      71.3

Net realized losses on investments, hedging instruments and hedged items/1/........    (43.0)   (100.8)    (84.4)
                                                                                    --------  --------  --------
       Loss from continuing operations before federal income taxes................. $   19.1  $   (4.4) $  (13.1)
                                                                                    ========  ========  ========
Other Data
   Account values as of period end -- Funding agreements backing medium-term notes. $4,401.6  $4,606.3  $4,273.6
                                                                                    ========  ========  ========

------

/1  /Excluding periodic net coupon settlements on non-qualifying derivatives.

Pre-tax operating earnings decreased 36% in 2004 compared to 2003. The decrease was primarily attributable to an increase in general expenses related to advertising and promotion and employee compensation and benefits, partially offset by other income from structured products activity and higher interest spread income. Pre-tax earnings increased 35% in 2003 compared to 2002 primarily due to higher interest spread income due to income earned on the proceeds from the $200.0 million capital contribution from NFS in February 2003.

Interest expense on debt increased 23% in 2004 compared to 2003 due to the issuance of a $100.0 million surplus note to NFS in December 2003, increased utilization of commercial paper in 2004 and 2003, and interest on short-term borrowings related to a consolidated variable interest entity during 2004. The 34% increase in interest expense in 2003 compared to 2002 was due to the $300.0 million surplus note issued to NFS in June 2002 and the increased utilization of commercial paper during 2003.

Net realized losses on investments, hedging instruments and hedged items excluding periodic net coupon settlements on non-qualifying derivatives totaled $43.0 million, $100.8 million and $84.4 million in 2004, 2003 and 2002, respectively, and included other-than-temporary impairments of $90.6 million, $156.5 million and $120.3 million in 2004, 2003 and 2002, respectively. Realized gains on sales, net of hedging losses were driven by an improving market and credit environment. Realized losses on sales, net of hedging gains were lessened by the impact of market pricing and portfolio alignment. Other-than-temporary and other investment impairments were positively impacted by the improving credit environment. During the third quarter 2003, the Company refined the calculation of its mortgage loan valuation allowance by incorporating more detailed information. As a result, the valuation allowance was reduced by $12.1 million.

                                      29

The following table summarizes net realized losses on investments, hedging instruments and hedged items from continuing operations by source for the years ended December 31:

(in millions)                                                                               2004     2003     2002
-------------                                                                              ------  -------  -------
Realized gains on sales, net of hedging losses:...........................................
   Fixed maturity securities available-for-sale........................................... $ 57.5  $  98.5  $  42.0
   Hedging losses on fixed maturity sales.................................................  (15.2)   (42.4)   (36.2)
   Equity securities available-for-sale...................................................    4.0      5.5       --
   Real estate............................................................................    3.7      4.2     14.0
   Mortgage loans on real estate..........................................................   10.7      3.0      3.2
   Mortgage loan hedging losses...........................................................   (4.0)    (2.4)    (1.2)
   Other..................................................................................    8.3       --      0.1
                                                                                           ------  -------  -------
       Total realized gains on sales......................................................   65.0     66.4     21.9
                                                                                           ------  -------  -------
Realized losses on sales, net of hedging gains:...........................................
   Fixed maturity securities available-for-sale...........................................   (7.8)   (27.2)   (15.7)
   Hedging gains on fixed maturity sales..................................................    3.7      9.2     10.7
   Equity securities available-for-sale...................................................   (0.9)    (0.4)    (0.9)
   Real estate............................................................................   (1.2)    (0.3)    (3.0)
   Mortgage loans on real estate..........................................................   (6.8)    (5.0)    (3.3)
   Mortgage loan hedging gains............................................................    2.2      0.5      0.9
   Other..................................................................................   (1.9)    (2.0)    (1.0)
                                                                                           ------  -------  -------
       Total realized losses on sales.....................................................  (12.7)   (25.2)   (12.3)
                                                                                           ------  -------  -------
Other-than-temporary and other investment impairments:....................................
   Fixed maturity securities available-for-sale...........................................  (79.7)  (159.4)  (111.6)
   Equity securities available-for-sale...................................................   (0.6)    (8.0)      --
   Real estate............................................................................   (3.2)    (0.8)    (2.4)
   Mortgage loans on real estate, including valuation allowance adjustment................   (7.1)    11.7     (6.3)
                                                                                           ------  -------  -------
       Total other-than-temporary and other investment impairments........................  (90.6)  (156.5)  (120.3)
                                                                                           ------  -------  -------
Credit default swaps......................................................................    0.3     13.3     (6.4)
Periodic net coupon settlements on non-qualifying derivatives.............................    6.6     15.6      8.9
Other derivatives.........................................................................   (5.0)     1.2      9.5
                                                                                           ------  -------  -------
       Total unrelated parties............................................................  (36.4)   (85.2)   (98.7)
Gain on sale of limited partnership - related parties.....................................     --       --     23.2
                                                                                           ------  -------  -------
          Net realized losses on investments, hedging instruments and hedged items........ $(36.4) $ (85.2) $ (75.5)
                                                                                           ======  =======  =======

The Company has a comprehensive portfolio monitoring process for fixed maturity and equity securities to identify and evaluate the necessity of recording impairment losses for other-than-temporary declines in the fair value of investments. See "Impairment Losses on Investments" in the "Critical Accounting Policies and Recently Issued Accounting Standards" section of Part II, Item 7 - Management's Narrative Analysis of the Results of Operations (MD&A) of this report for a complete discussion of this process.

                                      30

The following table summarizes for the year ended December 31, 2004 the Company's largest aggregate losses on sales and write-downs by issuer (including affiliates), the related circumstances giving rise to the losses and the circumstances that may have affected other material investments held:



                                                                                  Fair value   YTD
                                                                                   at sale   loss on     YTD
(in millions)                                                                     (proceeds)  sale   write-downs
-------------                                                                     ---------- ------- -----------
A major U.S. airline. A write-down of holdings of this issuer was completed during the third quarter. No additional impairments on these holdings are
necessary at this time.                                                             $24.3     $(0.8)   $(15.0)

An Australian-based gold and advanced minerals mining company. The company unexpectedly went into receivership in the third quarter of 2004. A sale was entered into and will settle in 2005. The expected loss on disposal is
included in "write-downs" in the table.                                                --        --      (8.3)

Specialty finance company for healthcare providers. Second quarter 2004 analysis indicated that the underlying collateral had deteriorated and expected cash flows had experienced an adverse change. An impairment loss was taken in the second quarter with the security recorded at fair value. Exposure was reduced through sales in the third quarter. Sales with realized gains are not included in this table. Expected cash flows and fair values of the remaining holdings are being monitored. No additional impairments on these holdings are
necessary at this time.                                                               1.0        --      (5.9)

United Kingdom-based manufacturer, primarily of buses. Impaired during the
first quarter of 2004 and subsequently sold during the second quarter of 2004.        1.3      (0.2)     (5.8)

A structured asset-backed security with home-equity loans as the underlying collateral. Expected cash flows and fair value deteriorated during the second quarter of 2004 and an impairment loss was taken to reduce holding to fair value. Expected cash flows and fair values of the remaining holding are being
monitored. No additional impairments are necessary at this time.                       --        --      (5.0)

Asset-backed structure issued in 2000 which includes credit default swaps. A write-down and sale of a portion of the holdings of this issuer was taken during the second quarter of 2004. Expected cash flows and fair value of the remaining holding are being monitored. No additional impairments on these
holdings are necessary at this time.                                                  4.8        --      (4.3)

A collateralized debt obligation. The write-down to fair value was recognized
consistent with the Company's intent to sell before recovery.                          --        --      (4.1)

A collateralized debt obligation. A write-down to fair value was taken consistent with the application of the applicable accounting literature due to an adverse change in expected cash flows of the security. During third quarter of
2004, a gain on sale of $2.4 (not shown in the table) was recognized upon final
disposition of the security.                                                           --        --      (3.0)

A major U.S. airline. A write-down and sale of certain holdings of this issuer was completed during the third quarter of 2004. No additional impairments on
these holdings are necessary at this time.                                           18.2      (0.7)     (2.9)

A leading dairy products producer. The company is in bankruptcy. A write-
down to fair value was completed during the third quarter. Further decline in the fourth quarter prompted a decision to sell and an additional impairment was
recorded.                                                                              --        --      (2.9)

Asset-backed structure issued in 1998 to purchase and own a portfolio of aircraft. A sale of the entire position was realized as an impairment loss during
the third quarter of 2004.                                                            3.4        --      (2.7)

A company that sells, leases and rents general purpose electronic test equipment to the U.S. and Western Europe. Due to payment defaults by the company, a write-down to fair value was completed during the fourth quarter of
2004.                                                                                  --        --      (2.3)

A leading provider of specialty information services to life, health and disability insurance industries. Due to several concerns regarding the company's operations, including its ability to service its long-term debt, an impairment loss was taken in the third quarter and the security recorded at fair
value. Entire holding sold for book value in the fourth quarter of 2004.              3.0        --      (2.0)

A provider of communications integrated circuits to the telecommunications industry. A sale of the company is being negotiated for first quarter 2005. Due to a lower than anticipated sales price estimate, an impairment loss was taken
in the fourth quarter of 2004, and the security recorded at fair value.                --        --      (2.0)

A collateralized debt obligation. A sale of the entire position was completed
during fourth quarter 2004 with the loss recorded as an impairment loss.              5.3        --      (1.8)
                                                                                    -----     -----    ------
   Total.........................................................................   $61.3     $(1.7)   $(68.0)
                                                                                    =====     =====    ======

                                                                                    December 31, 2004
                                                                                  ---------------------
                                                                                                 Net
                                                                                              unrealized
(in millions)                                                                     Holdings/1/    gain
-------------                                                                     ----------  ----------
A major U.S. airline. A write-down of holdings of this issuer was completed during the third quarter. No additional impairments on these holdings are
necessary at this time.                                                             $ 32.4       $4.5

An Australian-based gold and advanced minerals mining company. The company unexpectedly went into receivership in the third quarter of 2004. A sale was entered into and will settle in 2005. The expected loss on disposal is
included in "write-downs" in the table.                                                9.4         --

Specialty finance company for healthcare providers. Second quarter 2004 analysis indicated that the underlying collateral had deteriorated and expected cash flows had experienced an adverse change. An impairment loss was taken in the second quarter with the security recorded at fair value. Exposure was reduced through sales in the third quarter. Sales with realized gains are not included in this table. Expected cash flows and fair values of the remaining holdings are being monitored. No additional impairments on these holdings are
necessary at this time.                                                                3.1        0.7

United Kingdom-based manufacturer, primarily of buses. Impaired during the
first quarter of 2004 and subsequently sold during the second quarter of 2004.          --         --

A structured asset-backed security with home-equity loans as the underlying collateral. Expected cash flows and fair value deteriorated during the second quarter of 2004 and an impairment loss was taken to reduce holding to fair value. Expected cash flows and fair values of the remaining holding are being
monitored. No additional impairments are necessary at this time.                       5.0        1.0

Asset-backed structure issued in 2000 which includes credit default swaps. A write-down and sale of a portion of the holdings of this issuer was taken during the second quarter of 2004. Expected cash flows and fair value of the remaining holding are being monitored. No additional impairments on these
holdings are necessary at this time.                                                   5.7        0.5

A collateralized debt obligation. The write-down to fair value was recognized
consistent with the Company's intent to sell before recovery.                          9.9         --

A collateralized debt obligation. A write-down to fair value was taken consistent with the application of the applicable accounting literature due to an adverse change in expected cash flows of the security. During third quarter of
2004, a gain on sale of $2.4 (not shown in the table) was recognized upon final
disposition of the security.                                                            --         --

A major U.S. airline. A write-down and sale of certain holdings of this issuer was completed during the third quarter of 2004. No additional impairments on
these holdings are necessary at this time.                                            33.5        1.4

A leading dairy products producer. The company is in bankruptcy. A write-
down to fair value was completed during the third quarter. Further decline in the fourth quarter prompted a decision to sell and an additional impairment was
recorded.                                                                              2.1         --

Asset-backed structure issued in 1998 to purchase and own a portfolio of aircraft. A sale of the entire position was realized as an impairment loss during
the third quarter of 2004.                                                              --         --

A company that sells, leases and rents general purpose electronic test equipment to the U.S. and Western Europe. Due to payment defaults by the company, a write-down to fair value was completed during the fourth quarter of
2004.                                                                                  2.3         --

A leading provider of specialty information services to life, health and disability insurance industries. Due to several concerns regarding the company's operations, including its ability to service its long-term debt, an impairment loss was taken in the third quarter and the security recorded at fair
value. Entire holding sold for book value in the fourth quarter of 2004.                --         --

A provider of communications integrated circuits to the telecommunications industry. A sale of the company is being negotiated for first quarter 2005. Due to a lower than anticipated sales price estimate, an impairment loss was taken
in the fourth quarter of 2004, and the security recorded at fair value.                4.1         --

A collateralized debt obligation. A sale of the entire position was completed
during fourth quarter 2004 with the loss recorded as an impairment loss.                --         --
                                                                                    ------       ----
   Total.........................................................................   $107.5       $8.1
                                                                                    ======       ====

------

/1/ Holdings represent amortized cost of fixed maturity securities and cost of equity securities as of the date indicated.

No other issuer had aggregate losses on sales and write-downs greater than 2.0% of the Company's total gross losses on sales and write-downs on fixed maturity and equity securities.

                                      31

Related Party Transactions

In the normal course of business, the Company has entered into a number of related party transactions. Descriptions of these transactions are provided in
Note 16 to the consolidated financial statements included in the F pages of this report and are incorporated herein by reference.

Contractual Obligations and Commitments

The following table summarizes the Company's contractual obligations and commitments as of December 31, 2004 expected to be paid in the periods presented. Payment amounts reflect the Company's estimate of undiscounted cash flows related to these obligations and commitments. Balance sheet amounts were determined in accordance with GAAP and in many cases differ significantly from the summation of undiscounted cash flows. The most significant difference relates to future policy benefits related to life and health insurance which include discounting.

                                                                          Payments due by period
                             -                                -----------------------------------------------  Amount
                                                                Less                        More                 Per
                                                                than      1-3      3-5     than 5              balance
(in millions)                                                  1 year    years    years    years      Total     sheet
-------------                                                 -------- --------- -------- --------- --------- ---------
Debt/1/:
   Short-term                                                 $  219.7 $      -- $     -- $      -- $   219.7 $   215.0
   Long-term, payable to NFS                                      53.7     107.4    107.4   1,907.1   2,175.6     700.0
                                                              -------- --------- -------- --------- --------- ---------
       Subtotal                                                  273.4     107.4    107.4   1,907.1   2,395.3     915.0
                                                              -------- --------- -------- --------- --------- ---------
Purchase and lending commitments:
   Fixed maturity securities/2/                                   68.1        --       --        --      68.1        --
   Commercial mortgage loans/2/                                  197.7      38.5      1.5       6.0     243.7        --
   Limited partnerships/3/                                        70.1        --       --        --      70.1        --
                                                              -------- --------- -------- --------- --------- ---------
       Subtotal                                                  335.9      38.5      1.5       6.0     381.9        --
                                                              -------- --------- -------- --------- --------- ---------
Future policy benefits and claims/4/:
   Fixed annuities and fixed option of variable annuities/5/   1,589.0   3,796.0  2,641.0   7,411.0  15,437.0  13,793.0
   Life and health insurance/5/                                  754.0     794.0    817.0   9,916.0  12,281.0   5,744.0
   Single premium immediate annuities/6/                         212.0     395.0    352.0   2,598.0   3,557.0   1,708.0
   Group pension deferred fixed annuities/7/                   1,338.0   2,253.0  1,712.0   8,268.0  13,571.0  10,140.0
   Funding agreements backing MTNs/2, 8/                       1,758.0   2,962.0    276.0     303.0   5,299.0   4,998.1
                                                              -------- --------- -------- --------- --------- ---------
       Subtotal                                                5,597.0  10,101.0  5,691.0  27,416.0  48,805.0  36,383.1
                                                              -------- --------- -------- --------- --------- ---------
Cash and securities collateral/9/:
   Cash collateral on securities lending                         874.2        --       --        --     874.2     874.2
   Cash collateral on derivative transactions                    415.7        --       --        --     415.7     415.7
   Securities collateral on securities lending                   191.8        --       --        --     191.8     191.8
   Securities collateral on derivative transactions              222.5        --       --        --     222.5     222.5
                                                              -------- --------- -------- --------- --------- ---------
       Subtotal                                                1,704.2        --       --        --   1,704.2   1,704.2
                                                              -------- --------- -------- --------- --------- ---------
       Total                                                  $7,910.5 $10,246.9 $5,799.9 $29,329.1 $53,286.4 $39,002.3
                                                              ======== ========= ======== ========= ========= =========

------

/1 /No contractual provisions exist that could create, increase or accelerate those obligations presented. The amount presented includes contractual principal payments and interest based on rates in effect at December 31, 2004.

/2/ No contractual provisions exist that could create, accelerate or materially increase those obligations presented.

                                      32

/3 /Primarily related to investments in low-income-housing tax credit partnerships. Call dates for the obligations presented are either date or event specific. The date specific requirement mandates the Company fund a specified amount on a stated date provided there are no defaults under the agreement. The event specific requirement is such that the Company is obligated to fund a specified amount of its capital commitment when a property becomes fully stabilized. The ultimate call date of these commitments may extend beyond one year but have been reflected in payments due in less than one year due to the call features. The Company's capital typically is called within one to four years, depending on when the events contemplated in the documents transpire.

/4 /A significant portion of policy contract benefits to be paid do not have stated contractual maturity dates and may not result in any ultimate payment obligation. Amounts reported herein represent estimated undiscounted cash flows out of the Company's general account related to death, surrender, annuity and other benefit payments under policy contracts in force at December 31, 2004. Separate account payments are not reflected herein due to the matched nature of these obligations and the fact that the contract owners maintain the investment risk of such deposits. Estimated payment amounts reported herein were developed based on review of historical results experienced by the Company and the related contractual provisions. Significant assumptions incorporated in the reported amounts include: future policy lapse rates (including the impact of customer decisions to make future premium payments to keep the related policies in force), coverage levels remaining unchanged from those provided under contracts in force at December 31, 2004, future interest crediting rates, and the estimated timing of payments. Actual amounts will vary, potentially in a significant manner, from the amounts indicated due to deviations between assumptions and actual results and the addition of new business in future periods.

/5 /Contractual provisions exist which could adjust the amount and/or timing of those obligations reported. Key assumptions related to payments due by period include customer lapse rates (including timing of death) and future interest crediting level. Assumptions for future interest crediting levels have been made based on processes consistent with the Company's past practices, which is at the discretion of the Company, subject to guaranteed minimum crediting rates in many cases and/or subject to contractually obligated increases for specified periods of time. Many of the contracts with potentially accelerated timing of payments are subject to surrender charges which are generally calculated as a percentage of deposits made and are assessed at declining rates during the first seven years after a deposit is made. Amounts disclosed herein include an estimate of those accelerated payments, net of applicable surrender charges. See Note 2 (g) to the consolidated financial statements included in the F pages of this report for a description of the Company's method for establishing life and annuity reserves in accordance with GAAP. Health reserves represent less than $0.5 million of the amounts reflected in the table and are reflected in the less than one-year column.

/6/ Certain assumptions have been made about retirement patterns in the amounts reported. Actual retirements may differ significantly from those projected and may result in early withdrawal of contract funds, which could cause the timing of the obligations reported to vary significantly. In addition, contractual surrender provisions exist on an immaterial portion of these contracts that could decrease and/or accelerate those obligations presented. Most of the contracts with potentially accelerated timing of payments are subject to surrender charges which are generally calculated as a percentage of deposits made and are assessed at declining rates during the first seven years after a deposit is made. Amounts disclosed herein include an estimate of those accelerated payments, net of applicable surrender charges. Furthermore, in developing the estimates of payments due by period, the Company followed the process for determining future interest crediting rates as described in note 5 above.

/7/ Contractual provisions exist that could increase those obligations presented. In developing the estimates of payments due by period, the Company followed the process for determining future interest crediting rates as described in note 5 above.

/8 /See the "Off-Balance Sheet Transactions" section of MD&A for a detailed discussion of the Company's MTN program. The amounts presented include contractual principal and interest based on rates in effect at December 31, 2004.

/9/ Since the timing of the return of collateral is uncertain, these obligations have been reflected in payments due in less than one year. See the "Off-Balance Sheet Transactions" section of MD&A for a detailed discussion of the impact of collateral on the Company's balance sheets.

Estimated future cash flows related to an immaterial amount of group accident and health insurance reserves have not been reflected in the table above due to significant uncertainty about the amount and timing of such cash flows.

In addition, the Company makes discretionary pension plan and other postretirement benefit plan contributions. See Note 15 to the consolidated financial statements included in the F pages of this report for a detailed discussion of plan contributions.

                                      33

Off-Balance Sheet Transactions

Under the MTN program, NLIC issues funding agreements to an unconsolidated third party trust to secure notes issued to investors by the trust. The funding agreements rank pari passu with all other insurance claims of the issuing company in the event of liquidation and should be treated as "annuities" under applicable Ohio insurance law. Therefore, the funding agreement obligations are classified as a component of future policy benefits and claims on the consolidated balance sheets. Because the Company is not the primary beneficiary of, and has no ownership interest in, or control over, the third party trust that issues the MTNs, the Company does not include the trust in its consolidated financial statements. Since the notes issued by the trust have a secured interest in the funding agreements issued by the Company, Moody's Investors Service Inc. and Standard & Poor's Ratings Services assign the same ratings to the notes and the insurance financial strength of the Company.

As of December 31, 2004 and 2003, the Company had received $874.2 million and $976.6 million, respectively, of cash collateral on securities lending and $415.7 million and $544.5 million, respectively, of cash for derivative collateral. As of December 31, 2004, the Company had received $191.8 million of non-cash collateral on securities lending. Both the cash and non-cash collateral amounts are included in short-term investments with a corresponding liability recorded in other liabilities. As of December 31, 2004 and 2003, the Company had loaned securities with a fair value of $1.04 billion and 958.1 million, respectively. The Company also held $222.5 million and $163.0 million of securities as off-balance sheet collateral on derivative transactions as of December 31, 2004 and 2003, respectively.

ITEM 7A Quantitative and Qualitative Disclosures About Market Risk

Market Risk Sensitive Financial Instruments

The Company is subject to potential fluctuations in earnings and the fair value of certain of its assets and liabilities, as well as variations in expected cash flows due to changes in market interest rates and equity prices. The following discussion focuses on specific interest rate and equity price risks to which the Company is exposed and describes strategies used to manage these risks. The discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

Interest Rate Risk

Fluctuations in interest rates can impact the Company's earnings, cash flows and the fair value of its assets and liabilities. In a declining interest rate environment, the Company may be required to reinvest the proceeds from maturing and prepaying investments at rates lower than the overall yield of the portfolio, which could reduce future interest spread income. In addition, minimum guaranteed crediting rates (ranging from 1.5% to 3.5% for a majority of the individual annuity contracts in force) on certain individual annuity contracts could prevent the Company from lowering its interest crediting rates to levels commensurate with prevailing market interest rates, resulting in a reduction to the Company's interest spread income in the event market interest rates remain at, or decline further from December 31, 2004 levels. The average crediting rate of fixed annuity products during 2004 was 3.93% and 4.46% for the Individual Investments and Retirement Plans segments, respectively, well in excess of the guaranteed rates.

The Company mitigates this risk by managing the maturity and interest-rate sensitivities of the assets to be consistent with those of the liabilities. During 2003, in response to the low interest rate environment, the Company reduced commissions on fixed annuity sales, launched new products with new guaranteed rates, discontinued the sale of its leading annual reset fixed annuities and implemented limits on variable annuity allocations to the guaranteed fixed option. In addition, the Company adheres to a strict discipline of setting interest crediting rates on new business at levels adequate to provide returns consistent with management expectations.

Conversely, a rising interest rate environment could result in a reduction of interest spread income or an increase in policyholder surrenders. Existing general account investments supporting annuity liabilities had a weighted average maturity of approximately 5.1 years as of December 31, 2004 and therefore, the change in yield of the portfolio will lag changes in market interest rates. This lag increases if the rate of prepayments of securities slows. To the extent the Company sets renewal rates based on current market rates, this will result in reduced interest spreads. Alternatively, if the Company sets renewal crediting rates while attempting to maintain a desired spread from the portfolio yield, the rates offered by the Company may be less than new money rates offered by competitors. This difference could result in an increase in surrender activity by policyholders. If the Company was unable to fund surrenders with its cash flow from operations, the Company might need to sell assets, which likely would have declined in value due to the increase in interest rates. The Company mitigates this risk by offering products that assess surrender charges and/or market value adjustments at the time of surrender, and by managing the maturity and interest-rate sensitivities of the assets to approximate those of the liabilities.

                                      34

Asset/Liability Management Strategies to Manage Interest Rate Risk

The Company employs an asset/liability management approach tailored to the specific requirements of each of its products. Each line of business has an investment policy based on its specific characteristics. The policy establishes asset maturity and duration, quality and other relevant guidelines.

An underlying pool or pools of investments, including combinations of common and dedicated asset pools, supports each general account line of business. The common asset pools are generally maintained on the basis of the desired maturity characteristics of the assets used (e.g. 4 to 7 years average weighted life). The various lines of business are given "ownership" percentages of assets acquired by the pools depending on their contribution to the amounts purchased in the pools, in a manner analogous to investment year allocations. This methodology is sometimes referred to as synthetic segmentation. Additionally, dedicated pools of assets have been created for certain liabilities or groups of liabilities within most lines. These pools consist of whole assets purchased specifically for the underlying line of business. In general, assets placed in any given portfolio remain there until they mature (or are called), but active management of specific securities, sectors, and several top down risks may result in portfolio turnover.

Investment strategies are executed by dedicated investment professionals based on the guidance established for the various pools. To assist them in this regard, they receive periodic projections of investment needs from each line's management team. Line of business management teams, investment portfolio managers and finance professionals periodically evaluate how well assets purchased and the underlying portfolio match the underlying liabilities for each line. Strategy adjustments are made when needed.

Using this information, in conjunction with each line's investment strategy, actual asset purchases or commitments are made. In addition, plans for future asset purchases are formulated when appropriate. This process is repeated frequently enough so that invested assets for each line match its investment needs as closely as possible. The primary objectives are to ensure that each line's liabilities are invested in accordance with its investment strategy and that over or under investment is minimized.

As part of this process, the investment portfolio managers provide each line's actuaries with forecasts of anticipated rates that the line's future investments are expected to produce. This information, in combination with yields attributable to the line's current investments and its investment "rollovers," gives the line actuaries data to use in computing and declaring interest crediting rates for their lines of business.

There are two approaches to developing investment policies:

  . For liabilities where cash flows are not interest sensitive and the credited rate is fixed (e.g. immediate annuities), the Company manages risk with a combination cash matching/duration matching strategy. Duration is a measure of the sensitivity of price to changes in interest rates. For a rate movement of 100 basis points the fair value of liabilities with a duration of 5 years would change by approximately 5%. For this type of liability, the Company generally targets an asset/liability duration mismatch of -0.25 to +0.50 years. In addition, the Company attempts to minimize asset and liability cash flow mismatches, especially over the first five years. However, the desired degree of cash matching is balanced against the cost of cash matching.

  . For liabilities where the Company has the right to modify the credited rate and policyholders also have options, the Company's risk management process includes modeling both the assets and liabilities over multiple stochastic scenarios. The Company considers a range of potential policyholder behavior as well as the specific liability crediting strategy. This analysis, combined with appropriate risk tolerances, drive the Company's investment policy.

Use of Derivatives to Manage Interest Rate Risk

The Company is exposed to changes in the fair value of fixed rate investments (i.e. certain fixed-rate commercial mortgage loans and fixed-rate corporate bonds) due to changes in interest rates. To manage this risk, the Company enters into various types of derivative instruments to minimize fluctuations in fair values resulting from changes in interest rates. The Company principally uses interest rate swaps to manage this risk.

Under interest rate swaps, the Company receives variable interest rate payments and makes fixed rate payments. The fair value of the interest rate swaps will increase/decrease as interest rates increase/decrease, which will offset the changes in the fair value of the hedged fixed-rate investment (which will decrease/increase as interest rates increase/decrease).

With short Euro futures, if interest rates increase/decrease, the gains/losses on the futures will offset the changes in the fair value of the hedged fixed-rate investment (which will decrease/increase as interest rates increase/decrease).

                                      35

As a result of entering into commercial mortgage loan and private placement commitments, the Company is exposed to changes in the fair value of the commitment due to changes in interest rates during the commitment period. To manage this risk, the Company enters into short U.S. Treasury futures.

With short U.S. Treasury futures, if interest rates rise (fall), the gains (losses) on the futures will offset the change in fair value of the commitment.

Floating rate investments (i.e. commercial mortgage loans and corporate bonds) expose the Company to fluctuations in cash flow and investment income due to changes in interest rates. To manage this risk, the Company enters into receive fixed, pay variable over-the-counter interest rate swaps or long Euro futures strips.

In using interest rate swaps, the Company receives fixed interest rate payments and makes variable interest rate payments. As the variable interest payments made on the interest rate swaps will offset the variable interest payments received on the floating rate investments, the Company's net cash flow equals the fixed payments received on the interest rate swap.

With long Euro futures, if interest rates increase/decrease, the losses/gains on the futures offset the decrease/increase in the variable rate income on the investments.

The Company manages interest rate risk at the segment level. Different segments may simultaneously hedge interest rate risks associated with owning fixed and variable rate investments considering the risk relevant to a particular segment.

Foreign Currency Risk Management

In conjunction with the Company's MTN program, the Company periodically issues both fixed and variable rate liabilities denominated in foreign currencies. As a result, the Company is exposed to changes in fair value of the liabilities due to changes in foreign currency exchange rates and interest rates. To manage these risks, the Company enters into cross-currency swaps to convert these liabilities to a U.S. dollar rate.

For a fixed rate liability, the cross-currency interest rate swap is structured to receive a fixed rate, in the foreign currency, and pay a variable U.S. dollar rate, generally 3-month U.S. LIBOR. For a variable rate foreign liability, the cross-currency interest rate swap is structured to receive a variable rate, in the foreign currency, and pay a variable U.S. dollar rate, generally 3-month U.S. LIBOR.

The Company is exposed to changes in fair value of fixed rate investments denominated in a foreign currency due to changes in foreign currency exchange rates and interest rates. To manage this risk, the Company uses cross-currency interest rate hedges to swap these asset characteristics to variable U.S. dollar rate instruments. Cross-currency interest rate swaps on assets are structured to pay a fixed rate, in the foreign currency, and receive a variable U.S. dollar rate, generally 3-month U.S. LIBOR.

Cross-currency interest rate swaps in place against each foreign currency obligation or investment hedge the Company against adverse currency movements with respect to both period interest payments and principal repayment.

                                      36

Characteristics of Interest Rate Sensitive Financial Instruments

The table below provides information about the Company's financial instruments as of December 31, 2004 that are sensitive to changes in interest rates. Insurance contracts that subject the Company to significant mortality risk, including life insurance contracts and life-contingent immediate annuities, do not meet the definition of a financial instrument and are not included in the table.

                                      Estimated year of maturities/repayments
                       ---------------------------------------------------------------------    2004      2003
                                                                          There-                Fair      Fair
(in millions)            2005      2006      2007      2008      2009     after      Total      Value     Value
-------------          --------  --------  --------  --------  --------  --------  ---------  --------- ---------
Assets
Fixed maturity
  securities:
   Corporate bonds:
       Principal...... $1,842.5  $2,762.2  $2,076.6  $1,698.0  $1,475.9  $6,970.4  $16,825.6  $17,566.9 $17,375.5
       Weighted
         average
         interest
         rate.........     7.61%     8.26%     8.28%     5.67%     6.67%     6.18%      6.93%
   Mortgage and
     other asset-
     backed
     securities:......
       Principal...... $1,193.4  $1,134.2  $1,121.5  $  975.1  $  722.5  $3,265.9  $ 8,412.6  $ 8,517.2 $ 8,253.3
       Weighted
         average
         interest
         rate.........     5.61%     5.30%     5.19%     4.65%     5.40%     5.40%      6.02%
   Other fixed
     maturity
     securities:
       Principal...... $   36.4  $  129.5  $   39.1  $   75.5  $  113.7  $1,076.3  $ 1,470.5  $ 1,567.9 $ 1,318.0
       Weighted
         average
         interest
         rate.........     5.22%     4.49%     5.35%     4.81%     5.33%     5.91%      5.65%
   Mortgage loans
     on real estate:
       Principal...... $  432.6  $  578.4  $  652.6  $  621.6  $  593.8  $5,685.8  $ 8,564.8  $ 8,942.7 $ 8,830.0
       Weighted
         average
         interest
         rate.........     7.03%     6.47%     5.53%     5.32%     5.55%     6.21%      6.36%

Liabilities
Individual deferred
  fixed annuities:
   Principal.......... $1,722.8  $2,083.3  $1,953.5  $1,408.6  $1,115.1  $5,347.2  $13,630.5  $12,247.6 $12,946.1
   Weighted
     average
     crediting
     rate.............     3.58%     3.36%     3.09%     3.03%     3.06%     3.08%      3.17%
Group pension
  deferred fixed
  annuities:
   Principal.......... $1,436.7  $1,221.2  $  996.1  $  849.2  $  726.4  $4,910.3  $10,139.9  $ 9,814.4 $ 9,287.4
   Weighted
     average
     crediting
     rate.............     3.98%     3.84%     3.74%     3.63%     3.57%     3.53%      3.66%
Funding agreements
  backing MTNs:.......
   Principal.......... $1,627.1  $1,204.1  $1,623.3  $  255.0  $     --  $  289.5  $ 4,999.0  $ 4,401.6 $ 4,606.3
   Weighted
     average
     crediting
     rate.............     3.13%     3.39%     3.17%     3.26%       --      3.27%      3.22%
Immediate
  annuities:..........
   Principal.......... $  215.1  $  191.7  $  167.3  $  146.3  $  127.7  $  859.3  $ 1,707.4  $   407.0 $   400.0
   Weighted
     average
     crediting
     rate.............     6.93%     6.96%     6.99%     7.02%     7.05%     7.09%      7.04%
Short-term debt:
   Principal.......... $  215.0  $     --  $     --  $     --  $     --  $     --  $   215.0  $   215.0 $   199.8
   Weighted
     average
     interest rate....     2.19%       --        --        --        --        --       2.19%
Long-term debt:
   Principal.......... $     --  $     --  $     --  $     --  $     --  $  700.0  $   700.0  $   743.9 $   803.7
   Weighted
     average
     interest rate....       --        --        --        --        --      7.67%      7.67%

                                      37

                                             Estimated year of maturities/repayments
                                ----------------------------------------------------------------   2004     2003
                                                                               There-              Fair     Fair
(in millions)                     2005     2006    2007     2008      2009     after      Total    Value    Value
-------------                   --------  ------  ------  --------  --------  --------  --------  -------  -------
Derivative Financial
  Instruments
Interest rate swaps:
   Pay fixed/receive variable:
       Notional value.......... $  227.4  $447.1  $563.3  $  217.1  $  180.3  $  684.0  $2,319.2  $(167.5) $(200.4)
       Weighted average
         pay rate..............     4.58%   4.71%   4.37%     4.32%     4.61%     5.18%     4.71%
       Weighted average
         receive rate/1/.......     1.79%   1.81%   1.83%     1.80%     1.84%     1.98%     1.86%
   Pay fixed/receive variable,
     forward starting:.........
       Notional value.......... $     --  $   --  $   --  $     --  $     --  $  131.4  $  131.4  $  (1.2) $    --
       Weighted average
         pay rate/1/...........       --      --      --        --        --      4.70%     4.70%
       Weighted average
         receive rate..........       --      --      --        --        --      2.56%     2.56%
   Pay variable/receive fixed:
       Notional value.......... $  575.8  $577.7  $341.5  $  260.8  $     --  $   53.6  $1,809.4  $ 585.5  $ 640.6
       Weighted average
         pay rate..............     2.19%   2.18%   1.97%     2.13%       --      2.23%     2.14%
       Weighted average
         receive rate..........     4.38%   4.19%   4.19%     4.98%       --      5.78%     4.41%
   Pay variable/receive fixed,
     forward starting:
       Notional value.......... $     --  $   --  $   --  $     --  $     --  $   17.6  $   17.6  $    --  $    --
       Weighted average
         pay rate/1/...........       --      --      --        --        --      2.56%     2.56%
       Weighted average
         receive rate..........       --      --      --        --        --      5.17%     5.17%
   Pay variable/receive
     variable:
       Notional value.......... $  760.1  $102.6  $   --  $     --  $     --  $     --  $  862.7  $  93.5  $  99.6
       Weighted average
         pay rate/1/...........     2.04%   2.20%     --        --        --        --      2.06%
       Weighted average
         receive rate/1/.......     1.68%   4.39%     --        --        --        --      2.00%
   Pay fixed/receive fixed:....
       Notional value.......... $   27.1  $ 26.8  $ 44.0  $   16.8  $   64.1  $  130.1  $  308.9  $ (87.4) $ (49.4)
       Weighted average
         pay rate..............     3.36%   5.65%   5.97%     5.83%     5.73%     5.24%     5.35%
       Weighted average
         receive rate..........     4.71%   3.27%   3.41%     4.04%     4.16%     4.89%     4.32%
   Convertible asset swap:.....
       Notional value.......... $   10.0  $ 15.0  $ 18.9  $     --  $     --  $     --  $   43.9  $   2.6  $  (1.1)
       Weighted average
         pay rate..............       --    0.62%     --        --        --        --      0.21%
       Weighted average
         receive rate..........     2.26%   2.64%   2.21%       --        --        --      2.37%
   Credit default swap sold:
       Notional value.......... $  105.5  $157.5  $286.5  $  176.0  $   38.5  $     --  $  764.0  $   7.4  $  10.0
       Weighted average
         receive rate..........     2.39%   2.53%   1.15%     2.41%     0.98%       --      1.89%
   Credit default swap
     purchased:
       Notional value.......... $   21.5  $ 17.8  $   --  $   11.5  $    1.3  $     --  $   52.1  $   4.9  $   0.4
       Weighted average
         pay rate..............     2.94%   4.76%     --      4.62%     5.00%       --      3.98%
Embedded derivatives:..........       --      --      --        --        --        --        --
   Notional value..............
Treasury futures:.............. $     --  $   --  $   --  $     --  $     --  $   20.0  $   20.0  $  10.8  $   4.6
   Long positions:
       Contract amount/
         notional value
       Weighted average
         settlement price...... $   12.5  $   --  $   --  $     --  $     --  $     --  $   12.5  $  (4.4) $   0.1
   Short positions:............    111.0      --      --        --        --        --     111.0
       Contract amount/
         notional value
       Weighted average
         settlement price...... $  310.6  $   --  $   --  $     --  $     --  $     --  $  310.6  $  (0.3) $ (25.3)
Equity futures:................    112.5      --      --        --        --        --     112.5
   Short positions:............
       Contract amount/
         notional value........
       Weighted average
         settlement price...... $   63.9  $   --  $   --  $     --  $     --  $     --  $   63.9  $  (1.9) $    --
Option contracts...............  1,213.7      --      --        --        --        --   1,213.7
   Long positions:
       Contract amount/
         notional value
       Weighted average
         settlement price...... $     --  $   --  $   --  $    9.3  $   35.4  $  146.2  $  190.9  $  10.5  $    --
       Weighted average
         settlement price......       --      --      --   1,246.8   1,273.2   1,258.0   1,260.3

------

/1/ Variable rates are generally based on 1, 3 or 6-month U.S. LIBOR and reflect the effective rate as of December 31, 2004.

                                      38

Additional information about the characteristics of the financial instruments and assumptions underlying the data presented in the table on the proceeding page are as follows:

Mortgage-backed and other asset-backed securities: The year of maturity is determined based on the terms of the securities and the current rate of prepayment of the underlying pools of mortgages or assets. The Company limits its exposure to prepayments by purchasing less volatile types of MBS and ABS investments.

Corporate bonds and other fixed maturity securities and mortgage loans on real estate: The maturity year is that of the security or loan.

Individual deferred fixed annuities: The maturity year is based on the expected date of policyholder withdrawal, taking into account actual experience, current interest rates and contract terms. Individual deferred fixed annuities are certain individual annuity contracts, which are also subject to surrender charges calculated as a percentage of the deposits made and assessed at declining rates during the first seven years after a deposit is made. Also included in deferred fixed annuities were $6.19 billion of participating group annuity contracts. As of December 31, 2004, individual annuity general account liabilities totaling $6.87 billion were in contracts where the crediting rate is reset periodically, with portions resetting in each calendar quarter, and $990.0 million that reset annually. Individual fixed annuity policy reserves of $3.29 billion were in contracts that adjust the crediting rate every five years. Individual fixed annuity policy reserves of $749.9 million were in contracts that adjust the crediting rate every three years. The average crediting rate is calculated as the difference between the projected yield of the assets backing the liabilities and a targeted interest spread. However, for certain individual annuities the credited rate is also adjusted to partially reflect current new money rates.

Group pension deferred fixed annuities: The maturity year is based on the expected date of policyholder withdrawal, taking into account actual experience, current interest rates and contract terms. Included were group annuity contracts representing $10.13 billion of general account liabilities as of December 31, 2004, which are generally subject to market value adjustment upon surrender and which also may be subject to surrender charges. Of the total group annuity liabilities, $8.98 billion were in contracts where the crediting rate is reset quarterly, $459.8 million were in contracts that adjust the crediting rate on an annual basis with portions resetting in each calendar quarter and $691.1 million were in contracts where the crediting rate is reset annually on January 1.

Funding agreements backing MTNs: Fixed annuity policy reserves of $4.40 billion relate to funding agreements issued in conjunction with the Company's MTN program where the crediting rate is either fixed for the term of the contract or variable, based on an underlying index.

Immediate annuities: Non-life contingent contracts in payout status where the Company has guaranteed periodic payments, typically monthly, are included. The maturity year is based on the term of the contract.

Short-term debt and long-term debt: The maturity year is the stated maturity date of the obligation.

Derivative financial instruments: The maturity year is based on the term of the related contract. Interest rate swaps include cross-currency interest rate swaps that eliminate all of the Company's existing asset and liability foreign currency exposure. Cross-currency interest rate swaps in place against each foreign currency obligation hedge the Company against adverse currency movements with respect to both period interest payments and principal repayment. Underlying details by currency have therefore been omitted. Variable swap rates and settlement prices reflect rates and prices in effect as of December 31, 2004.

Equity Market Risk

Asset fees calculated as a percentage of the separate account assets are a significant source of revenue to the Company. As of December 31, 2004, approximately 82% of separate account assets were invested in equity mutual funds. Gains and losses in the equity markets result in corresponding increases and decreases in the Company's separate account assets and the reported asset fee revenue. In addition, a decrease in separate account assets may decrease the Company's expectations of future profit margins due to a decrease in asset fee revenue and/or an increase in GMDB claims, which may require the Company to accelerate the amortization of DAC. The Company's long-term assumption for net separate account returns is 8% annual growth, earned evenly throughout the year.

                                      39

Many of the Company's individual variable annuity contracts offer GMDB features. A GMDB generally provides a benefit if the annuitant dies and the contract value is less than a contractually defined amount. Such specified amounts vary from contract to contract based on the date the contract was entered into as well as the GMDB feature elected. A decline in the stock market may cause the contract value to fall below this specified amount and the net amount at risk to increase. The net amount at risk is the amount by which the GMDB exceeds the contract value at any given time and is a primary indicator of potential future GMDB claims. As of December 31, 2004, the net amount at risk, net of amounts reinsured, was $296.5 million. To manage this risk, the Company has implemented a GMDB hedging program for certain new and existing business. The program, which is an economic hedge but does not qualify for hedge accounting under current accounting guidance, is designed to offset a specified portion of changes in the value of the GMDB obligation. Currently the program shorts S&P 500 index futures, which in turn provides a partial offset to changes in the value of the designated obligation. Prior to implementation of the GMDB hedging program in 2003, the Company managed the risk of these benefits primarily by entering into reinsurance arrangements. See Notes 4, 6 and 12 to the consolidated financial statements included in the F pages of this report for additional disclosures about GMDB risk.

The Company also offers certain variable annuity products with a guaranteed minimum accumulation benefit (GMAB) rider. A GMAB provides the contract holder with a guaranteed return of premium, adjusted proportionately for withdrawals, after a specified period of time (5, 7 or 10 years) selected by the contract holder at the issuance of the variable annuity contract. In some cases, the contract holder also has the option, after a specified period of time, to drop the rider and continue the variable annuity contract without the GMAB. A GMAB is an embedded derivative, and as such, the equity exposure in this product is recognized at fair value, separately from the annuity contract, with changes in fair value recognized in the statements of income. The Company is exposed to equity market risk to the extent that the underlying investment options, which can include fixed and variable components selected by the contract holder, do not generate enough earnings over the life of the contract to at least equal the adjusted premiums. The Company is economically hedging the GMAB exposure for those risks that exceed a level considered acceptable by purchasing interest rate futures and shorting S&P 500 futures. The GMAB economic hedge does not qualify for hedge accounting under current accounting guidance. Upon reaching scale, the Company anticipates the purchase of S&P 500 index put options and over-the-counter basket put options, which are constructed such that they minimize the tracking error of the hedge and the GMAB exposure. See Notes 4, 6 and 12 to the consolidated financial statements included in the F pages of this report for additional disclosures about GMAB risk.

Inflation

The rate of inflation did not have a material effect on the revenues or operating results of the Company during 2004, 2003 or 2002.

                                      40

ITEM 8 Consolidated Financial Statements and Supplementary Data

The consolidated financial statements of Nationwide Life Insurance Company and subsidiaries are indexed in Part IV, Item 15 - Exhibits, Financial Statement Schedules and included in the F pages of this report.

Semi-annual and annual reports are sent to contract owners of the variable annuity and life insurance contracts issued through registered separate accounts of the Company.

ITEM 9 Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

ITEM 9A Controls and Procedures

Evaluation of Disclosure Controls and Procedures

The Company's Chief Executive Officer and Chief Financial Officer have evaluated the effectiveness of the Company's disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934). Based on such evaluation, such officers have concluded that the Company's disclosure controls and procedures are effective as of the end of the period covered by this Annual Report.

Changes in Internal Control Over Financial Reporting

There have been no changes during the Company's fourth fiscal quarter to its internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting.

ITEM 9B Other Information

NMIC entered into amendments of employment agreements with the following executive officers of NFS as of March 1, 2005: W.G. Jurgensen, Patricia Hatler, Donna James, Michael Keller and Greg Lashutka. NFS reimburses NMIC for portions of each of such officer's salary in accordance with the terms of the Amended and Restated Cost Sharing Agreement. See Note 21 in the F-pages of this report for more information on the Amended and Restated Cost Sharing Agreement. The amendments allow for the earlier commencement of supplemental pension benefits after termination of employment. Prior to amendment, each of the employment agreements provided that payments with respect to benefits under the Nationwide Retirement Plan, Nationwide Supplemental Retirement Plan and Nationwide Excess Benefit Plan would not begin until after the end of the severance period (which is the period ending two years after the executive officer's termination of employment in the event of a termination before a change of control or the period ending three years after the executive officer's termination of employment at or after a change of control). Under the amendments, the supplemental pension benefits will be paid in the same forms and at the same times as the other benefits described in the agreements, generally within thirty (30) days of termination of employment. The amendments do not change the amount of benefits that would be paid out under the agreements, but only change the timing of payment. In addition, the above executive officers were offered a one-time opportunity to restructure the severance and pension payouts and were each given a choice to exchange a percentage of their severance opportunity (selected by them and approved by NMIC) to enhance their pension benefit upon retirement in the event of involuntary termination without cause.

                                      41

                                   PART III

ITEM 10 Directors and Executive Officers of the Registrant

Omitted due to reduced disclosure format.

ITEM 11 Executive Compensation

Omitted due to reduced disclosure format.

ITEM 12 Security Ownership of Certain Beneficial Owners and Management

Omitted due to reduced disclosure format.

ITEM 13 Certain Relationships and Related Transactions

Omitted due to reduced disclosure format.

ITEM 14 Principal Accounting Fees and Services

The following table presents fees for services rendered by KPMG LLP for: (i) the audits of the consolidated financial statements for NFS and its subsidiaries, including consolidated or individual audits of other NFS subsidiaries financial statements, where appropriate, for each of the years ended December 31, 2004 and 2003; (ii) the reviews of the consolidated financial statements included in the Quarterly Reports on Form 10-Q for NFS and NLIC filed during each year indicated; and (iii) fees billed for other services rendered by KPMG LLP.

                                           2004       2003
                                        ---------- ----------
                  Audit fees........... $5,140,900 $3,035,781
                  Audit related fees/1/    925,313    611,966
                  Tax fees/2/..........    192,945     35,700
                                        ---------- ----------
                  Total fees........... $6,259,158 $3,683,447
                                        ========== ==========

------

/1/ Audit related fees were principally for reports on internal controls (Statement on Auditing Standards No. 70, Service Organizations), financial statement audits of employee benefit plans, consultations with management regarding the accounting treatment of transactions or potential impact of rulings prescribed by the SEC, FASB, or other accounting standard setting bodies and other audit related agreed upon procedures reports.

/2/ Tax fees were for tax consultation of federal tax issues resulting from IRS examination, assistance with IRS or other taxing authority audits, and activities such as tax planning and preparing tax returns to be filed with various taxing authorities.

The Audit Committee of the Board of Directors considered whether the provision of the services covered under "All Other Fees" above is compatible with maintaining the independence of KPMG LLP.

None of the above fees fall under the de minimis exception to the pre-approval rules.

                                      42

The NLIC Audit Committee (on behalf of the Company and its subsidiaries) has adopted pre-approval policies and procedures for services provided by the independent auditors. The Audit Committee approves four categories of services: audit, audit related, tax and non-audit services. Each year the independent auditor submits to the Audit Committee a list of services and a fee is estimated and presented to the Audit Committee for approval. The Audit Committee pre-approves both the services and the related fees. Requests for the independent auditors to provide any additional services or to increase the budget for approved services during the course of the year must also be pre-approved by the Audit Committee. Such specific pre-approval may be provided at a meeting of the Audit Committee or, between meetings, as necessary, by the Chairman of the Audit Committee to whom pre-approval has been delegated. The Chairman is directed to update the full Audit Committee at the next Audit Committee meeting for any interim approvals granted. The Audit Committee periodically monitors the services rendered by and actual fees paid to the independent auditors to ensure that such services are within the parameters it pre-approved.

                                      43

                                    PART IV

ITEM 15 Exhibits, Financial Statement Schedules

                                                                                                                         Page
                                                                                                                         ----
Consolidated Financial Statements
   Report of Independent Registered Public Accounting Firm                                                                F-1
   Consolidated Statements of Income for the years ended December 31, 2004, 2003 and 2002                                 F-2
   Consolidated Balance Sheets as of December 31, 2004 and 2003                                                           F-3
   Consolidated Statements of Shareholders' Equity for the years ended December 31, 2004, 2003 and 2002                   F-4
   Consolidated Statements of Cash Flows for the years ended December 31, 2004, 2003 and 2002                             F-5
   Notes to Consolidated Financial Statements                                                                             F-6

Financial Statement Schedules
   Schedule I... Consolidated Summary of Investments - Other Than Investments in Related Parties as of December 31, 2004 F-53
   Schedule III. Supplementary Insurance Information as of December 31, 2004, 2003 and 2002 and for the years then ended F-54
   Schedule IV.. Reinsurance as of December 31, 2004, 2003 and 2002 and for the years then ended                         F-56
   Schedule V... Valuation and Qualifying Accounts for the years ended December 31, 2004, 2003 and 2002                  F-57

All other schedules are omitted because they are not applicable or not required, or because the required information has been included in the audited consolidated financial statements or notes thereto.

                                 Exhibit Index

Exhibit
-------
  3.1   Amended Articles of Incorporation of Nationwide Life Insurance Company, dated February 3, 2000 (previously filed as
        Exhibit 3.1 to Form 10-K, Commission File Number 2-64559, filed March 24, 2003, and incorporated herein by reference)

  3.2   Form of Amended and Restated Code of Regulations of Nationwide Life Insurance Company, dated May 7, 2002
        (previously filed as Exhibit 3.2 to Form 8-K, Commission File Number 2-64559, filed December 9, 2004, and incorporated herein by reference)

 10.1   Form of Tax Sharing Agreement dated as of October 1, 2002 among Nationwide Financial Services, Inc. and any corporation that may hereafter be a subsidiary of Nationwide Financial Services, Inc. (previously filed as Exhibit 10.2 to
        Form 10-K, Commission File Number 1-12785, filed March 11, 2004, and incorporated herein by reference)

 10.2   Form of Tax Sharing Agreement dated as of October 1, 2002 among Nationwide Life Insurance Company and any corporation that may hereafter be a subsidiary of Nationwide Life Insurance Company (previously filed as Exhibit 10.2 to
        Form 10-K, Commission File Number 1-12785, filed March 11, 2004, and incorporated herein by reference)

 10.3   Form of Amended and Restated Cost Sharing Agreement among parties named therein (previously filed as Exhibit 10.3 to
        Form 10-K, Commission File Number 1-12785, filed March 14, 2003, and incorporated herein by reference)

 10.4   Modified Coinsurance Agreement between Nationwide Life Insurance Company and Nationwide Mutual Insurance
        Company (previously filed as Exhibit 10.4 to Form S-1, Registration Number 333-18527, filed March 5, 1997, and incorporated herein by reference)



Amended Articles of Incorporation of Nationwide Life Insurance Company, dated February 3, 2000 (previously filed as Exhibit 3.1 to Form 10-K, Commission File Number 2-64559, filed March 24, 2003, and incorporated herein by reference)

Form of Amended and Restated Code of Regulations of Nationwide Life Insurance Company, dated May 7, 2002 (previously filed as Exhibit 3.2 to Form 8-K, Commission File Number 2-64559, filed December 9, 2004, and incorporated herein by reference)

Form of Tax Sharing Agreement dated as of October 1, 2002 among Nationwide Financial Services, Inc. and any corporation that may hereafter be a subsidiary of Nationwide Financial Services, Inc. (previously filed as Exhibit 10.2 to Form 10-K, Commission File Number 1-12785, filed March 11, 2004, and incorporated herein by reference)

Form of Tax Sharing Agreement dated as of October 1, 2002 among Nationwide Life Insurance Company and any corporation that may hereafter be a subsidiary of Nationwide Life Insurance Company (previously filed as Exhibit 10.2 to Form 10-K, Commission File Number 1-12785, filed March 11, 2004, and incorporated herein by reference)

Form of Amended and Restated Cost Sharing Agreement among parties named therein (previously filed as Exhibit 10.3 to Form 10-K, Commission File Number 1-12785, filed March 14, 2003, and incorporated herein by reference)

Modified Coinsurance Agreement between Nationwide Life Insurance Company and Nationwide Mutual Insurance Company (previously filed as Exhibit 10.4 to Form S-1, Registration Number 333-18527, filed March 5, 1997, and incorporated herein by reference)


                                      44

   10.5    Five Year Credit Agreement, dated May 17, 2004, among Nationwide Financial Services, Inc., Nationwide Life Insurance
           Company, Nationwide Mutual Insurance Company, the banks party thereto and Bank One, NA, as agent and Citicorp
           USA, Inc., as syndication agent (previously filed as Exhibit 10.2 to Form 10-Q, Commission File Number 1-12785, filed
           August 6, 2004, and incorporated herein by reference)

   10.6    364-Day Credit Agreement dated May 17, 2004, among Nationwide Financial Services, Inc., Nationwide Life Insurance
           Company, Nationwide Mutual Insurance Company, the banks party thereto and Bank One, NA, as agent and Citicorp
           USA, Inc., as syndication agent (previously filed as Exhibit 10.1 to Form 10-Q, Commission File Number 1-12785, filed
           August 6, 2004, and incorporated herein by reference)

   10.7    Form of Lease Agreement between Nationwide Mutual Insurance Company, Nationwide Life Insurance Company,
           Nationwide Life and Annuity Insurance Company and Nationwide Financial Services, Inc. (previously filed as Exhibit
           10.7 to Form S-1, Registration Number 333-18527, filed March 5, 1997, and incorporated herein by reference)

   10.8    General Description of Nationwide Performance Incentive Plan (previously filed as Exhibit 10.9 to Form 10-K,
           Commission File Number 1-12785, filed March 29, 2001, and incorporated herein by reference)

   10.9/*/ Form of Amended and Restated Nationwide Office of Investments Incentive Plan dated as of October 7, 2003 (previously filed as Exhibit 10.13 to Form 10-K, Commission File Number 1-12785, filed March 1, 2005 and incorporated herein by reference)

  10.10/*/ Nationwide Excess Benefit Plan effective as of January 1, 2000 (previously filed as Exhibit 10.14 to Form 10-K,
           Commission File Number 1-12785, filed March 1, 2005 and incorporated herein by reference)

  10.11/*/ Nationwide Supplemental Retirement Plan As Amended and Restated effective January 1, 2000 (previously filed as
           Exhibit 10.15 to Form 10-K, Commission File Number 1-12785, filed March 1, 2005 and incorporated herein by reference)

10.11.1/*/ Amendment Number 1 to the Nationwide Supplemental Retirement Plan effective December 31, 2004 (previously filed as Exhibit 10.15.1 to Form 10-K, Commission File Number 1-12785, filed March 1, 2005 and incorporated herein by reference)

  10.12    Nationwide Severance Pay Plan effective as of March 1, 2003 (previously filed as Exhibit 10.16 to Form 10-K,
           Commission File Number 1-12785, filed March 1, 2005 and incorporated herein by reference)

  10.13/*/ Nationwide Supplemental Defined Contribution Plan effective as of January 1, 2005 (previously filed as Exhibit 10.17 to
           Form 10-K, Commission File Number 1-12785, filed March 1, 2005 and incorporated herein by reference)

  10.14/*/ Nationwide Individual Deferred Compensation Plan effective as of January 1, 2005 (previously filed as Exhibit 10.18 to
           Form 10-K, Commission File Number 1-12785, filed March 1, 2005 and incorporated herein by reference)

  10.15/*/ Nationwide Board of Directors Deferred Compensation Plan effective as of January 1, 2005 (previously filed as Exhibit
           10.19 to Form 10-K, Commission File Number 1-12785, filed March 1, 2005 and incorporated herein by reference)

  10.16    Investment Agency Cost Allocation Agreement dated October 30, 2002 between Nationwide Life Insurance Company and Nationwide Cash Management Company (previously filed as Exhibit 10.22 to Form 10-K, Commission File Number
           1-12785, filed March 11, 2004, and incorporated herein by reference)

Five Year Credit Agreement, dated May 17, 2004, among Nationwide Financial Services, Inc., Nationwide Life Insurance Company, Nationwide Mutual Insurance Company, the banks party thereto and Bank One, NA, as agent and Citicorp USA, Inc., as syndication agent (previously filed as Exhibit 10.2 to Form 10-Q, Commission File Number 1-12785, filed August 6, 2004, and incorporated herein by reference)

364-Day Credit Agreement dated May 17, 2004, among Nationwide Financial Services, Inc., Nationwide Life Insurance Company, Nationwide Mutual Insurance Company, the banks party thereto and Bank One, NA, as agent and Citicorp USA, Inc., as syndication agent (previously filed as Exhibit 10.1 to Form 10-Q, Commission File Number 1-12785, filed August 6, 2004, and incorporated herein by reference)

Form of Lease Agreement between Nationwide Mutual Insurance Company, Nationwide Life Insurance Company, Nationwide Life and Annuity Insurance Company and Nationwide Financial Services, Inc. (previously filed as Exhibit 10.7 to Form S-1, Registration Number 333-18527, filed March 5, 1997, and incorporated herein by reference)

General Description of Nationwide Performance Incentive Plan (previously filed as Exhibit 10.9 to Form 10-K, Commission File Number 1-12785, filed March 29, 2001, and incorporated herein by reference)

Form of Amended and Restated Nationwide Office of Investments Incentive Plan dated as of October 7, 2003 (previously filed as Exhibit 10.13 to Form 10-K, Commission File Number 1-12785, filed March 1, 2005 and incorporated herein by reference)

Nationwide Excess Benefit Plan effective as of January 1, 2000 (previously filed as Exhibit 10.14 to Form 10-K, Commission File Number 1-12785, filed March 1, 2005 and incorporated herein by reference)

Nationwide Supplemental Retirement Plan As Amended and Restated effective January 1, 2000 (previously filed as Exhibit 10.15 to Form 10-K, Commission File Number 1-12785, filed March 1, 2005 and incorporated herein by reference)

Amendment Number 1 to the Nationwide Supplemental Retirement Plan effective December 31, 2004 (previously filed as Exhibit 10.15.1 to Form 10-K, Commission File Number 1-12785, filed March 1, 2005 and incorporated herein by reference)

Nationwide Severance Pay Plan effective as of March 1, 2003 (previously filed as
Exhibit 10.16 to Form 10-K, Commission File Number 1-12785, filed March 1, 2005 and incorporated herein by reference)

Nationwide Supplemental Defined Contribution Plan effective as of January 1, 2005 (previously filed as Exhibit 10.17 to Form 10-K, Commission File Number 1-12785, filed March 1, 2005 and incorporated herein by reference)

Nationwide Individual Deferred Compensation Plan effective as of January 1, 2005 (previously filed as Exhibit 10.18 to Form 10-K, Commission File Number 1-12785, filed March 1, 2005 and incorporated herein by reference)

Nationwide Board of Directors Deferred Compensation Plan effective as of January 1, 2005 (previously filed as Exhibit 10.19 to Form 10-K, Commission File Number 1-12785, filed March 1, 2005 and incorporated herein by reference)

Investment Agency Cost Allocation Agreement dated October 30, 2002 between Nationwide Life Insurance Company and Nationwide Cash Management Company (previously filed as Exhibit 10.22 to Form 10-K, Commission File Number 1-12785, filed March 11, 2004, and incorporated herein by reference)

                                      45

  10.17  Master Repurchase Agreement between Nationwide Life Insurance Company, Nationwide Life and Annuity Insurance
         Company, and Nationwide Mutual Insurance Company and certain of its Subsidiaries and affiliates (previously filed as
         Exhibit 10.20 to Form 10-K, Commission File Number 1-12785, filed March 29, 2000, and incorporated herein by reference)

  10.18  Form of Employment Agreement, dated January 1, 2000, between Nationwide Mutual Insurance Company and John
         Cook (previously filed as Exhibit 10.24 to Form 10-Q, Commission File Number 1-12785, filed August 14, 2000, and incorporated herein by reference)

  10.19  Form of Employment Agreement, dated January 1, 2000, between Nationwide Mutual Insurance Company and Patricia
         Hatler (previously filed as Exhibit 10.25 to Form 10-Q, Commission File Number 1-12785, filed August 14, 2000, and incorporated herein by reference)

10.19.1  Amendment of Employment Agreement, effective as of March 1, 2005, between Nationwide Mutual Insurance Company and Patricia Hatler (previously filed as Exhibit 10.28.1 to Form 10-K, Commission File Number 1-12785, filed March 1,
         2005 and incorporated herein by reference)

  10.20  Form of Employment Agreement, dated January 1, 2000, between Nationwide Mutual Insurance Company and Richard
         Headley (previously filed as Exhibit 10.26 to Form 10-Q, Commission File Number 1-12785, filed August 14, 2000, and incorporated herein by reference)

  10.21  Form of Employment Agreement, dated January 1, 2000, between Nationwide Mutual Insurance Company and Donna
         James (previously filed as Exhibit 10.27 to Form 10-Q, Commission File Number 1-12785, filed August 14, 2000, and incorporated herein by reference)

10.21.1  Amendment of Employment Agreement, effective as of March 1, 2005, between Nationwide Mutual Insurance Company and Donna James (previously filed as Exhibit 10.30.1 to Form 10-K, Commission File Number 1-12785, filed March 1,
         2005 and incorporated herein by reference)

  10.22  Form of Employment Agreement, dated January 1, 2000, between Nationwide Mutual Insurance Company and Greg
         Lashutka (previously filed as Exhibit 10.28 to Form 10-Q, Commission File Number 1-12785, filed August 14, 2000, and incorporated herein by reference)

10.22.1  Amendment of Employment Agreement, effective as of March 1, 2005, between Nationwide Mutual Insurance Company and Greg Lashutka (previously filed as Exhibit 10.31.1 to Form 10-K, Commission File Number 1-12785, filed March 1,
         2005 and incorporated herein by reference)

  10.23  Form of Employment Agreement, dated January 1, 2000, between Nationwide Mutual Insurance Company and Robert
         Oakley (previously filed as Exhibit 10.29 to Form 10-Q, Commission File Number 1-12785, filed August 14, 2000, and incorporated herein by reference)

10.23.1  Form of Amendment of Employment Agreement, effective August 29, 2002, between Nationwide Mutual Insurance
         Company and Robert Oakley (previously filed as Exhibit 10.29.1 to Form 10-K, Commission File Number 1-12785, filed
         March 14, 2003, and incorporated herein by reference)

 10.24 * Form of Employment Agreement between Nationwide Mutual Insurance Company and Robert Rosholt (previously filed as Exhibit 10.30 to Form 10-Q, Commission File Number 1-12785, filed May 14, 2003, and incorporated herein by reference)

                                      46

  10.25/*/ Form of Employment Agreement, dated May 26, 2000, between Nationwide Mutual Insurance Company and W.G.
           Jurgensen (previously filed as Exhibit 10.32 to Form 10-Q, Commission File Number 1-12785, filed November 13, 2000, and incorporated herein by reference)

10.25.1*   Amendment of Employment Agreement, effective as of March 1, 2005, between Nationwide Mutual Insurance Company and W.G. Jurgensen (previously filed as Exhibit 10.34.1 to Form 10-K, Commission File Number 1-12785, filed March
           1, 2005 and incorporated herein by reference)

  10.26/*/ Form of Employment Agreement, dated July 1, 2000, between Nationwide Financial Services Inc. and Joseph Gasper
           (previously filed as Exhibit 10.33 to Form 10-Q, Commission File Number 1-12785, filed November 13, 2000, and incorporated herein by reference)

10.26.1/*/ Form of Amendment of Employment Agreement, effective August 28, 2002, between Nationwide Financial Services Inc.
           and Joseph Gasper (previously filed as Exhibit 10.33.1 to Form 10-K, Commission File Number 1-12785, filed March 14,
           2003, and incorporated herein by reference)

10.26.2/*/ Letter Agreement dated December 10, 2003 between Nationwide Financial Services, Inc. and Joseph Gasper (previously filed as Exhibit 10.36.2 to Form 10-K, Commission File Number 1-12785, filed March 11, 2004, and incorporated herein by reference)

  10.27/*/ Form of Retention Agreement, dated July 1, 2000, between Nationwide Financial Services, Inc. and Joseph Gasper
           (previously filed as Exhibit 10.34 to Form 10-Q, Commission File Number 1-12785, filed November 13, 2000, and incorporated herein by reference)

  10.28    Form of Employment Agreement, dated February 25, 2004, between Nationwide Mutual Insurance Company and Terri L.
           Hill (previously filed as Exhibit 10.1 to Form 10-Q, Commission File Number 1-12785, filed May 7, 2004, and incorporated here by reference)

  10.29    Form of Employment Agreement, dated February 25, 2004, between Nationwide Mutual Insurance Company and
           Kathleen D. Ricord (previously filed as Exhibit 10.2 to Form 10-Q, Commission File Number 1-12785, filed May 7,
           2004, and incorporated here by reference)

  10.30/*/ Form of Employment Agreement, dated January 1, 2004 and fully executed on April 7, 2004, between Nationwide
           Financial Services, Inc. and Mark R. Thresher (previously filed as Exhibit 10.3 to Form 10-Q, Commission File Number
           1-12785, filed August 6, 2004, and incorporated herein by reference)

  10.31    Offer Letter for Keith Millner dated November 19, 2004 (previously filed as Exhibit 10.1 to Form 8-K, Commission File
           Number 1-12785, filed December 3, 2004, and incorporated herein by reference)

  10.32    Form of Employment Agreement, dated June 4, 2001, between Nationwide Mutual Insurance Company and Michael C.
           Keller (previously filed as Exhibit 10.36 to Form 10-Q, Commission File Number 1-12785, filed August 10, 2001, and incorporated herein by reference)

10.32.1    Amendment of Employment Agreement, effective as of March 1, 2005, between Nationwide Mutual Insurance Company and Michael C. Keller (previously filed as Exhibit 10.42.1 to Form 10-K, Commission File Number 1-12785, filed March
           1, 2005 and incorporated herein by reference)

  10.33    Form of Employee Leasing Agreement, dated July 1, 2000, between Nationwide Mutual Insurance Company and
           Nationwide Financial Services, Inc. (previously filed as Exhibit 10.35 to Form 10-Q, Commission File Number 1-12785,
           filed May 11, 2001, and incorporated herein by reference)

  10.34    Form of Surplus Note, dated December 17, 2001, between Nationwide Financial Services, Inc. and Nationwide Life
           Insurance Company (previously filed as Exhibit 10.32 to Form 10-K, Commission File Number 2-64559, filed March 23,
           2003, and incorporated herein by reference)

                                      47

10.35 Form of Surplus Note, dated June 26, 2002, between Nationwide Financial Services, Inc. and Nationwide Life Insurance
      Company (previously filed as Exhibit 10.33 to Form 10-K, Commission File Number 2-64559, filed March 23, 2003, and incorporated herein by reference)

10.36 Form of Surplus Note, dated December 23, 2003, between Nationwide Financial Services, Inc. and Nationwide Life
      Insurance Company (previously filed as Exhibit 10.34 to Form 10-K, Commission File Number 2-64559, filed March 11,
      2004, and incorporated herein by reference)

   18 Letter regarding change in accounting principle from KPMG LLP (previously filed as Exhibit 18 to Form 10-Q,
      Commission File Number 1-12785, filed November 12, 2003, and incorporated herein by reference)

 31.1 Certification of W.G. Jurgensen pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 302 of the Sarbanes-
      Oxley Act of 2002

 31.2 Certification of M. Eileen Kennedy pursuant to 18 U.S.C section 1350, as adopted pursuant to section 302 of the Sarbanes-
      Oxley Act of 2002

 32.1 Certification of W.G. Jurgensen pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-
      Oxley Act of 2002 (this exhibit is intended to be furnished in accordance with Regulation S-K, Item 601(b)(32)(ii) and shall note be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference into any document filed under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing)

 32.2 Certification of M. Eileen Kennedy pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-
      Oxley Act of 2002 (this exhibit is intended to be furnished in accordance with Regulation S-K, Item 601(b)(32)(ii) and shall note be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference into any document filed under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing)

Form of Surplus Note, dated June 26, 2002, between Nationwide Financial Services, Inc. and Nationwide Life Insurance Company (previously filed as
Exhibit 10.33 to Form 10-K, Commission File Number 2-64559, filed March 23, 2003, and incorporated herein by reference)

Form of Surplus Note, dated December 23, 2003, between Nationwide Financial Services, Inc. and Nationwide Life Insurance Company (previously filed as
Exhibit 10.34 to Form 10-K, Commission File Number 2-64559, filed March 11, 2004, and incorporated herein by reference)

Letter regarding change in accounting principle from KPMG LLP (previously filed as Exhibit 18 to Form 10-Q, Commission File Number 1-12785, filed November 12, 2003, and incorporated herein by reference)

Certification of W.G. Jurgensen pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 302 of the Sarbanes- Oxley Act of 2002

Certification of M. Eileen Kennedy pursuant to 18 U.S.C section 1350, as adopted pursuant to section 302 of the Sarbanes- Oxley Act of 2002

Certification of W.G. Jurgensen pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes- Oxley Act of 2002 (this exhibit is intended to be furnished in accordance with Regulation S-K, Item 601(b)(32)(ii) and shall note be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference into any document filed under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing)

Certification of M. Eileen Kennedy pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes- Oxley Act of 2002 (this exhibit is intended to be furnished in accordance with Regulation S-K, Item 601(b)(32)(ii) and shall note be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference into any document filed under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing)

------

* Management Compensatory Plan

All other exhibits referenced by Item 601 of Regulation S-K are not required under the related instructions or are inapplicable and therefore have been omitted.

                                      48

                                  SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               NATIONWIDE LIFE INSURANCE COMPANY.
                               (Registrant)

Date: March 1, 2005            By  /s/ W.G. Jurgensen
                                   ---------------------------------------
                                   W.G. Jurgensen, Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

                                                February 23,                                             March 1,
/s/ Arden L. Shisler                            2005         /s/ W.G. Jurgensen                          2005
------------------------------------            ---------    -----------------------------------         ---------
Arden L. Shisler, Chairman of the Board             Date     W.G. Jurgensen, Chief Executive Officer and     Date
                                                               Director

                                                February 23,                                             February 23,
/s/ Joseph A. Alutto                            2005         /s/ James G. Brocksmith                     2005
------------------------------------            ---------    -----------------------------------         ---------
Joseph A. Alutto, Director                          Date     James G. Brocksmith, Jr., Director              Date

                                                February 23,                                             February 23,
/s/ Keith W. Eckel                              2005         /s/ Lydia M. Marshall                       2005
------------------------------------            ---------    -----------------------------------         ---------
Keith W. Eckel, Director                            Date     Lydia M. Marshall, Director                     Date

                                                February 23,                                             February 23,
/s/ Donald L. McWhorter                         2005         /s/ David O. Miller                         2005
------------------------------------            ---------    -----------------------------------         ---------
Donald L. McWhorter, Director                       Date     David O. Miller, Director                       Date

                                                February 23,                                             February 23,
/s/ Martha Miller de Lombera                    2005         /s/ James F. Patterson                      2005
------------------------------------            ---------    -----------------------------------         ---------
Martha Miller de Lombera, Director                  Date     James F. Patterson, Director                    Date

                                                February 23,                                             February 23,
/s/ Gerald D. Prothro                           2005         /s/ Alex Shumate                            2005
------------------------------------            ---------    -----------------------------------         ---------
Gerald D. Prothro, Director                         Date     Alex Shumate, Director                          Date

                                                March 1,                                                 March 1,
/s/ Mark R. Thresher                            2005         /s/ M. Eileen Kennedy                       2005
------------------------------------            ---------    -----------------------------------         ---------
Mark R. Thresher, President and Chief Operating     Date     M. Eileen Kennedy, Senior Vice President-       Date
  Officer                                                      Chief Financial Officer

                                      49

            Report of Independent Registered Public Accounting Firm

   The Board of Directors and Shareholder
   Nationwide Life Insurance Company:

   We have audited the consolidated financial statements of Nationwide Life Insurance Company and subsidiaries (the Company) as listed in the accompanying index. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedules as listed in the accompanying index. These consolidated financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits.

   We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nationwide Life Insurance Company and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

   As discussed in note 3 to the consolidated financial statements, the Company adopted the American Institute of Certified Public Accountants' Statement of Position 03-1, Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts, in 2004.

   /s/ KPMG LLP
   Columbus, Ohio
   March 1, 2005

                                      F-1

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

                       Consolidated Statements of Income
                                 (in millions)

                                                                                         Years ended December 31,
                                                                                       ----------------------------
                                                                                         2004      2003      2002
                                                                                       --------  --------  --------
Revenues:
   Policy charges..................................................................... $1,025.2  $  924.1  $  973.8
   Life insurance premiums............................................................    270.4     279.8     259.9
   Net investment income..............................................................  2,000.5   1,973.1   1,832.9
   Net realized losses on investments, hedging instruments and hedged items...........    (36.4)    (85.2)    (75.5)
   Other..............................................................................      9.8      12.8       8.7
                                                                                       --------  --------  --------
       Total revenues.................................................................  3,269.5   3,104.6   2,999.8
                                                                                       --------  --------  --------
Benefits and expenses:
   Interest credited to policyholder account values...................................  1,277.2   1,309.2   1,244.4
   Other benefits and claims..........................................................    347.2     361.8     326.1
   Policyholder dividends on participating policies...................................     36.2      41.2      45.2
   Amortization of deferred policy acquisition costs..................................    410.1     375.9     670.1
   Interest expense on debt, primarily with Nationwide Financial Services, Inc. (NFS).     59.3      48.4      36.0
   Other operating expenses...........................................................    604.5     533.7     508.5
                                                                                       --------  --------  --------
       Total benefits and expenses....................................................  2,734.5   2,670.2   2,830.3
                                                                                       --------  --------  --------
       Income from continuing operations before federal income tax expense............    535.0     434.4     169.5
Federal income tax expense............................................................    120.0      96.2       8.7
                                                                                       --------  --------  --------
       Income from continuing operations..............................................    415.0     338.2     160.8
Discontinued operations, net of tax...................................................       --        --       0.7
Cumulative effect of adoption of accounting principles, net of tax....................     (3.3)     (0.6)       --
                                                                                       --------  --------  --------
       Net income..................................................................... $  411.7  $  337.6  $  161.5
                                                                                       ========  ========  ========

         See accompanying notes to consolidated financial statements, including Note 16 which describes related party transactions.

                                      F-2

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

                          Consolidated Balance Sheets
                    (in millions, except per share amounts)

                                                                                                 December 31,
                                                                                             ---------------------
                                                                                                2004       2003
                                                                                             ---------- ----------
Assets......................................................................................
Investments:................................................................................
   Securities available-for-sale, at fair value:............................................
       Fixed maturity securities (cost $26,708.7 in 2004; $25,850.2 in 2003)................ $ 27,652.0 $ 26,946.8
       Equity securities (cost $37.7 in 2004; $74.0 in 2003)................................       48.1       85.6
   Mortgage loans on real estate, net.......................................................    8,649.2    8,345.8
   Real estate, net.........................................................................       83.9       96.5
   Policy loans.............................................................................      644.5      618.3
   Other long-term investments..............................................................      539.6      130.6
   Short-term investments, including amounts managed by a related party.....................    1,645.8    1,860.8
                                                                                             ---------- ----------
          Total investments.................................................................   39,263.1   38,084.4

Cash........................................................................................       15.5        0.1
Accrued investment income...................................................................      364.2      367.1
Deferred policy acquisition costs...........................................................    3,416.6    3,219.3
Other assets................................................................................    2,099.8    1,872.3
Assets held in separate accounts............................................................   60,798.7   57,084.5
                                                                                             ---------- ----------
              Total assets.................................................................. $105,957.9 $100,627.7
                                                                                             ========== ==========
Liabilities and Shareholder's Equity
Liabilities:................................................................................
   Future policy benefits and claims........................................................ $ 36,383.1 $ 35,379.1
   Short-term debt..........................................................................      215.0      199.8
   Long-term debt, payable to NFS...........................................................      700.0      700.0
   Other liabilities........................................................................    3,645.2    3,264.7
   Liabilities related to separate accounts.................................................   60,798.7   57,084.5
                                                                                             ---------- ----------
          Total liabilities.................................................................  101,742.0   96,628.1
                                                                                             ---------- ----------
Shareholder's equity:.......................................................................
   Common stock, $1 par value; authorized - 5.0 shares; issued and outstanding - 3.8 shares.        3.8        3.8
   Additional paid-in capital...............................................................      274.4      271.3
   Retained earnings........................................................................    3,543.9    3,257.2
   Accumulated other comprehensive income...................................................      393.8      467.3
                                                                                             ---------- ----------
          Total shareholder's equity........................................................    4,215.9    3,999.6
                                                                                             ---------- ----------
              Total liabilities and shareholder's equity.................................... $105,957.9 $100,627.7
                                                                                             ========== ==========

         See accompanying notes to consolidated financial statements, including Note 16 which describes related party transactions.

                                      F-3

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

                Consolidated Statements of Shareholder's Equity
                 Years Ended December 31, 2004, 2003 and 2002
                                 (in millions)

                                                                                                        Accumlated
                                                                                  Additional               other
                                                                          Capital  paid-in   Retained  comprehensive
                                                                          shares   capital   earnings     income
                                                                          ------- ---------- --------  -------------
Balance as of December 31, 2001..........................................  $3.8    $ 646.1   $2,863.1     $204.7
Comprehensive income:....................................................
   Net income............................................................    --         --      161.5         --
   Net unrealized gains on securities available-for-sale arising during
     the period, net of tax..............................................    --         --         --      178.6
   Accumulated net gains on cash flow hedges, net of tax.................    --         --         --       11.0

       Total comprehensive income........................................

Capital returned to NFS..................................................    --     (475.0)        --         --
Dividend to NFS..........................................................    --         --      (45.0)        --
                                                                           ----    -------   --------     ------
Balance as of December 31, 2002..........................................   3.8      171.1    2,979.6      394.3
                                                                           ----    -------   --------     ------
Comprehensive income:....................................................
   Net income............................................................    --         --      337.6         --
   Net unrealized gains on securities available-for-sale arising during
     the period, net of tax..............................................    --         --         --       99.6
   Accumulated net losses on cash flow hedges, net of tax................    --         --         --      (26.6)

       Total comprehensive income........................................

Capital contributed by NFS...............................................    --      200.2         --         --
Capital returned to NFS..................................................    --     (100.0)        --         --
Dividend to NFS..........................................................    --         --      (60.0)        --
                                                                           ----    -------   --------     ------
Balance as of December 31, 2003..........................................   3.8      271.3    3,257.2      467.3
                                                                           ----    -------   --------     ------
Comprehensive income:....................................................
   Net income............................................................    --         --      411.7         --
   Net unrealized losses on securities available-for-sale arising during
     the period, net of tax..............................................    --         --         --      (42.7)
   Accumulated net losses on cash flow hedges, net of tax................    --         --         --      (30.8)

       Total comprehensive income........................................

Capital contributed by NFS...............................................    --        3.1         --         --
Dividend to NFS..........................................................    --         --     (125.0)        --
                                                                           ----    -------   --------     ------
Balance as of December 31, 2004..........................................  $3.8    $ 274.4   $3,543.9     $393.8
                                                                           ====    =======   ========     ======

                                                                              Total
                                                                          shareholder's
                                                                             equity
                                                                          -------------
Balance as of December 31, 2001..........................................   $3,717.7
Comprehensive income:....................................................
   Net income............................................................      161.5
   Net unrealized gains on securities available-for-sale arising during
     the period, net of tax..............................................      178.6
   Accumulated net gains on cash flow hedges, net of tax.................       11.0
                                                                            --------
       Total comprehensive income........................................      351.1
                                                                            --------
Capital returned to NFS..................................................     (475.0)
Dividend to NFS..........................................................      (45.0)
                                                                            --------
Balance as of December 31, 2002..........................................    3,548.8
                                                                            --------
Comprehensive income:....................................................
   Net income............................................................      337.6
   Net unrealized gains on securities available-for-sale arising during
     the period, net of tax..............................................       99.6
   Accumulated net losses on cash flow hedges, net of tax................      (26.6)
                                                                            --------
       Total comprehensive income........................................      410.6
                                                                            --------
Capital contributed by NFS...............................................      200.2
Capital returned to NFS..................................................     (100.0)
Dividend to NFS..........................................................      (60.0)
                                                                            --------
Balance as of December 31, 2003..........................................    3,999.6
                                                                            --------
Comprehensive income:....................................................
   Net income............................................................      411.7
   Net unrealized losses on securities available-for-sale arising during
     the period, net of tax..............................................      (42.7)
   Accumulated net losses on cash flow hedges, net of tax................      (30.8)
                                                                            --------
       Total comprehensive income........................................      338.2
                                                                            --------
Capital contributed by NFS...............................................        3.1
Dividend to NFS..........................................................     (125.0)
                                                                            --------
Balance as of December 31, 2004..........................................   $4,215.9
                                                                            ========

         See accompanying notes to consolidated financial statements, including Note 16 which describes related party transactions.

                                      F-4

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

                     Consolidated Statements of Cash Flows
             For the Years Ended December 31, 2004, 2003 and 2002
                                 (in millions)

                                                                                         2004       2003       2002
                                                                                      ---------  ---------  ---------
Cash flows from operating activities:
   Net income........................................................................ $   411.7  $   337.6  $   161.5
   Adjustments to reconcile net income to net cash provided by operating activities:.
       Interest credited to policyholder account values..............................   1,277.2    1,309.2    1,244.4
       Capitalization of deferred policy acquisition costs...........................    (496.4)    (567.2)    (648.2)
       Amortization of deferred policy acquisition costs.............................     410.1      375.9      670.1
       Amortization and depreciation.................................................      73.0       69.3       (0.7)
       Net realized losses on investments, hedging instruments and hedged items......      36.4       85.2       75.5
       Decrease (increase) in accrued investment income..............................       2.9      (38.4)     (22.0)
       Increase in other assets......................................................    (306.4)    (697.5)    (606.1)
       Increase in policy and other liabilities......................................     324.4      342.3      463.1
       Income from discontinued operations...........................................        --         --       (0.7)
       Other, net....................................................................       1.5       45.4       38.7
                                                                                      ---------  ---------  ---------
          Net cash provided by continuing operations.................................   1,734.4    1,261.8    1,375.6
          Net cash provided by discontinued operations...............................        --         --        0.7
                                                                                      ---------  ---------  ---------
          Net cash provided by operating activities..................................   1,734.4    1,261.8    1,376.3
                                                                                      ---------  ---------  ---------
Cash flows from investing activities:
   Proceeds from maturity of securities available-for-sale...........................   3,099.4    4,101.6    3,887.7
   Proceeds from sale of securities available-for-sale...............................   2,485.5    2,220.5    1,534.9
   Proceeds from repayments of mortgage loans on real estate.........................   1,920.9    1,478.3    1,009.0
   Cost of securities available-for-sale acquired....................................  (6,291.4)  (9,366.7)  (9,874.5)
   Cost of mortgage loans on real estate acquired....................................  (2,169.9)  (1,914.4)  (1,810.2)
   Net change in short-term investments..............................................     205.9     (639.9)    (193.1)
   Disposal of subsidiary, net of cash...............................................        --         --      (20.0)
   Collateral received (paid) - securities lending, net..............................      89.4      (26.1)     158.9
   Other, net........................................................................    (357.2)     280.3     (136.2)
                                                                                      ---------  ---------  ---------
          Net cash used in investing activities......................................  (1,017.4)  (3,866.4)  (5,443.5)
                                                                                      ---------  ---------  ---------
Cash flows from financing activities:
   Net proceeds from issuance of long-term debt to NFS...............................        --      100.0      300.0
   Net change in short-term debt.....................................................      15.2      199.8     (100.0)
   Capital contributed by NFS........................................................       3.1      200.2         --
   Capital returned to NFS...........................................................        --     (100.0)    (475.0)
   Cash dividends paid to NFS........................................................    (125.0)     (60.0)     (35.0)
   Investment and universal life insurance product deposits..........................   3,561.6    5,116.1    6,278.9
   Investment and universal life insurance product withdrawals.......................  (4,156.5)  (2,852.3)  (1,923.4)
   Other, net........................................................................        --         --         --
                                                                                      ---------  ---------  ---------
          Net cash (used in) provided by financing activities........................    (701.6)   2,603.8    4,045.5
                                                                                      ---------  ---------  ---------
Net increase (decrease) in cash......................................................      15.4       (0.8)     (21.7)
Cash, beginning of period............................................................       0.1        0.9       22.6
                                                                                      ---------  ---------  ---------
          Cash, end of period........................................................ $    15.5  $     0.1  $     0.9
                                                                                      =========  =========  =========

         See accompanying notes to consolidated financial statements, including Note 16 which describes related party transactions.

                                      F-5

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

                  Notes to Consolidated Financial Statements
                       December 31, 2004, 2003 and 2002

(1)Organization and Description of Business

   Nationwide Life Insurance Company (NLIC, or collectively with its subsidiaries, the Company) is a leading provider of life insurance and retirement savings products in the United States of America (U.S.) and is a wholly-owned subsidiary of Nationwide Financial Services, Inc. (NFS). The Company develops and sells a diverse range of products including individual annuities, private and public group retirement plans, other investment products sold to institutions, life insurance and advisory services. The Company sells its products through a diverse network of distribution channels, including independent broker/dealers, financial institutions, wirehouse and regional firms, financial institutions, pension plan administrators, life insurance specialists and representatives of certain certified public accounting firms. The Company also sells its products through the following affiliated producers: Nationwide Retirement Solutions, Inc. (NRS); TBG Insurance Services Corporation (TBG Financial); Nationwide Financial Network (NFN, formerly referred to as Nationwide Provident) producers; and Nationwide agents.

   Wholly-owned subsidiaries of NLIC include Nationwide Life and Annuity Insurance Company (NLAIC) and Nationwide Investment Services Corporation.

(2)Summary of Significant Accounting Policies

   The significant accounting policies followed by the Company that materially affect financial reporting are summarized below. The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the U.S. (GAAP), which differ from statutory accounting practices. The statutory financial statements of NLIC and NLAIC are presented on the basis of accounting practices prescribed or permitted by the Ohio Department of Insurance (ODI). The ODI has adopted the National Association of Insurance Commissioners (NAIC) statutory accounting practices (NAIC SAP) as the basis of its statutory accounting practices. NLIC and NLAIC have no statutory accounting practices that differ from NAIC SAP. See Note 13 for discussion of statutory capital requirements and dividend limitations.

   In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses for the reporting period. Actual results could differ significantly from those estimates.

   The most significant estimates include those used in determining the balance and amortization of deferred policy acquisition costs (DAC) for investment products and universal life insurance products, impairment losses on investments, valuation allowances for mortgage loans on real estate, federal income taxes, and pension and other postretirement employee benefits. Although some variability is inherent in these estimates, the recorded amounts reflect management's best estimates based on facts and circumstances as of the balance sheet date. Management believes the amounts provided are appropriate.

   (a) Consolidation Policy

   The consolidated financial statements include the accounts of NLIC and companies in which NLIC directly or indirectly has a controlling financial interest. As discussed in Notes 3 and 11, effective December 31, 2003, the Company applied the provisions of Interpretation No. 46 (revised December
   2003), Consolidation of Variable Interest Entities - an interpretation of ARB No. 51 (FIN 46R), issued by the Financial Accounting Standards Board
   (FASB), to those variable interest entities (VIEs) with which it is associated. This resulted in deconsolidating certain VIEs which the Company previously had consolidated, as of that date. All significant intercompany balances and transactions have been eliminated.

                                      F-6

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued

   (b) Valuation of Investments, Investment Income and Related Gains and Losses

   The Company is required to classify its fixed maturity securities and marketable equity securities as held-to-maturity, available-for-sale or trading. All fixed maturity and marketable equity securities are classified as available-for-sale. Available-for-sale securities are stated at fair value, with the unrealized gains and losses, net of adjustments to DAC, future policy benefits and claims, and deferred federal income tax, reported as a separate component of accumulated other comprehensive income (AOCI) in shareholder's equity. The adjustment to DAC represents the changes in amortization of DAC that would have been required as a charge or credit to operations had such unrealized amounts been realized and allocated to the product lines. The adjustment to future policy benefits and claims represents the increase in policy reserves from using a discount rate that would have been required if such unrealized gains been realized and the proceeds reinvested at then current market interest rates, which were lower than the then current effective portfolio rate.

   The fair value of fixed maturity and marketable equity securities is generally obtained from independent pricing services based on market quotations. For fixed maturity securities not priced by independent services (generally private placement securities and securities that do not trade regularly), an internally developed pricing model or "corporate pricing matrix" is most often used. The corporate pricing matrix is developed by obtaining spreads versus the U.S. Treasury yield for corporate securities with varying weighted average lives and bond ratings. The weighted average life and bond rating of a particular fixed maturity security to be priced using the corporate matrix are important inputs into the model and are used to determine a corresponding spread that is added to the U.S. Treasury yield to create an estimated market yield for the that bond. The estimated market yield and other relevant factors are then used to estimate the fair value of the particular fixed maturity security. Additionally, for valuing certain fixed maturity securities with complex cash flows such as certain mortgage-backed and asset-backed securities, a "structured product model" is used. The structured product model uses third party pricing tools. For securities for which quoted market prices are not available and for which the Company's structured product model is not suitable for estimating fair values, qualified company representatives determine the fair value using other modeling techniques, primarily using a commercial software application utilized in valuing complex securitized investments with variable cash flows. As of December 31, 2004, 70.0% of the fair values of fixed maturity securities were obtained from independent pricing services, 21.2% from the Company's pricing matrices and 8.8% from other sources.

   Management regularly reviews each investment in its fixed maturity and equity securities portfolios to evaluate the necessity of recording impairment losses for other-than-temporary declines in the fair value of investments.

   Under the Company's accounting policy for equity securities and debt securities that can be contractually prepaid or otherwise settled in a way that may limit the Company's ability to fully recover cost, an impairment is deemed to be other-than-temporary unless the Company has both the ability and intent to hold the investment for a reasonable period until the security's forecasted recovery and evidence exists indicating that recovery will occur in a reasonable period of time. Also, for such debt securities the Company estimates cash flows over the life of purchased beneficial interests in securitized financial assets. If the Company estimates that the fair value of its beneficial interests is not greater than or equal to its carrying value based on current information and events, and if there has been an adverse change in estimated cash flows since the last revised estimate, considering both timing and amount, then the Company recognizes an other-than-temporary impairment and writes down the purchased beneficial interest to fair value.

   For other debt and equity securities, an other-than-temporary impairment charge is taken when the Company does not have the ability and intent to hold the security until the forecasted recovery or if it is no longer probable that the Company will recover all amounts due under the contractual terms of the security. Many criteria are considered during this process including, but not limited to, the current fair value as compared to amortized cost or cost, as appropriate, of the security; the amount and length of time a security's fair value has been below amortized cost or cost; specific credit issues and financial prospects related to the issuer; the Company's intent to hold or dispose of the security; and current economic conditions.

   Other-than-temporary impairment losses result in a permanent reduction to the cost basis of the underlying investment.

   Impairment losses are recorded on investments in real estate and other long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts.


                                      F-7

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued

   For mortgage-backed securities, the Company recognizes income using a constant effective yield method based on prepayment assumptions and the estimated economic life of the securities. When estimated prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and anticipated future payments. Any resulting adjustment is included in net investment income. All other investment income is recorded using the interest-method without anticipating the impact of prepayments.

   Mortgage loans on real estate are carried at the unpaid principal balance less valuation allowances. The Company provides valuation allowances for impairments of mortgage loans on real estate based on a review by portfolio managers. Mortgage loans on real estate are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. When the Company determines that a loan is impaired, a provision for loss is established equal to the difference between the carrying value and the present value of expected future cash flows discounted at the loan's effective interest rate, or the fair value of the collateral, if the loan is collateral dependent. In addition to the valuation allowance on specific loans, the Company maintains an unallocated allowance for probable losses inherent in the loan portfolio as of the balance sheet date, but not yet specifically identified by loan. Changes in the valuation allowance are recorded in net realized gains and losses on investments, hedging instruments and hedged items. Loans in foreclosure are placed on non-accrual status. Interest received on non-accrual status mortgage loans on real estate is included in net investment income in the period received.

   The valuation allowance account for mortgage loans on real estate is maintained at a level believed adequate by the Company and reflects the Company's best estimate of probable credit losses, including losses incurred at the balance sheet date, but not yet identified by specific loan. The Company's periodic evaluation of the adequacy of the allowance for losses is based on past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of the underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors.

   Real estate is carried at cost less accumulated depreciation. Real estate designated as held for disposal is carried at the lower of the carrying value at the time of such designation or fair value less cost to sell. Other long-term investments are carried on the equity method of accounting.

   Realized gains and losses on the sale of investments are determined on the basis of specific security identification. Changes in the Company's mortgage loan valuation allowances and recognition of impairment losses for other-than-temporary declines in the fair values of applicable investments are included in realized gains and losses on investments, hedging instruments and hedged items.

   (c) Derivative Instruments

   Derivatives are carried at fair value. On the date the derivative contract is entered into, the Company designates the derivative as either a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment (fair value hedge); a hedge of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge), a foreign currency fair value or cash flow hedge (foreign currency hedge); or a non-hedge transaction. The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for entering into various hedge transactions. This process includes linking all derivatives that are designated as fair value, cash flow or foreign currency hedges to specific assets and liabilities on the balance sheet or to specific firm commitments or forecasted transactions. The Company also formally assesses, both at the hedge's inception and on an ongoing basis, whether the derivatives that are used for hedging transactions are expected to be and, for ongoing hedging relationships, have been highly effective in offsetting changes in fair values or cash flows of hedged items. When it is determined that a derivative is not, or is not expected to be, highly effective as a hedge or that it has ceased to be a highly effective hedge, the Company discontinues hedge accounting prospectively.

                                      F-8

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued

   The Company enters into interest rate swaps, cross-currency swaps or Euro futures to hedge the fair value of existing fixed rate assets and liabilities. In addition, the Company uses short U.S. Treasury future positions to hedge the fair value of bond and mortgage loan commitments. Typically, the Company is hedging the risk of changes in fair value attributable to changes in benchmark interest rates. Derivative instruments classified as fair value hedges are carried at fair value, with changes in fair value recorded in realized gains and losses on investments, hedging instruments and hedged items. Changes in the fair value of the hedged item that are attributable to the risk being hedged are also recorded in realized gains and losses on investments, hedging instruments and hedged items.

   The Company may enter into "receive fixed/pay variable" interest rate swaps to hedge existing floating rate assets or to hedge cash flows from the anticipated purchase of investments. These derivative instruments are identified as cash flow hedges and are carried at fair value with the offset recorded in AOCI to the extent the hedging relationship is effective. The ineffective portion of the hedging relationship is recorded in realized gains and losses on investments, hedging instruments and hedged items. Gains and losses on derivative instruments that are initially recorded in AOCI are reclassified out of AOCI and recognized in earnings over the same period(s) that the hedged item affects earnings.

   Accrued interest receivable or payable under interest rate and foreign currency swaps are recognized as an adjustment to net investment income or interest credited to policyholder account values consistent with the nature of the hedged item, except for interest rate swaps hedging the anticipated sale of investments where amounts receivable or payable under the swaps are recorded as realized gains and losses on investments, hedging instruments and hedged items, and except for interest rate swaps hedging the anticipated purchase of investments where amounts receivable or payable under the swaps are initially recorded in AOCI to the extent the hedging relationship is effective.

   From time to time, the Company may enter into a derivative transaction that will not qualify for hedge accounting. The Company does not enter into speculative positions. Although these transactions do not qualify for hedge accounting, or have not been designated in hedging relationships by the Company, they provide the Company with an economic hedge, which is used as part of its overall risk management strategies. For example, the Company may sell credit default protection through a credit default swap. Although the credit default swap may not be effective in hedging specific investments, the income stream allows the Company to manage overall investment yields while exposing the Company to acceptable credit risk. The Company may enter into a cross-currency basis swap (pay a variable U.S. rate and receive a variable foreign-denominated rate) to eliminate the foreign currency exposure of a variable rate foreign-denominated liability. Although basis swaps may qualify for hedge accounting, the Company has chosen not to designate these derivatives as hedging instruments due to the difficulty in assessing and monitoring effectiveness for both sides of the basis swap. Derivative instruments that do not qualify for hedge accounting or are not designated as hedging instruments are carried at fair value, with changes in fair value recorded in realized gains and losses on investments, hedging instruments and hedged items.

   (d) Revenues and Benefits

   Investment Products and Universal Life Insurance Products: Investment products consist primarily of individual and group variable and fixed deferred annuities. Universal life insurance products include universal life insurance, variable universal life insurance, corporate-owned life insurance
   (COLI), bank-owned life insurance (BOLI) and other interest-sensitive life insurance policies. Revenues for investment products and universal life insurance products consist of net investment income, asset fees, cost of insurance, policy administration and surrender charges that have been earned and assessed against policy account balances during the period. The timing of revenue recognition as it relates to fees assessed on investment contracts and universal life contracts is determined based on the nature of such fees. Asset fees, cost of insurance and policy administration charges are assessed on a daily or monthly basis and recognized as revenue when assessed and earned. Certain amounts assessed that represent compensation for services to be provided in future periods are reported as unearned revenue and recognized in income over the periods benefited. Surrender charges are recognized upon surrender of a contract in accordance with contractual terms. Policy benefits and claims that are charged to expense include interest credited to policy account values and benefits and claims incurred in the period in excess of related policy account values.

                                      F-9

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued

   Traditional Life Insurance Products: Traditional life insurance products include those products with fixed and guaranteed premiums and benefits and consist primarily of whole life insurance, limited-payment life insurance, term life insurance and certain annuities with life contingencies. Premiums for traditional life insurance products are recognized as revenue when due. Benefits and expenses are associated with earned premiums so as to result in recognition of profits over the life of the contract. This association is accomplished by the provision for future policy benefits and the deferral and amortization of policy acquisition costs.

   (e) Deferred Policy Acquisition Costs

   The Company has deferred the costs of acquiring investment products and universal life insurance products business, principally commissions, certain expenses of the policy issue and underwriting department, and certain variable sales expenses that relate to and vary with the production of new or renewal business. DAC is subject to recoverability testing at the time of policy issuance and loss recognition testing at the end of each reporting period.

   For investment products (principally individual and group annuities) and universal life insurance products, DAC is being amortized with interest over the lives of the policies in relation to the present value of estimated gross profits from projected interest margins, asset fees, cost of insurance, policy administration and surrender charges, less policy benefits and policy maintenance expenses. The DAC asset related to investment products and universal life insurance products is adjusted to reflect the impact of unrealized gains and losses on fixed maturity securities available-for-sale, as described in Note 2(b).

   The most significant assumptions that are involved in the estimation of future gross profits include future net separate account performance, surrender/lapse rates, interest margins and mortality. The Company's long-term assumption for net separate account performance is currently 8% growth per year. If actual net separate account performance varies from the 8% assumption, the Company assumes different performance levels over the next three years such that the mean return equals the long-term assumption. This process is referred to as a reversion to the mean. The assumed net separate account return assumptions used in the DAC models are intended to reflect what is anticipated. However, based on historical returns of the Standard and Poor's (S&P) 500 Index, the Company's policy regarding the reversion to the mean process does not permit such returns to be negative or in excess of 15% during the three-year reversion period.

   Changes in assumptions can have a significant impact on the amount of DAC reported for investment products and universal life insurance products and their related amortization patterns. In the event actual experience differs from assumptions or assumptions are revised, the Company is required to record an increase or decrease in DAC amortization expense (DAC unlocking), which could be significant. In general, increases in the estimated general and separate account returns result in increased expected future profitability and may lower the rate of DAC amortization, while increases in lapse/surrender and mortality assumptions reduce the expected future profitability of the underlying business and may increase the rate of DAC amortization.

   The Company evaluates the appropriateness of the individual variable annuity DAC balance within pre-set parameters. These parameters are designed to appropriately reflect the Company's long-term expectations with respect to individual variable annuity contracts while also evaluating the potential impact of short-term experience on the Company's recorded individual variable annuity DAC balance. If the recorded balance of individual variable annuity DAC falls outside of these parameters for a prescribed period of time, or if the recorded balance falls outside of these parameters and the Company determines it is not reasonably possible to get back within this period of time, assumptions are required to be unlocked and DAC is recalculated using revised best estimate assumptions. Otherwise, DAC is not unlocked to reflect updated assumptions. If DAC assumptions were unlocked and revised, the Company would continue to use the reversion to the mean process.

   For other investment products and universal life insurance products, DAC is adjusted each quarter to reflect revised best estimate assumptions, including the use of a reversion to the mean methodology over the next three years as it relates to net separate account performance. Any resulting DAC unlocking adjustments are reflected currently in the consolidated statements of income.

                                     F-10

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued

   (f) Separate Accounts

   Separate account assets and liabilities represent contract holders' funds, which have been segregated into accounts with specific investment objectives. Separate account assets are recorded at fair value based primarily on market quotations of the underlying securities. The investment income and gains or losses of these accounts accrue directly to the contract holders. The activity of the separate accounts is not reflected in the consolidated statements of income except for: (i) the fees the Company receives, which are assessed on a daily or monthly basis and recognized as revenue when assessed and earned; and (ii) the activity related to guaranteed minimum death benefit (GMDB) and guaranteed minimum income benefit (GMIB) contracts, which are riders to existing variable annuity contracts.

   (g) Future Policy Benefits

   The liability for future policy benefits for investment products in the accumulation phase, universal life insurance and variable universal life insurance policies is the policy account balance, which represents participants' net premiums and deposits plus investment performance and interest credited less applicable contract charges.

   The liability for funding agreements to an unrelated third party trust equals the balance that accrues to the benefit of the contract holder, including interest credited. The funding agreements constitute insurance obligations considered annuity contracts under Ohio insurance law.

   The liability for future policy benefits for traditional life insurance policies has been calculated by the net level premium method using interest rates varying from 5.4% to 6.0% and estimates of mortality, morbidity, investment yields and withdrawals which were used or which were being experienced at the time the policies were issued.

   The liability for future policy benefits for payout annuities has been calculated using the present value of future benefits and maintenance costs discounted using interest rates varying from 3.0% to 13.0%. Also, as of December 31, 2004 and 2003, the calculated reserve was adjusted to reflect the incremental reserve that would be required if unrealized gains and losses had been realized and the proceeds reinvested at lower rates, which would have resulted in the use of a lower discount rate, as discussed in
   Note 2(b).

   (h) Participating Business

   Participating business represented approximately 11% in 2004 (13% in 2003 and 15% in 2002) of the Company's life insurance in force, 55% of the number of life insurance policies in force in 2004 (56% in 2003 and 59% in 2002) and 7% of life insurance statutory premiums in 2004 (11% in 2003 and 9% in 2002). The provision for policyholder dividends was based on then current dividend scales and has been included in future policy benefits and claims in the accompanying consolidated balance sheets.

   (i) Federal Income Tax

   The Company provides for federal income taxes based on amounts the Company believes it will ultimately owe. Inherent in the provision for federal income taxes are estimates regarding the deductibility of certain items and the realization of certain tax credits. In the event the ultimate deductibility of certain items or the realization of certain tax credits differs from estimates, the Company may be required to significantly change the provision for federal income taxes recorded in the consolidated financial statements. Any such change could significantly affect the amounts reported in the consolidated statements of income. Management has used best estimates to establish reserves based on current facts and circumstances regarding tax exposure items where the ultimate deductibility is open to interpretation. Quarterly, management evaluates the appropriateness of such reserves based on any new developments specific to their fact patterns. Information considered includes results of completed tax examinations, Technical Advice Memorandums and other rulings issued by the Internal Revenue Service (IRS) or the tax courts.

                                     F-11

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued

   The Company utilizes the asset and liability method of accounting for income tax. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under this method, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when it is determined that it is more likely than not that the deferred tax asset will not be fully realized.

   (j) Reinsurance Ceded

   Reinsurance premiums ceded and reinsurance recoveries on benefits and claims incurred are deducted from the respective income and expense accounts. Assets and liabilities related to reinsurance ceded are reported in the consolidated balance sheets on a gross basis, separately from the related balances of the Company.

   (k) Discontinued Operations

   As described more fully in Note 16, during 2002 NLIC paid a dividend to NFS in the form of all of the shares of common stock of Nationwide Securities, Inc. (NSI), a wholly-owned broker/dealer subsidiary engaged in the asset management business. As such, the results of operations of NSI are reflected as discontinued operations in 2002.

   (l) Reclassification

   Certain items in the 2003 and 2002 consolidated financial statements and related notes have been reclassified to conform to the current presentation.

(3)Recently Issued Accounting Standards

   In March 2004, the Emerging Issues Task Force (EITF) reached consensus on further guidance concerning the identification of and accounting for other-than-temporary impairments and disclosures for cost method investments, as required by EITF Issue No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments (EITF 03-1), which was issued on October 23, 2003. The Company disclosed in its Quarterly Report on Form 10-Q for the period ended June 30, 2004 that this additional guidance would be applied during its third quarter beginning July 1, 2004. Also, effective June 30, 2004, the Company revised its method of evaluating securities to be sold based on additional interpretation of the intent to hold criteria in EITF 03-1. This revision had no impact on the Company's financial position or results of operations.

   On September 8, 2004, the FASB exposed for comment FASB Staff Position (FSP) EITF Issue 03-1-a, which was intended to provide guidance related to the application of paragraph 16 of EITF 03-1, and proposed FSP EITF Issue 03-1-b, which proposed a delay in the effective date of EITF 03-1 for debt securities that are impaired because of interest rate and/or sector spread increases. Based on comments received on these proposals, on September 30, 2004 the FASB issued FSP EITF 03-1-1, Effective Date of Paragraphs 10-20 of EITF Issue No. 03-1, which delayed the effectiveness of the guidance in EITF 03-1 in its entirety, with the exception of certain disclosure requirements. The delay had no impact on the Company's financial position or results of operations. The Company continues to actively monitor its portfolio for any securities deemed to be other-than-temporarily impaired, based on the guidance in Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities, and the Securities and Exchange Commission (SEC) Staff Accounting Bulletin No. 59, Accounting for Noncurrent Marketable Equity Securities. Due to uncertainty regarding the ultimate guidance to be issued, the Company cannot reasonably estimate the impact on the Company's financial position or results of operations, if any, of adopting EITF 03-1.


                                     F-12

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued

   In June 2004, the FASB issued FSP FAS 97-1, Situations in Which Paragraphs 17(b) and 20 of FASB Statement No. 97, Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments, Permit or Require Accrual of an Unearned Revenue Liability (FSP FAS 97-1), to clarify the guidance related to unearned revenue reserves (URR). The primary purpose of FSP FAS 97-1 is to address the practice question of whether Statement of Position (SOP) 03-1, Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts (SOP 03-1), issued by the American Institute of Certified Public Accountants (AICPA), restricts the application of the URR guidance in SFAS No. 97 to situations in which profits are expected to be followed by losses. Because the Company was computing its URR in accordance with FSP FAS 97-1 at the time SOP 03-1 was adopted, the issuance of FSP FAS 97-1 had no impact on the Company's financial position or results of operations at the time of adoption.

   The Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the Act) was signed into law on December 8, 2003. In accordance with FSP FAS 106-1, Accounting and Disclosure Requirements Related to The Medicare Prescription Drug, Improvement and Modernization Act of 2003 (FSP FAS 106-1), issued in January 2004, the Company elected to defer accounting for the effects of the Act until the FASB issues guidance on how to account for the provisions of the Act. In May 2004, the FASB issued FSP FAS 106-2, Accounting and Disclosure Requirements Related to The Medicare Prescription Drug, Improvement and Modernization Act of 2003 (FSP FAS 106-2), which superceded FSP FAS 106-1 and provided guidance on accounting and disclosures related to the Act. Specifically, measures of the accumulated postretirement benefit obligation and net periodic postretirement benefit cost on or after the date of enactment must reflect the effects of the Act. The Company's adoption of FSP FAS 106-2, effective June 30, 2004, had no impact on the Company's financial position or results of operations due the application of Company maximum contribution caps and because the Company does not apply to the United States government for benefit reimbursements.

   In December 2003, the FASB issued SFAS No. 132 (revised 2003), Employers' Disclosures about Pensions and Other Postretirement Benefits - an amendment of FASB Statements No. 87, 88 and 106 (SFAS 132R). SFAS 132R provides revised disclosure guidance for pension and other postretirement benefit plans but does not change the measurement or recognition of those plans under existing guidance. Disclosures previously required under SFAS No. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits, which was replaced by SFAS 132R, were retained. In addition, SFAS 132R requires additional disclosures about the assets, obligations, cash flows and net periodic benefit cost of defined benefit pension plans and other postretirement benefit plans on both an interim period and annual basis. See
   Note 15 for required disclosures. The Company adopted SFAS 132R effective December 31, 2003, except for the provisions relating to annual disclosures about estimated benefit payments, which was adopted in the fourth quarter of 2004, as permitted by SFAS 132R. Adoption of this Statement had no impact on the Company's financial position or results of operations.

   In July 2003, the AICPA issued SOP 03-1 to address many topics. The most significant topic affecting the Company was the accounting for contracts with GMDB. SOP 03-1 requires companies to evaluate the significance of a GMDB to determine whether a contract should be accounted for as an investment or insurance contract. For contracts determined to be insurance contracts, companies are required to establish a reserve to recognize a portion of the assessment (revenue) that compensates the insurance company for benefits to be provided in future periods. SOP 03-1 also provides guidance on separate account presentation, interest in separate accounts, gains and losses on the transfer of assets from the general account to a separate account, liability valuation, return based on a contractually referenced pool of assets or index, annuitization options, and sales inducements to contract holders. The Company adopted SOP 03-1 effective January 1, 2004, which resulted in a $3.3 million charge, net of tax, as the cumulative effect of adoption of this accounting principle.

                                     F-13

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued

   The following table summarizes the components of cumulative effect adjustments recorded in the Company's 2004 consolidated statements of income:

(in millions)                                                                    January 1, 2004
-------------                                                                    ---------------
Increase in future policy benefits:
   Ratchet interest crediting                                                        $(12.3)
   Secondary guarantees - life insurance                                               (2.4)
   GMDB claim reserves                                                                 (1.8)
   GMIB claim reserves                                                                 (1.0)
                                                                                     ------
       Subtotal                                                                       (17.5)
Adjustment to amortization of deferred policy acquisition costs related to above       12.4
Deferred federal income taxes                                                           1.8
                                                                                     ------
       Cumulative effect of adoption of accounting principle, net of tax             $ (3.3)
                                                                                     ======

   In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities - an interpretation of ARB No. 51 (FIN 46). Accounting Research Bulletin No. 51, Consolidated Financial Statements (ARB
   51), states that consolidation is usually necessary when a company has a "controlling financial interest" in another company, a condition most commonly achieved via ownership of a majority voting interest. FIN 46 clarifies the application of ARB 51 to certain VIEs where: (i) the equity investors are not empowered to make sufficient decisions about the entity's operations, or do not receive expected returns or absorb expected losses commensurate with their equity ownership; or (ii) the entity does not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. VIEs are consolidated by their primary beneficiary, which is a party having a majority of the entity's expected losses, expected residual returns, or both. A company holding a significant variable interest in a VIE but not deemed the primary beneficiary is subject to certain disclosure requirements specified by FIN 46. FIN 46 applied to entities formed after January 31, 2003. In October 2003, the FASB delayed the implementation date of FIN 46 for VIEs formed prior to January 31, 2003 to interim periods ending after December 15, 2003, with earlier adoption permitted.

   In December 2003, the FASB issued FIN 46R, which required all public companies to apply the provisions of FIN 46 or FIN 46R to special purpose entities created prior to February 1, 2003. Once adopted by an entity, FIN 46R replaces FIN 46. At a minimum, public companies were required to apply the provisions of FIN 46R or the unmodified provisions of FIN 46 to entities that were considered "special purpose entities" in practice and under applicable GAAP by the end of the first reporting period ending after December 15, 2003. Companies were permitted to apply either FIN 46 or FIN 46R to special purpose entities at the initial effective date on an entity-by-entity basis. The Company has no variable interests in special purpose entities. The primary difference between FIN 46R and FIN 46 was the criteria to be followed in determining the primary beneficiary. The primary beneficiary could be different based on the two Interpretations. The Company adopted the remaining provisions of FIN 46R effective January 1, 2004. See
   Note 19 for further discussion.

   In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (SFAS 150). SFAS 150 establishes standards for the classification and measurement of certain freestanding financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. Further, SFAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. As originally issued, the guidance in SFAS 150 was generally effective for financial instruments entered into or modified after May 31, 2003, and otherwise effective at the beginning of the first interim period beginning after June 15, 2003. Adjustments required as a result of the application of SFAS 150 to existing instruments should be reported as the cumulative effect of a change in accounting principle. In November 2003, the FASB issued FSP No. 150-3, Effective Date, Disclosures, and Transition for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests under FASB Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (FSP 150-3). FSP 150-3 clarified that SFAS 150 does not apply to certain mandatorily redeemable financial instruments issued by limited-life subsidiaries, including those issued by subsidiary trusts of the Company. The adoption of SFAS 150 on July 1, 2003 had no impact on the Company's financial position or results of operations.

                                     F-14

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued

   In April 2003, the FASB released SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities (SFAS 149). SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133). SFAS 149 is generally effective for contracts entered into or modified after June 30, 2003. The adoption of SFAS 149 on July 1, 2003 had no impact on the Company's financial position or results of operations.

   In April 2003, the FASB released Statement 133 Implementation Issue B36, Embedded Derivatives: Modified Coinsurance Arrangements and Debt Instruments That Incorporate Credit Risk Exposures That Are Unrelated or Only Partially Related to the Creditworthiness of the Obligor under Those Instruments (DIG
   B36). DIG B36 addresses the need to separately account for an embedded derivative within a reinsurer's receivable and ceding company's payable arising from modified coinsurance or similar arrangements. Paragraph 12.a. of SFAS 133 indicates that an embedded derivative must be separated from the host contract (i.e. bifurcated) if the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract. DIG B36 concludes that bifurcation is necessary in a modified coinsurance or similar arrangement because the yield on the receivable and payable is based on or referenced to a specified proportion of the ceding company's return on either its general account assets or a specified block of those assets, rather than the overall creditworthiness of the ceding company. The effective date of implementation was the first day of the first fiscal quarter beginning after September 15, 2003 (October 1, 2003 for the Company). Upon adoption of DIG B36 on October 1, 2003, the Company recorded a derivative liability of $0.9 million, deferred taxes of $0.3 million and a charge of $0.6 million as the cumulative effect of adoption of this accounting principle.

(4)Risk Disclosures

   The following is a description of the most significant risks facing the Company and how it mitigates those risks:

   Credit Risk: The risk that issuers of securities, mortgagees on real estate mortgage loans or other parties, including reinsurers and derivatives counterparties, default on their contractual obligations. The Company mitigates this risk by adhering to investment policies that provide portfolio diversification on an asset class, creditor, and industry basis, and by complying with investment limitations governed by state insurance laws and regulations, as applicable. The Company actively monitors and manages exposures, including restructuring, reducing, or liquidating investments; determines whether any securities are impaired or loans are deemed uncollectible; and takes charges in the period such assessments are made. The ratings of reinsurers who owe the Company money are regularly monitored along with outstanding balances as part of the Company's reinsurance collection process, with timely follow-up on delayed payments. The aggregate credit risk taken in the investment portfolio is influenced by management's risk/return preferences, the economic and credit environment, the relationship of credit risk in the asset portfolio to other business risks that the Company is exposed to, and the Company's current and expected future capital position.

   Interest Rate Risk: The risk that interest rates will change and cause a decrease in the value of an insurer's investments relative to the value of its liabilities, and/or an unfavorable change in prepayment activity, resulting in compressed interest margins. For example, if liabilities come due more quickly than assets mature, an insurer could potentially have to borrow funds or sell assets prior to maturity and potentially recognize a gain or loss. In some investments that contain borrower options, this risk may be realized through unfavorable cash flow patterns, e.g. increased principal repayment when interest rates have declined. When unfavorable interest rate movements occur, interest margins may compress, reducing profitability. The Company mitigates this risk by offering products that transfer this risk to the purchaser and/or by attempting to approximately match the maturity schedule of its assets with the expected payouts of its liabilities, both at inception and on an ongoing basis. In some investments that permit prepayment at the borrower option, make-whole provisions are required such that if the borrower prepays in a lower-rate environment, the Company be compensated for the loss of future income. In other situations, the Company accepts some interest rate risk in exchange for a higher yield on the investment.

   Legal/Regulatory Risk: The risk that changes in the legal or regulatory environment in which an insurer operates will result in increased competition, reduced demand for a company's products, or additional expenses not anticipated by the insurer in pricing its products. The Company mitigates this risk by offering a wide range of products and by operating throughout the U.S., thus reducing its exposure to any single product or jurisdiction, and also by employing practices that identify and minimize the adverse impact of this risk.

                                     F-15

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued

   Ratings Risk: The risk that rating agencies change their outlook or rating of the Company or a subsidiary of the Company. The rating agencies generally utilize proprietary capital adequacy models in the process of establishing ratings for the Company and certain subsidiaries. The Company is at risk to changes in these models and the impact that changes in the underlying business that it is engaged in can have on such models. To mitigate this risk, the Company maintains regular communications with the rating agencies and evaluates the impact of significant transactions on such capital adequacy models and considers the same in the design of transactions to minimize the adverse impact of this risk.

   Financial Instruments with Off-Balance Sheet Risk: The Company is a party to financial instruments with off-balance sheet risk in the normal course of business through management of its investment portfolio. These financial instruments include commitments to extend credit in the form of loans. These instruments involve, to varying degrees, elements of credit risk in excess of amounts recognized on the consolidated balance sheets.

   Commitments to fund fixed rate mortgage loans on real estate are agreements to lend to a borrower and are subject to conditions established in the underlying contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a deposit. Commitments extended by the Company are based on management's case-by-case credit evaluation of the borrower and the borrower's loan collateral. The underlying mortgaged property represents the collateral if the commitment is funded. The Company's policy for new mortgage loans on real estate is generally to lend no more than 80% of collateral value. Should the commitment be funded, the Company's exposure to credit loss in the event of nonperformance by the borrower is represented by the contractual amounts of these commitments less the net realizable value of the collateral. The contractual amounts also represent the cash requirements for all unfunded commitments. Commitments on mortgage loans on real estate of $243.7 million extending into 2005 were outstanding as of December 31, 2004. The Company also had $68.1 million of commitments to purchase fixed maturity securities outstanding as of December 31, 2004.

   Notional amounts of derivative financial instruments, primarily interest rate swaps, interest rate futures contracts and foreign currency swaps, significantly exceed the credit risk associated with these instruments and represent contractual balances on which calculations of amounts to be exchanged are based. Credit exposure is limited to the sum of the aggregate fair value of positions that have become favorable to the Company, including accrued interest receivable due from counterparties. Potential credit losses are minimized through careful evaluation of counterparty credit standing, selection of counterparties from a limited group of high quality institutions, collateral agreements and other contract provisions. Any exposures related to derivative activity are aggregated with other credit exposures between the Company and the derivative counterparty to assess adherence to established credit limits. As of December 31, 2004, the Company's credit risk from these derivative financial instruments was $46.3 million, net of $415.7 million of cash collateral and $222.5 million in securities pledged as collateral.

   Equity Market Risk: Asset fees calculated as a percentage of the separate account assets are a significant source of revenue to the Company. As of December 31, 2004, approximately 82% of separate account assets were invested in equity mutual funds. Gains and losses in the equity markets result in corresponding increases and decreases in the Company's separate account assets and reported asset fee revenue. In addition, a decrease in separate account assets may decrease the Company's expectations of future profit margins due to a decrease in asset fee revenue and/or an increase in GMDB or guaranteed minimum accumulation benefit (GMAB) claims, which may require the Company to accelerate the amortization of DAC.

                                     F-16

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued

   Many of the Company's individual variable annuity contracts offer GMDB features. A GMDB generally provides a benefit if the annuitant dies and the contract value is less than a specified amount, which may be based on the premiums paid less amounts withdrawn or contract value on a specified anniversary date. A decline in the stock market causing the contract value to fall below this specified amount, which varies from contract to contract based on the date the contract was entered into as well as the GMDB feature elected, will increase the net amount at risk, which is the GMDB in excess of the contract value. This could result in additional GMDB claims. The Company utilizes a combination of risk management techniques to mitigate this risk. In general, for most contracts issued prior to July 2002, the Company obtained reinsurance from independent third parties, whereas for certain contracts issued after December 2002, the Company has been executing an economic hedging program. The GMDB economic hedging program is designed to offset changes in the economic value of the GMDB obligation up to a return of the contract holder's premium payments. However the first 10% of GMDB claims are not hedged. Currently the program shorts S&P 500 index futures, which provides an offset to changes in the value of the designated obligation. The Company's economic evaluation of the GMDB obligation is not consistent with current accounting treatment of the GMDB obligation. Therefore, the hedging activity will lead to volatility of earnings. This volatility was negligible in 2004. As of December 31, 2004, the net amount at risk, defined as the excess of the death benefit over the account value, was $1.71 billion before reinsurance and $296.5 million net of reinsurance. As of December 31, 2004 and 2003, the Company's reserve for GMDB claims was $23.6 million and $21.8 million, respectively. See Note 3 for discussion of the impact of adopting a new accounting principle regarding GMDB reserves in 2004.

   The Company also offers certain variable annuity products with a GMAB rider. A GMAB provides the contract holder with a guaranteed return of premium, adjusted proportionately for withdrawals, after a specified period of time (5, 7 or 10 years) selected by the contract holder at the time of issuance of the variable annuity contract. In some cases, the contract holder also has the option, after a specified period of time, to drop the rider and continue the variable annuity contract without the GMAB. The design of the GMAB rider limits the risk to the Company in a variety of ways including the requirement that a significant portion of the premium be allocated to a guaranteed term option (GTO) that is a fixed rate investment, thereby reducing the equity exposure. A GMAB represents an embedded derivative in the variable annuity contract that is required to be separated from and valued apart from the host variable annuity contract. The embedded derivative is carried at fair value and reported in other future policy benefits and claims. The Company initially records an offset to the fair value of the embedded derivative on the balance sheet, which is amortized through the income statement over the term of the GMAB period of the contract. The fair value of the GMAB embedded derivative is calculated based on actuarial assumptions related to the projected benefit cash flows incorporating numerous assumptions including, but not limited to, expectations of contract holder persistency, market returns, correlations of market returns and market return volatility. The Company began selling contracts with the GMAB feature on May 1, 2003. Beginning October 1, 2003, the Company launched an enhanced version of the rider that offered increased equity exposure to the contract holder in return for a higher charge. The Company simultaneously began economically hedging the GMAB exposure for those risks that exceed a level it considered acceptable. The GMAB economic hedge consists of shorting interest rate futures and S&P 500 futures contracts and does not qualify for hedge accounting under SFAS 133. See Note 2(c) for discussion of economic hedges. The objective of the GMAB economic hedge strategy is to manage the exposures with risk beyond a level considered acceptable to the Company. The Company is exposed to equity market risk related to the GMAB feature should the growth in the underlying investments, including any GTO investment, fail to reach the guaranteed return level. The GMAB embedded derivative will create volatility in earnings, however the hedging program provides substantial mitigation of this exposure. This volatility was negligible in 2004 and 2003. As of December 31, 2004 and 2003, the fair value of the GMAB embedded derivative was valued at $20.6 million and $4.3 million, respectively. The increase in the fair value of the GMAB embedded derivative was driven by the value of new business sold during 2004.

   Significant Concentrations of Credit Risk: The Company grants mainly commercial mortgage loans on real estate to customers throughout the U.S. As of December 31, 2004, the Company had a diversified portfolio with no more than 25.1% in any geographic region of the U.S. and no more than 1.6% with any one borrower. As of December 31, 2004, 30.0% of the carrying value of the Company's commercial mortgage loan portfolio financed retail properties.

   Significant Business Concentrations: As of December 31, 2004, the Company did not have a material concentration of financial instruments in a single investee, industry or geographic location. Also, the Company did not have a concentration of business transactions with a particular customer, lender or distribution source, a market or geographic area in which business is conducted that makes it overly vulnerable to a single event which could cause a severe impact to the Company's financial position.

                                     F-17

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued

   Guarantee Risk: In connection with the selling of securitized interests in Low-Income-Housing Tax Credit Funds (Tax Credit Funds), the Company guarantees a specified minimum return to the investor. The guaranteed return varies by transaction and follows general market trends. The Company's risk related to securitized interests in Tax Credit Funds is that the tax benefits provided to the investor are not sufficient to provide the guaranteed cumulative after-tax yields. The Company mitigates these risks by having qualified individuals with extensive industry experience perform due diligence on each of the underlying properties to ensure they will be capable of delivering the amount of credits anticipated and by requiring cash reserves to be held at various levels within these structures to provide for possible shortfalls in the amount of credits generated. See Note 18 for further discussion of Tax Credit Funds.

   Reinsurance: The Company has entered into reinsurance contracts to cede a portion of its general account life, annuity and health business. Total amounts recoverable under these reinsurance contracts include ceded reserves, paid and unpaid claims, and certain other amounts and totaled $894.3 million as of December 31, 2004. The contracts are immaterial to the Company's results of operations. The ceding of risk does not discharge the original insurer from its primary obligation to the contract holder. Under the terms of the contracts, trusts have been established as collateral for the recoveries. The trust assets are invested in investment grade securities, the fair value of which must at all times be greater than or equal to 100% or 102% of the reinsured reserves, as outlined in each of the underlying contracts.

   Collateral - Derivatives: The Company enters into agreements with various counterparties to execute over-the-counter derivative transactions. The Company's policy is to include a Credit Support Annex with each agreement to protect the Company for any exposure above the approved credit threshold. This also protects the counterparty against exposure to the Company. The Company generally posts securities as collateral and receives cash as collateral from counterparties. The Company maintains ownership of the pledged securities at all times and is entitled to receive from the borrower any payments for interest or dividends received on such securities during the period it is pledged as collateral.

   Collateral - Securities Lending: The Company, through its agent, lends certain portfolio holdings and in turn receives cash collateral. The cash collateral is invested in high-quality short-term investments. The Company's policy requires a minimum of 102% of the fair value of the securities loaned to be maintained as collateral. Net returns on the investments, after payment of a rebate to the borrower, are shared between the Company and its agent. Both the borrower and the Company can request or return the loaned securities at any time. The Company maintains ownership of the securities at all times and is entitled to receive from the borrower any payments for interest or dividends received on such securities during the loan term.

(5)Fair Value of Financial Instruments

   The following disclosures summarize the carrying amount and estimated fair value of the Company's financial instruments. Certain assets and liabilities are specifically excluded from the disclosure requirements for financial instruments. For this reason, among others, the aggregate fair value amounts presented do not represent the underlying value of the Company.

   The fair value of a financial instrument is defined as the amount at which the financial instrument could be bought or sold, or in the case of liabilities incurred or settled, in a current transaction between willing parties. In cases where quoted market prices are not available, fair value is to be based on the best information available in the circumstances. Such estimates of fair value should consider prices for similar assets or similar liabilities and the results of valuation techniques to the extent available in the circumstances. Examples of valuation techniques include the present value of estimated expected future cash flows using discount rates commensurate with the risks involved, option-pricing models, matrix pricing, option-adjusted spread models and fundamental analysis. Valuation techniques for measuring assets and liabilities must be consistent with the objective of measuring fair value and should incorporate assumptions that market participants would use in their estimates of values, future revenues, and future expenses, including assumptions about interest rates, default, prepayment and volatility. Many of the Company's assets and liabilities subject to the disclosure requirements are not actively traded, requiring fair values to be estimated by management using matrix pricing, present value or other suitable valuation techniques. These techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Although fair value estimates are calculated using assumptions that management believes are appropriate, changes in assumptions could cause these estimates to vary materially. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in the immediate settlement of the instruments.

                                     F-18

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued

   Although insurance contracts are specifically exempted from the disclosure requirements (other than those that are classified as investment contracts), the Company's estimate of the fair values of policy reserves on life insurance contracts is provided to make the fair value disclosures more meaningful.

   The tax ramifications of the related unrealized gains and losses can have a significant effect on the estimates of fair value and have not been considered in arriving at such estimates.

   In estimating its fair value disclosures, the Company used the following methods and assumptions:

   Fixed maturity and equity securities available-for-sale: The fair value of fixed maturity and marketable equity securities is generally obtained from independent pricing services based on market quotations. For fixed maturity securities not priced by independent services (generally private placement securities and securities that do not trade regularly), an internally developed pricing model or "corporate pricing matrix" is most often used. The corporate pricing matrix is developed by obtaining spreads versus the U.S. Treasury yield for corporate securities with varying weighted average lives and bond ratings. The weighted average life and bond rating of a particular fixed maturity security to be priced using the corporate matrix are important inputs into the model and are used to determine a corresponding spread that is added to the U.S. Treasury yield to create an estimated market yield for the that bond. The estimated market yield and other relevant factors are then used to estimate the fair value of the particular fixed maturity security. Additionally, for valuing certain fixed maturity securities with complex cash flows such as certain mortgage-backed and asset-backed securities, a "structured product model" is used. The structured product model uses third party pricing tools. For securities for which quoted market prices are not available and for which the Company's structured product model is not suitable for estimating fair values, qualified company representatives determine the fair value using other modeling techniques, primarily using a commercial software application utilized in valuing complex securitized investments with variable cash flows. As of December 31, 2004, 70.0% of the fair values of fixed maturity securities were obtained from independent pricing services, 21.2% from the Company's pricing matrices and 8.8% from other sources.

   Mortgage loans on real estate, net: The fair values of mortgage loans on real estate are estimated using discounted cash flow analyses based on interest rates currently being offered for similar loans to borrowers with similar credit ratings. Loans with similar characteristics are aggregated for purposes of the calculations. Estimated fair value is based on the present value of expected future cash flows discounted at the loan's effective interest rate.

   Policy loans, short-term investments and cash: The carrying amounts reported in the consolidated balance sheets for these instruments approximate their fair values.

   Separate account assets and liabilities: The fair values of assets held in separate accounts are based on quoted market prices of the underlying securities. The fair value of liabilities related to separate accounts are the amounts payable on demand, which are net of certain surrender charges.

   Investment contracts: The fair values of the Company's liabilities under investment type contracts are based on one of two methods. For investment contracts without defined maturities, fair value is the amount payable on demand. For investment contracts with known or determined maturities, fair value is estimated using discounted cash flow analysis. Interest rates used in this analysis are similar to currently offered contracts with maturities consistent with those remaining for the contracts being valued.

   Policy reserves on life insurance contracts: Included are disclosures for individual life insurance, COLI, BOLI, universal life insurance and supplementary contracts with life contingencies for which the estimated fair value is the amount payable on demand. Also included are disclosures for the Company's limited payment policies for which the Company has used discounted cash flow analyses similar to those used for investment contracts with known maturities to estimate fair value.

   Short-term debt and collateral received-securities lending and derivatives:
   The carrying amounts reported in the consolidated balance sheets for these instruments approximate their fair values.

   Long-term debt, payable to NFS: The fair values for long-term debt are based on estimated market prices.

                                     F-19

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued

   Commitments to extend credit: Commitments to extend credit have nominal fair values because of the short-term nature of such commitments. See Note 4.

   Interest rate and cross-currency interest rate swaps: The fair values for interest rate and cross-currency interest rate swaps are calculated with pricing models using current rate assumptions.

   Futures contracts: The fair values for futures contracts are based on quoted market prices.

   The following table summarizes the carrying amounts and estimated fair values of financial instruments subject to disclosure requirements and policy reserves on life insurance contracts as of December 31:

                                                                  2004                    2003
                                                         ----------------------  ----------------------
                                                          Carrying   Estimated    Carrying   Estimated
(in millions)                                              amount    fair value    amount    fair value
-------------                                            ----------  ----------  ----------  ----------
Assets
Investments:............................................
   Securities available-for-sale:.......................
       Fixed maturity securities........................ $ 27,652.0  $ 27,652.0  $ 26,946.8  $ 26,946.8
       Equity securities................................       48.1        48.1        85.6        85.6
   Mortgage loans on real estate, net...................    8,649.2     8,942.7     8,345.8     8,830.0
   Policy loans.........................................      644.5       644.5       618.3       618.3
   Short-term investments...............................    1,645.8     1,645.8     1,860.8     1,860.8
Cash....................................................       15.5        15.5         0.1         0.1
Assets held in separate accounts........................   60,798.7    60,798.7    57,084.5    57,084.5

Liabilities
Investment contracts....................................  (29,196.6)  (26,870.6)  (28,663.4)  (27,239.8)
Policy reserves on life insurance contracts.............   (7,186.5)   (7,153.9)   (6,715.7)   (6,311.3)
Short-term debt.........................................     (215.0)     (215.0)     (199.8)     (199.8)
Long-term debt, payable to NFS..........................     (700.0)     (743.9)     (700.0)     (803.7)
Collateral received - securities lending and derivatives   (1,289.9)   (1,289.9)   (1,521.1)   (1,521.1)
Liabilities related to separate accounts................  (60,798.7)  (59,651.2)  (57,084.5)  (56,118.6)

Derivative financial instruments
Interest rate swaps hedging assets......................      (72.1)      (72.1)      (99.4)      (99.4)
Cross-currency interest rate swaps......................      495.0       495.0       599.1       599.1
Futures contracts.......................................       (6.5)       (6.5)      (25.2)      (25.2)
Other derivatives.......................................       36.1        36.1         4.6         4.6

                                     F-20

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued

(6)Derivative Financial Instruments

   Qualitative Disclosure

   Interest Rate Risk Management

   The Company periodically purchases fixed rate investments to back variable rate liabilities. As a result, the Company can be exposed to interest rate risk due to the mismatch between variable rate liabilities and fixed rate assets. To mitigate this risk, the Company enters into various types of derivative instruments to minimize this mismatch, with fluctuations in the fair values of the derivatives offsetting changes in the fair values of the investments resulting from changes in interest rates. The Company principally uses pay fixed/receive variable interest rate swaps and short Euro futures to manage this risk.

   Under interest rate swaps, the Company receives variable interest rate payments and makes fixed rate payments. The fixed interest paid on the swap offsets the fixed interest received on the investment, resulting in the Company receiving the variable interest payments on the swap, generally 3-month U.S. LIBOR. The net receipt of a variable rate will then match the variable rate paid on the liability.

   Short Euro futures, when considered in combination with the fixed-rate instruments, effectively change the fixed rate cash flow exposure to variable rate cash flows. With short Euro futures, if interest rates rise
   (fall), the gains (losses) on the futures are recognized in investment income. When combined with the fixed income received on the investment, the gains and losses on the Euro futures contracts results in a variable stream of cash inflows, which matches the variable interest paid on the liability.

   As a result of entering into commercial mortgage loan and private placement commitments, the Company is exposed to changes in the fair value of such commitments due to changes in interest rates during the commitment period prior to the loans being funded. To manage this risk, the Company enters into short U.S. Treasury futures during the commitment period.

   With short U.S. Treasury futures, if interest rates rise (fall), the gains (losses) on the futures will offset the change in fair value of the commitment attributable to the change in interest rates.

   The Company periodically purchases variable rate investments (i.e. commercial mortgage loans and corporate bonds). As a result, the Company can be exposed to variability in cash flows and investment income due to changes in interest rates. Such variability poses risks to the Company when the assets are funded with fixed rate liabilities. To manage this risk, the Company may enter into receive fixed/pay variable interest rate swaps.

   In using interest rate swaps, the Company receives fixed interest rate payments and makes variable rate payments. The variable interest paid on the swap offsets the variable interest received on the investment, resulting in the Company receiving the fixed interest payments on the swap. The net receipt of a fixed rate will then match the fixed rate paid on the liability.

   Foreign Currency Risk Management

   In conjunction with the Company's medium-term note (MTN) program, the Company periodically issues both fixed and variable rate liabilities denominated in foreign currencies. As a result, the Company is exposed to changes in fair value of the liabilities due to changes in foreign currency exchange rates and related interest rates. To manage these risks, the Company enters into cross-currency interest rate swaps to convert these liabilities to a U.S. dollar rate.

   For a fixed rate foreign liability, the cross-currency interest rate swap is structured to receive a fixed rate, in the foreign currency and pay a variable U.S. dollar rate, generally 3-month U.S. LIBOR. For a variable rate foreign liability, the cross-currency interest rate swap is structured to receive a variable rate in the foreign currency and pay a variable U.S. dollar rate, generally 3-month U.S. LIBOR. In both cases, the terms of the foreign currency received on the swap will exactly match the terms of the foreign currency paid on the liability, thus eliminating currency risk. Because the resulting cash flows in both cases remain variable, the Company has designated such cross-currency interest rate swaps as fair value hedging relationships.

                                     F-21

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued

   The Company is exposed to changes in fair value of fixed rate investments denominated in a foreign currency due to changes in foreign currency exchange rates and related interest rates. To manage this risk, the Company uses cross-currency interest rate swaps to convert these assets to variable U.S. dollar rate instruments.

   Cross-currency interest rate swaps on investments are structured to pay a fixed rate, in the foreign currency, and receive a variable U.S. dollar rate, generally 3-month U.S. LIBOR. The terms of the foreign currency paid on the swap will exactly match the terms of the foreign currency received on the asset, thus eliminating currency risk. Because the resulting cash inflows remain variable, the Company has designated such cross-currency interest rate swaps in fair value hedging relationships.

   Equity Market Risk Management

   Many of the Company's individual variable annuity contracts offer GMDB features. A GMDB generally provides a benefit if the annuitant dies and the contract value is less than a contractually defined amount. Such specified amounts vary from contract to contract based on the date the contract was entered into as well as the GMDB feature elected. A decline in the stock market may cause the contract value to fall below this specified amount and the net amount at risk to increase. The net amount at risk is the amount by which the GMDB exceeds the contract value at any given time and is a primary indicator of potential future GMDB claims. To manage this risk, the Company has implemented a GMDB hedging program for certain new and existing business. The program, which is an economic hedge but does not qualify for hedge accounting under SFAS 133, as discussed in Note 2(c), is designed to offset a specified portion of changes in the value of the GMDB obligation. Currently the program shorts S&P 500 index futures, which in turn provides a partial offset to changes in the value of the designated obligation. Prior to implementation of the GMDB hedging program in 2003, the Company managed the risk of these benefits primarily by entering into reinsurance arrangements. See Note 4 for additional discussion.

   The Company also offers certain variable annuity products with a GMAB rider. A GMAB provides the contract holder with a guaranteed return of premium, adjusted proportionately for withdrawals, after a specified period of time (5, 7 or 10 years) selected by the contract holder at the issuance of the variable annuity contract. In some cases, the contract holder also has the option, after a specified period of time, to drop the rider and continue the variable annuity contract without the GMAB. A GMAB is an embedded derivative, and as such, the equity exposure in this product is recognized at fair value, separately from the annuity contract, with changes in fair value recognized in the statements of income. The Company is exposed to equity market risk to the extent that the underlying investment options, which can include fixed and variable components selected by the contract holder, do not generate enough earnings over the life of the contract to at least equal the adjusted premiums. The Company is economically hedging the GMAB exposure for those risks that exceed a level considered acceptable by purchasing interest rate futures and shorting S&P 500 futures. The GMAB economic hedge does not qualify for hedge accounting under SFAS 133. See
   Note 2(c).

   Other Non-Hedging Derivatives

   The Company periodically enters into basis swaps (receive one variable rate, pay another variable rate) to better match the cash flows received from the specific variable-rate investments with the variable rate paid on a group of liabilities. While the pay-side terms of the basis swap will line up with the terms of the asset, the Company is not able to match the receive-side terms of the derivative to a specific liability; therefore, basis swaps do not receive hedge accounting treatment.

   The Company sells credit default protection on selected debt instruments and combines the credit default swap with selected assets the Company owns to replicate a higher yielding bond. These assets may have sufficient duration for the related liability, but do not earn a sufficient credit spread. The combined credit default swap and investments provide the duration and credit spread targeted by the Company. The credit default swaps do not qualify for hedge accounting treatment.

   The Company also has purchased credit default protection on selected debt instruments exposed to short-term credit concerns, or because the combination of the corporate bond and purchased default protection provides sufficient spread and duration targeted by the Company. The purchased credit default protection does not qualify for hedge accounting treatment.

                                     F-22

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued

   Quantitative Disclosure

   Fair Value Hedges

   During the years ended December 31, 2004, 2003 and 2002, a net loss of $11.3 million, a net gain of $4.2 million and a net gain of $7.1 million, respectively, were recognized in net realized gains and losses on investments, hedging instruments and hedged items. This represents the ineffective portion of the fair value hedging relationships. There were no gains or losses attributable to the portion of the derivative instruments' change in fair value excluded from the assessment of hedge effectiveness. There were also no gains or losses recognized in earnings as a result of hedged firm commitments no longer qualifying as fair value hedges.

   Cash Flow Hedges

   For the years ended December 31, 2004, 2003 and 2002, the ineffective portion of cash flow hedges was a net gain of $1.0 million, a net loss of $5.4 million and a net gain of $1.8 million, respectively. There were no net gains or losses attributable to the portion of the derivative instruments' change in fair value excluded from the assessment of hedge effectiveness.

   The Company anticipates reclassifying less than $0.5 million in losses out of AOCI over the next 12-month period.

   In general, the maximum length of time over which the Company is hedging its exposure to the variability in future cash flows associated with forecasted transactions, other than those relating to variable interest on existing financial instruments, is twelve months or less. However, in 2003, the Company did enter into a hedge of a forecasted purchase of shares of a specified mutual fund, where delivery of the shares will occur 30 years in the future. During 2004, 2003 and 2002, the Company did not discontinue any cash flow hedges because the original forecasted transaction was no longer probable. Additionally, no amounts were reclassified from AOCI into earnings due to the probability that a forecasted transaction would not occur.

   Other Derivative Instruments, Including Embedded Derivatives

   Net realized gains and losses on investments, hedging instruments and hedged items for the years ended December 31, 2004, 2003 and 2002 included a net gain of $8.1 million, a net gain of $11.8 million and a net loss of $2.2 million, respectively, related to other derivative instruments, including embedded derivatives, not designated in hedging relationships. For the years ended December 31, 2004, 2003 and 2002, a net loss of $5.9 million and net gains of $4.2 million and $120.4 million, respectively, were recorded in net realized gains and losses on investments, hedging instruments and hedged items reflecting the change in fair value of cross-currency interest rate swaps hedging variable rate MTNs denominated in foreign currencies. Additional net gains of $5.9 million and $0.9 million and a net loss of $119.6 million were recorded in net realized gains and losses on investments, hedging instruments and hedged items to reflect the change in spot rates of these foreign currency denominated obligations during the years ended December 31, 2004, 2003 and 2002, respectively.

                                     F-23

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued

   The following table summarizes the notional amount of derivative financial instruments outstanding as of December 31:

(in millions)                                                      2004     2003
-------------                                                    -------- --------
Interest rate swaps:............................................
   Pay fixed/receive variable rate swaps hedging investments.... $1,891.5 $1,954.7
   Pay variable/receive fixed rate swaps hedging investments....    152.8    188.2
   Pay variable/receive variable rate swaps.....................    145.0    154.0
   Pay variable/receive fixed rate swaps hedging liabilities....    275.0    500.0
   Pay variable/receive variable rate swaps hedging liabilities.    280.0    430.0
   Pay fixed/receive variable rate swaps hedging liabilities....    275.0       --
   Other contracts hedging investments..........................     43.9     10.0
Cross-currency interest rate swaps:.............................
   Hedging foreign currency denominated investments.............    400.9    580.1
   Hedging foreign currency denominated liabilities.............  2,028.8  2,643.9
Credit default swaps and other non-hedging instruments..........    836.0    832.5
Equity option contracts.........................................    190.9       --
Futures contracts...............................................    387.0  2,615.8
                                                                 -------- --------
       Total.................................................... $6,906.8 $9,909.2
                                                                 ======== ========

                                     F-24

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued

(7)Investments

   The following table summarizes the amortized cost, gross unrealized gains and losses, and estimated fair values of securities available-for-sale as of the dates indicated:

                                                                                             Gross      Gross
                                                                                 Amortized unrealized unrealized Estimated
(in millions)                                                                      cost      gains      losses   fair value
-------------                                                                    --------- ---------- ---------- ----------
December 31, 2004:
Fixed maturity securities:......................................................
   U.S. Treasury securities and obligations of U.S. Government corporations..... $    81.1  $   13.9    $  0.1   $    94.9
   Agencies not backed by the full faith and credit of the U.S. Government/1/...   1,101.0      81.6       1.0     1,181.6
   Obligations of states and political subdivisions.............................     246.8       3.1       2.7       247.2
   Debt securities issued by foreign governments................................      41.6       2.7       0.1        44.2
   Corporate securities.........................................................
       Public...................................................................  10,192.0     448.9      26.4    10,614.5
       Private..................................................................   6,633.6     342.9      24.1     6,952.4
   Mortgage-backed securities - U.S. Government-backed..........................   4,628.8      59.5      16.3     4,672.0
   Asset-backed securities......................................................   3,783.8      87.7      26.3     3,845.2
                                                                                 ---------  --------    ------   ---------
          Total fixed maturity securities.......................................  26,708.7   1,040.3      97.0    27,652.0
Equity securities...............................................................      37.7      10.5       0.1        48.1
                                                                                 ---------  --------    ------   ---------
              Total securities available-for-sale............................... $26,746.4  $1,050.8    $ 97.1   $27,700.1
                                                                                 =========  ========    ======   =========
December 31, 2003:..............................................................
Fixed maturity securities:......................................................
   U.S. Treasury securities and obligations of U.S. Government corporations and
     agencies................................................................... $ 1,042.5  $   61.0    $  1.9   $ 1,101.6
   Obligations of states and political subdivisions.............................     167.6       1.0       5.2       163.4
   Debt securities issued by foreign governments................................      51.8       2.0       0.8        53.0
   Corporate securities.........................................................
       Public...................................................................  10,000.0     503.7      26.2    10,477.5
       Private..................................................................   6,454.2     469.1      25.3     6,898.0
   Mortgage-backed securities - U.S. Government-backed..........................   3,990.1      73.9      21.8     4,042.2
   Asset-backed securities......................................................   4,144.0     129.0      61.9     4,211.1
                                                                                 ---------  --------    ------   ---------
          Total fixed maturity securities.......................................  25,850.2   1,239.7     143.1    26,946.8
Equity securities...............................................................      74.0      11.8       0.2        85.6
                                                                                 ---------  --------    ------   ---------
              Total securities available-for-sale............................... $25,924.2  $1,251.5    $143.3   $27,032.4
                                                                                 =========  ========    ======   =========

   ---
  /1/ During the fourth quarter of 2004, the Company began reporting separately amounts for agencies not backed by the full faith and credit of the U.S. Government.

                                     F-25

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued

   The table below summarizes the amortized cost and estimated fair value of fixed maturity securities available-for-sale, by maturity, as of December 31, 2004. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                            Amortized Estimated
    (in millions)                                             cost    fair value
    -------------                                           --------- ----------
    Fixed maturity securities available-for-sale:..........
       Due in one year or less............................. $ 1,354.4 $ 1,375.3
       Due after one year through five years...............   7,289.8   7,607.0
       Due after five years through ten years..............   6,807.0   7,150.5
       Due after ten years.................................   2,844.9   3,002.0
                                                            --------- ---------
           Subtotal........................................  18,296.1  19,134.8
       Mortgage-backed securities - U.S. Government-backed.   4,628.8   4,672.0
       Asset-backed securities.............................   3,783.8   3,845.2
                                                            --------- ---------
           Total........................................... $26,708.7 $27,652.0
                                                            ========= =========

   The following table presents the components of unrealized gains on securities available-for-sale, net, as of December 31:

           (in millions)                                        2004     2003
           -------------                                      -------  --------
           Net unrealized gains, before adjustments and taxes $ 953.7  $1,108.2
           Adjustment to DAC.................................  (144.6)   (243.7)
           Adjustment to future policy benefits and claims...  (121.6)   (110.6)
           Deferred federal income tax.......................  (240.6)   (264.2)
                                                              -------  --------
              Net unrealized gains........................... $ 446.9  $  489.7
                                                              =======  ========

   The following table presents an analysis of the net (decrease) increase in net unrealized gains on securities available-for-sale for the years ended December 31:

                                (in millions)               2004   2003   2002
                                -------------             -------  ----- ------
                                Fixed maturity securities $(153.3) $61.9 $625.5
                                Equity securities........    (1.2)  12.4  (11.8)
                                                          -------  ----- ------
                                   Net change............ $(154.5) $74.3 $613.7
                                                          =======  ===== ======

                                     F-26

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued

   The following table summarizes by time the gross unrealized losses on securities available-for-sale in an unrealized loss position as of the dates indicated:

                                                                  Less than or equal           More
                                                                      to one year          than one year
                                                                 --------------------  --------------------
                                                                              Gross                 Gross
                                                                 Estimated  unrealized Estimated  unrealized
(in millions)                                                    fair value   losses   fair value   losses
-------------                                                    ---------- ---------- ---------- ----------
December 31, 2004:
Fixed maturity securities:
   U.S. Treasury securities and obligations of U.S. Government
     corporations...............................................  $    5.7    $  0.1     $  0.2     $  --
   Agencies not backed by the full faith and credit of the U.S.
     Government/1/..............................................     179.9       1.0         --        --
   Obligations of states and political subdivisions.............      68.6       0.5       52.7       2.2
   Debt securities issued by foreign governments................        --        --        7.5       0.1
   Corporate securities.........................................
       Public...................................................   1,522.3      17.9      291.5       8.5
       Private..................................................     994.2      16.3      184.2       7.8
   Mortgage-backed securities - U.S.............................
       Government-backed........................................   1,271.5      10.5      225.1       5.8
   Asset-backed securities......................................     728.0      15.4      229.3      10.9
                                                                  --------    ------     ------     -----
          Total fixed maturity securities.......................   4,770.2      61.7      990.5      35.3
Equity securities...............................................       0.7       0.1         --        --
                                                                  --------    ------     ------     -----
              Total.............................................  $4,770.9    $ 61.8     $990.5     $35.3
                                                                  ========    ======     ======     =====
% of gross unrealized losses....................................                  64%                  36%

December 31, 2003:..............................................
Fixed maturity securities:......................................
   U.S. Treasury securities and obligations of U.S. Government
     corporations and agencies..................................  $  154.4    $  1.9     $   --     $  --
   Obligations of states and political subdivisions.............     123.4       5.2         --        --
   Debt securities issued by foreign governments................      19.9       0.8         --        --
   Corporate securities.........................................
       Public...................................................   1,236.7      24.5       31.7       1.7
       Private..................................................     832.3      21.4       49.1       3.9
   Mortgage-backed securities - U.S.............................
       Government-backed........................................     984.9      21.7        5.3       0.1
   Asset-backed securities......................................     787.0      36.2      260.4      25.7
                                                                  --------    ------     ------     -----
          Total fixed maturity securities.......................   4,138.6     111.7      346.5      31.4
Equity securities...............................................       6.2       0.1        2.0       0.1
                                                                  --------    ------     ------     -----
              Total.............................................  $4,144.8    $111.8     $348.5     $31.5
                                                                  ========    ======     ======     =====
% of gross unrealized losses....................................                78.0%                22.0%

                                                                         Total
                                                                 ---------------------
                                                                              Gross
                                                                 Estimated  unrealized
(in millions)                                                    fair value   losses
-------------                                                    ---------- ----------
December 31, 2004:
Fixed maturity securities:
   U.S. Treasury securities and obligations of U.S. Government
     corporations...............................................  $    5.9    $  0.1
   Agencies not backed by the full faith and credit of the U.S.
     Government/1/..............................................     179.9       1.0
   Obligations of states and political subdivisions.............     121.3       2.7
   Debt securities issued by foreign governments................       7.5       0.1
   Corporate securities.........................................
       Public...................................................   1,813.8      26.4
       Private..................................................   1,178.4      24.1
   Mortgage-backed securities - U.S.............................                  --
       Government-backed........................................   1,496.6      16.3
   Asset-backed securities......................................     957.3      26.3
                                                                  --------    ------
          Total fixed maturity securities.......................   5,760.7      97.0
Equity securities...............................................       0.7       0.1
                                                                  --------    ------
              Total.............................................  $5,761.4    $ 97.1
                                                                  ========    ======
% of gross unrealized losses....................................

December 31, 2003:..............................................
Fixed maturity securities:......................................
   U.S. Treasury securities and obligations of U.S. Government
     corporations and agencies..................................  $  154.4    $  1.9
   Obligations of states and political subdivisions.............     123.4       5.2
   Debt securities issued by foreign governments................      19.9       0.8
   Corporate securities.........................................
       Public...................................................   1,268.4      26.2
       Private..................................................     881.4      25.3
   Mortgage-backed securities - U.S.............................
       Government-backed........................................     990.2      21.8
   Asset-backed securities......................................   1,047.4      61.9
                                                                  --------    ------
          Total fixed maturity securities.......................   4,485.1     143.1
Equity securities...............................................       8.2       0.2
                                                                  --------    ------
              Total.............................................  $4,493.3    $143.3
                                                                  ========    ======
% of gross unrealized losses....................................

   ---

  /1/ During the fourth quarter of 2004, the Company began reporting separately amounts for agencies not backed by the full faith and credit of the U.S. Government.

                                     F-27

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued

   Proceeds from the sale of securities available-for-sale during 2004, 2003 and 2002 were $2.49 billion, $2.22 billion and $1.53 billion, respectively. During 2004, gross gains of $61.5 million ($104.0 million and $42.0 million in 2003 and 2002, respectively) and gross losses of $8.7 million ($27.6 million and $16.6 million in 2003 and 2002, respectively) were realized on those sales.

   The Company had $18.0 million and $27.2 million of real estate investments as of December 31, 2004 and 2003, respectively, that were non-income producing during the preceding twelve months.

   Real estate is presented at cost less accumulated depreciation of $20.9 million as of December 31, 2004 ($22.4 million as of December 31, 2003). The carrying value of real estate held for disposal totaled $2.8 million and $10.5 million as of December 31, 2004 and 2003, respectively.

   The recorded investment of mortgage loans on real estate considered to be impaired was $30.0 million as of December 31, 2004 ($46.3 million as of December 31, 2003), for which the related valuation allowance was $7.6 million ($3.9 million as of December 31, 2003). Impaired mortgage loans with no valuation allowance are a result of collateral dependent loans where the fair value of the collateral is estimated to be greater than the recorded investment of the loan. During 2004, the average recorded investment in impaired mortgage loans on real estate was $10.0 million ($15.4 million in 2003). Interest income recognized on those loans, which is recognized when received using the cash basis method of income recognition, totaled $1.6 million in 2004 ($3.3 million in 2003).

   The following table summarizes activity in the valuation allowance account for mortgage loans on real estate for the years ended December 31:

  (in millions)                                              2004   2003   2002
  -------------                                              ----- ------  -----
  Allowance, beginning of period............................ $29.1 $ 43.4  $42.9
  Net additions (reductions) charged (credited) to allowance   4.2  (14.3)   0.5
                                                             ----- ------  -----
     Allowance, end of period............................... $33.3 $ 29.1  $43.4
                                                             ===== ======  =====

   During the third quarter of 2003, the Company refined its analysis of the overall performance of the mortgage loan portfolio and related allowance for mortgage loan losses. This analysis included an evaluation of the current composition of the portfolio, historical losses by property type, current economic conditions and probable losses inherent in the loan portfolio as of the balance sheet date, but not yet identified by specific loan. As a result of the analysis, the total valuation allowance was reduced by $12.1 million.

                                     F-28

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued

   The following table summarizes net realized losses on investments, hedging instruments and hedged items from continuing operations by source for the years ended December 31:

(in millions)                                                                         2004     2003     2002
-------------                                                                        ------  -------  -------
Realized gains on sales, net of hedging losses:.....................................
   Fixed maturity securities available-for-sale..................................... $ 57.5  $  98.5  $  42.0
   Hedging losses on fixed maturity sales...........................................  (15.2)   (42.4)   (36.2)
   Equity securities available-for-sale.............................................    4.0      5.5       --
   Real estate......................................................................    3.7      4.2     14.0
   Mortgage loans on real estate....................................................   10.7      3.0      3.2
   Mortgage loan hedging losses.....................................................   (4.0)    (2.4)    (1.2)
   Other............................................................................    8.3       --      0.1
                                                                                     ------  -------  -------
       Total realized gains on sales................................................   65.0     66.4     21.9
                                                                                     ------  -------  -------
Realized losses on sales, net of hedging gains:.....................................
   Fixed maturity securities available-for-sale.....................................   (7.8)   (27.2)   (15.7)
   Hedging gains on fixed maturity sales............................................    3.7      9.2     10.7
   Equity securities available-for-sale.............................................   (0.9)    (0.4)    (0.9)
   Real estate......................................................................   (1.2)    (0.3)    (3.0)
   Mortgage loans on real estate....................................................   (6.8)    (5.0)    (3.3)
   Mortgage loan hedging gains......................................................    2.2      0.5      0.9
   Other............................................................................   (1.9)    (2.0)    (1.0)
                                                                                     ------  -------  -------
       Total realized losses on sales...............................................  (12.7)   (25.2)   (12.3)
                                                                                     ------  -------  -------
Other-than-temporary and other investment impairments:..............................
   Fixed maturity securities available-for-sale.....................................  (79.7)  (159.4)  (111.6)
   Equity securities available-for-sale.............................................   (0.6)    (8.0)      --
   Real estate......................................................................   (3.2)    (0.8)    (2.4)
   Mortgage loans on real estate, including valuation allowance adjustment..........   (7.1)    11.7     (6.3)
                                                                                     ------  -------  -------
       Total other-than-temporary and other investment impairments..................  (90.6)  (156.5)  (120.3)
                                                                                     ------  -------  -------
Credit default swaps................................................................    0.3     13.3     (6.4)
Periodic net coupon settlements on non-qualifying derivatives.......................    6.6     15.6      8.9
Other derivatives...................................................................   (5.0)     1.2      9.5
                                                                                     ------  -------  -------
       Total unrelated parties......................................................  (36.4)   (85.2)   (98.7)
Gain on sale of limited partnership - related parties...............................     --       --     23.2
                                                                                     ------  -------  -------
       Net realized losses on investments, hedging instruments and hedged items..... $(36.4) $ (85.2) $ (75.5)
                                                                                     ======  =======  =======

                                     F-29

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued

   The following table summarizes net investment income from continuing operations by investment type for the years ended December 31:

               (in millions)                         2004      2003      2002
               -------------                       --------  --------  --------
               Securities available-for-sale:.....
                  Fixed maturity securities....... $1,461.9  $1,453.1  $1,332.5
                  Equity securities...............      1.2       1.4       1.9
               Mortgage loans on real estate......    577.4     579.7     563.8
               Real estate........................     17.9      21.7      26.8
               Short-term investments.............      8.9       9.3      12.6
               Derivatives........................    (94.3)   (107.2)    (85.2)
               Other..............................     78.4      64.8      31.0
                                                   --------  --------  --------
                      Gross investment income.....  2,051.4   2,022.8   1,883.4
               Less investment expenses...........     50.9      49.7      50.5
                                                   --------  --------  --------
                      Net investment income....... $2,000.5  $1,973.1  $1,832.9
                                                   ========  ========  ========

   Fixed maturity securities with an amortized cost of $52.3 million and $7.8 million as of December 31, 2004 and 2003, respectively, were on deposit with various regulatory agencies as required by law.

   As of December 31, 2004 and 2003, the Company had pledged fixed maturity securities with a fair value of $51.4 million and $101.2 million, respectively, as collateral to various derivative counterparties.

   As of December 31, 2004 and 2003, the Company had received $874.2 million and $976.6 million, respectively, of cash collateral on securities lending and $415.7 million and $544.5 million, respectively, of cash for derivative collateral. As of December 31, 2004, the Company had received $191.8 million of non-cash collateral on securities lending. Both the cash and non-cash collateral amounts are included in short-term investments with a corresponding liability recorded in other liabilities. As of December 31, 2004 and 2003, the Company had loaned securities with a fair value of $1.04 billion and $958.1 million, respectively. The Company also held $222.5 million and $163.0 million of securities as off-balance sheet collateral on derivative transactions as of December 31, 2004 and 2003, respectively.

(8)Deferred Policy Acquisition Costs

   As part of the regular quarterly analysis of DAC, at the end of the third quarter of 2002, the Company determined that using actual experience to date and assumptions consistent with those used in the second quarter of 2002, its individual variable annuity DAC balance would be outside a pre-set parameter of acceptable results. The Company also determined that it was not reasonably possible that the DAC would return to an amount within the acceptable parameter within a prescribed period of time. Accordingly, the Company unlocked its DAC assumptions for individual variable annuities and reduced the DAC asset to the amount calculated using the revised assumptions. Because the Company unlocked the net separate account growth rate assumption for individual variable annuities for the three-year reversion period, the Company unlocked that assumption for all investment products and variable universal life insurance products to be consistent across product lines.

   Therefore, in 2002, the Company recorded an acceleration of DAC amortization totaling $347.1 million, before tax, or $225.6 million, net of $121.5 million of tax benefit, which has been reported in the following segments in the amounts indicated, net of tax: Individual Investments - $213.4 million, Retirement Plans - $7.8 million and Individual Protection - $4.4 million. The acceleration of DAC amortization was the result of unlocking certain assumptions underlying the calculation of DAC for investment products and variable universal life insurance products. The most significant assumption changes were the resetting of the Company's anchor date for reversion to the mean calculations to September 30, 2002, resetting the assumption for annual net separate account growth to 8% during the three-year reversion period for all investment products and variable life insurance products, and increasing the future lapses and costs related to GMDB on individual variable annuity contracts. These adjustments were primarily driven by the sustained downturn in the equity markets.

                                     F-30

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued

(9)Variable Annuity Contracts

   The Company issues traditional variable annuity contracts through its separate accounts, for which investment income and gains and losses on investments accrue directly to, and investment risk is borne by, the contract holder. The Company also issues non-traditional variable annuity contracts in which the Company provides various forms of guarantees to benefit the related contract holders. There are three primary guarantee types that are provided under non-traditional variable annuity contracts:
   (1) GMDB; (2) GMAB; and (3) GMIB.

   The GMDB provides a specified minimum return upon death. Many, but not all, of these death benefits are spousal, whereby a death benefit will be paid upon death of the first spouse. The survivor has the option to terminate the contract or continue it and have the death benefit paid into the contract and a second death benefit paid upon the survivor's death. The Company offers six primary GMDB types:

     . Return of premium - provides the greater of account value or total deposits made to the contract less any partial withdrawals and assessments, which is referred to as "net premiums." There are two variations of this benefit. In general, there is no lock in age for this benefit. However, for some contracts the GMDB reverts to the account value at a specified age, typically age 75.

     . Reset - provides the greater of a return of premium death benefit or the most recent five-year anniversary (prior to lock-in age) account value adjusted for withdrawals. For most contracts, this GMDB locks in at age 86 or 90, and for others the GMDB reverts to the account value at age 75, 85, 86 or 90.

     . Ratchet - provides the greater of a return of premium death benefit or the highest specified "anniversary" account value (prior to age 86) adjusted for withdrawals. Currently, there are three versions of ratchet, with the difference based on the definition of anniversary: monthaversary - evaluated monthly; annual - evaluated annually; and five-year - evaluated every fifth year.

     . Rollup - provides the greater of a return of premium death benefit or premiums adjusted for withdrawals accumulated at generally 5% simple interest up to the earlier of age 86 or 200% of adjusted premiums. There are two variations of this benefit. For certain contracts, this GMDB locks in at age 86, and for others the GMDB reverts to the account value at age 75.

     . Combo - provides the greater of annual ratchet death benefit or rollup death benefit. This benefit locks in at either age 81 or 86.

     . Earnings enhancement - provides an enhancement to the death benefit that is a specified percentage of the adjusted earnings accumulated on the contract at the date of death. There are two versions of this benefit: (1) the benefit expires at age 86, and a credit of 4% of account value is deposited into the contract; and (2) the benefit does not have an end age, but has a cap on the payout and is paid upon the first death in a spousal situation. Both benefits have age limitations. This benefit is paid in addition to any other death benefits paid under the contract.

   The GMAB is a living benefit that provides the contract holder with a guaranteed return of premium, adjusted proportionately for withdrawals, after a specified period of time (5, 7 or 10 years) selected by the contract holder at the issuance of the variable annuity contract. In some cases, the contract holder also has the option, after a specified period of time, to drop the rider and continue the variable annuity contract without the GMAB. In general, the GMAB requires a minimum allocation to guaranteed term options or adherence to limitations required by an approved asset allocation strategy.

   The GMIB is a living benefit that provides the contract holder with a guaranteed annuitization value. The GMIB types are:

     . Ratchet - provides an annuitization value equal to the greater of account value, net premiums or the highest one-year anniversary account value (prior to age 86) adjusted for withdrawals.

     . Rollup - provides an annuitization value equal to the greater of account value and premiums adjusted for withdrawals accumulated at 5% compound interest up to the earlier of age 86 or 200% of adjusted premiums.

     . Combo - provides an annuitization value equal to the greater of account value, ratchet GMIB benefit or rollup GMIB benefit.

                                     F-31

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued

   The following table summarizes the account values and net amount at risk, net of reinsurance, for variable annuity contracts with guarantees invested in both general and separate accounts as of the dates indicated:

                                 December 31, 2004                 December 31, 2003
                         --------------------------------- ---------------------------------
                          Account  Net amount  Wtd. avg.    Account  Net amount  Wtd. avg.
(in millions)              value   at risk/1/ attained age   value   at risk/1/ attained age
-------------            --------- ---------- ------------ --------- ---------- ------------
GMDB:
   Return of premium.... $ 9,675.4   $ 54.1        59      $ 9,700.4   $199.8        56
   Reset................  17,315.9    153.2        62       17,021.2    569.4        61
   Ratchet..............   9,621.0     42.3        64        7,793.4    140.9        63
   Rollup...............     638.6      9.7        68          647.7     22.2        68
   Combo................   2,519.9     19.2        67        2,128.7     39.6        67
                         ---------   ------       ---      ---------   ------       ---
       Subtotal.........  39,770.8    278.5        62       37,291.4    971.9        61
   Earnings enhancement.     310.1     18.0        60          314.1     10.9        59
                         ---------   ------       ---      ---------   ------       ---
       Total - GMDB..... $40,080.9   $296.5        62      $37,605.5   $982.8        61
                         =========   ======       ===      =========   ======       ===
GMAB:
   5 Year............... $   460.6   $  0.1       N/A      $    79.9   $  0.1       N/A
   7 Year...............     568.4       --       N/A          125.5      0.4       N/A
   10 Year..............     304.0       --       N/A           43.4      0.1       N/A
                         ---------   ------       ---      ---------   ------       ---
       Total - GMAB..... $ 1,333.0   $  0.1       N/A      $   248.8   $  0.6       N/A
                         =========   ======       ===      =========   ======       ===
GMIB/2/:
   Ratchet.............. $   437.7   $   --       N/A      $   416.6   $   --       N/A
   Rollup...............   1,188.2       --       N/A        1,131.9       --       N/A
   Combo................       1.0       --       N/A            1.1       --       N/A
                         ---------   ------       ---      ---------   ------       ---
       Total - GMIB..... $ 1,626.9   $   --       N/A      $ 1,549.6   $   --       N/A
                         =========   ======       ===      =========   ======       ===

   ---

  /1/ Net amount at risk is calculated on a seriatum basis and represents the greater of the respective guaranteed benefit less the account value and zero. As it relates to GMIB, net amount at risk is calculated as if all policies were eligible to annuitize immediately, although all GMIB options have a waiting period of at least 7 years from issuance, with the earliest annuitizations beginning in 2005.

  /2/ The weighted average period remaining until expected annuitization is not meaningful and has not been presented because there is currently no net GMIB exposure.

                                     F-32

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued


   The following table is a rollforward of the liabilities for guarantees on variable annuity contracts reflected in the Company's general account for the years indicated:

                     (in millions)                    GMDB    GMAB  GMIB  Total
                     -------------                   ------  -----  ---- ------
                     Balance as of December 31, 2002                $
                                                     $ 13.7  $  --    -- $ 13.7
                        Expense provision...........   30.0     --    --   30.0
                        Net claims paid.............  (21.9)    --    --  (21.9)
                        Value of new business sold..     --    4.7    --    4.7
                        Change in fair value........     --   (0.4)   --   (0.4)
                                                     ------  -----  ---- ------
                     Balance as of December 31, 2003   21.8    4.3    --   26.1
                        Expense provision...........   25.0     --   0.8   25.8
                        Net claims paid.............  (23.2)    --    --  (23.2)
                        Value of new business sold..     --   24.7    --   24.7
                        Change in fair value........     --   (8.4)   --   (8.4)
                                                     ------  -----  ---- ------
                     Balance as of December 31, 2004 $ 23.6  $20.6  $0.8 $ 45.0
                                                     ======  =====  ==== ======

   The following table summarizes account balances of contracts with guarantees that were invested in separate accounts as of the dates indicated:

                                                       December 31, December 31,
                        (in millions)                      2004         2003
                        -------------                  ------------ ------------
                        Mutual funds:.................
                           Bond.......................  $ 4,136.8    $ 4,370.7
                           Domestic equity............   27,402.4     24,612.9
                           International equity.......    1,831.3      1,508.4
                                                        ---------    ---------
                               Total mutual funds.....   33,370.5     30,492.0
                        Money market funds............    1,313.6      1,620.3
                                                        ---------    ---------
                               Total..................  $34,684.1    $32,112.3
                                                        =========    =========

   The Company's GMDB claim reserves are determined by estimating the expected value of death benefits on contracts that trigger a policy benefit and recognizing the excess ratably over the accumulation period based on total expected assessments. The Company regularly evaluates estimates used and adjusts the additional liability balance as appropriate, with a related charge or credit to other benefits and claims in the period of evaluation if actual experience or other evidence suggests that earlier assumptions should be revised.

   The following assumptions and methodology were used to determine the GMDB claim reserves as of December 31, 2004 and December 31, 2003 (except where noted otherwise):

     . Data used was based on a combination of historical numbers and future projections involving 50 and 250 stochastically generated economic scenarios as of December 31, 2004 and 2003, respectively

     .   Mean gross equity performance - 8.1%

     .   Equity volatility - 18.7%

     .   Mortality - 100% of Annuity 2000 table

     .   Asset fees - equivalent to mutual fund and product loads

     .   Discount rate - 8.0%

                                     F-33

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued


   Lapse rate assumptions vary by duration as shown below:

Duration (years)   1     2     3      4      5      6      7      8      9     10+
---------------- ----  ----  -----  -----  -----  -----  -----  -----  -----  -----
    Minimum      4.50% 5.50%  6.50%  8.50% 10.50% 10.50% 10.50% 17.50% 17.50% 17.50%
    Maximum      4.50% 8.50% 11.50% 17.50% 22.50% 22.50% 22.50% 22.50% 22.50% 19.50%

   GMABs are considered embedded derivatives under SFAS 133, as amended, resulting in the related liabilities being separated from the host insurance product and recognized at fair value, with changes in fair value reported in earnings, and therefore, excluded from the SOP 03-1 policy benefits.

   GMIB claim reserves are determined each period by estimating the expected value of annuitization benefits in excess of the projected account balance at the date of annuitization and recognizing the excess ratably over the accumulation period based on total assessments. The Company regularly evaluates estimates used and adjusts the additional liability balance as appropriate, with a related charge or credit to other benefits and claims in the period of evaluation if actual experience or other evidence suggests that earlier assumptions should be revised. The assumptions used in calculating GMIB claim reserves are consistent with those used for calculating GMDB claim reserves. In addition, the calculation of GMIB claim reserves assumes utilization ranges from a low of 3% when the contract holder's annuitization value is 10% in the money to 100% utilization when the contract holder is 90% in the money.

(10)Short-Term Debt

   The following table summarizes short-term debt as of December 31:

                (in millions)                                       2004   2003
                -------------                                      ------ ------
                $800.0 million commercial paper program........... $134.7 $199.8
                $350.0 million securities lending program facility   47.7     --
                $250.0 million securities lending program facility   32.6     --
                                                                   ------ ------
                   Total short-term debt.......................... $215.0 $199.8
                                                                   ====== ======

   The Company has available as a source of funds a $1.00 billion revolving credit facility entered into by NFS, NLIC and Nationwide Mutual Insurance Company (NMIC) with a group of national financial institutions. The facility provides for several and not joint liability with respect to any amount drawn by any party. The facility provides covenants, including, but not limited to, requirements that the Company maintain consolidated tangible net worth, as defined, in excess of $2.29 billion and NLIC maintain statutory surplus in excess of $1.56 billion. The Company had no amounts outstanding under this agreement as of December 31, 2004. NLIC also has an $800.0 million commercial paper program under which borrowings are unsecured and are issued for terms of 270 days or less. NLIC is required to maintain an available credit facility equal to 50% of any amounts outstanding under the commercial paper program. Therefore, borrowing capacity under the aggregate $1.00 billion revolving credit facility is reduced by 50% of any amounts outstanding under the commercial paper program. NLIC had $134.7 million and $199.8 million in commercial paper outstanding as of December 31, 2004 and 2003, respectively, at a weighted average effective interest rate of 2.14% in 2004 and 1.07% in 2003.

   NLIC has entered into an agreement with its custodial bank to borrow against the cash collateral that is posted in connection with its securities lending program. This is an uncommitted facility, which is contingent on the liquidity of the securities lending program. The borrowing facility was established to fund commercial mortgage loans that were originated with the intent of sale through securitization. These loans are collateral for the facility. The maximum amount available under the agreement is $350.0 million. The borrowing rate on this program is equal to one-month U.S. LIBOR. NLIC had $47.7 million outstanding under this agreement as of December 31, 2004.

                                     F-34

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued


   In addition to the agreement described above, NMIC has entered into an agreement with its custodial bank to borrow against the cash collateral that is posted in connection with its securities lending program. This is an uncommitted facility, which is contingent on the liquidity of the securities lending program. The borrowing facility was established to fund commercial mortgage loans that were originated with the intent of sale through securitization. These loans are collateral for the facility. Because NLIC has a variable interest in the profits from the securitization of these loans, NLIC consolidates the assets and liabilities associated with these loans and the corresponding borrowings in accordance with FIN 46R. The maximum amount available under the agreement is $250.0 million. The borrowing rate on this program is equal to one-month U.S. LIBOR. NMIC had $32.6 million outstanding under this agreement as of December 31, 2004.

   The Company paid interest on short-term debt totaling $3.6 million, $1.3 million and $0.7 million in 2004, 2003 and 2002, respectively, including less than $0.1 million, $0.1 million and $0.5 million to NFS in 2004, 2003 and 2002, respectively.

(11)Long-Term Debt

   The following table summarizes surplus notes payable to NFS as of December
   31:

                         (in millions)                              2004   2003
                         -------------                             ------ ------
                         8.15% surplus note, due June 27, 2032.... $300.0 $300.0
                         7.50% surplus note, due December 17, 2031  300.0  300.0
                         6.75% surplus note, due December 23, 2033  100.0  100.0
                                                                   ------ ------
                            Total long-term debt.................. $700.0 $700.0
                                                                   ====== ======

   The Company made interest payments to NFS on surplus notes totaling $50.7 million in 2004, $47.1 million in 2003 and $30.1 million in 2002. Payments of interest and principal under the notes require the prior approval of the ODI.

(12)Federal Income Tax

   Through September 30, 2002, the Company filed a consolidated federal income tax return with NMIC, the ultimate majority shareholder of NFS. Effective October 1, 2002, Nationwide Corporation's ownership in NFS decreased from 79.8% to 63.0%. Therefore, NFS and its subsidiaries, including the Company, no longer qualify to be included in the NMIC consolidated federal income tax return. The members of the NMIC consolidated federal income tax return group participated in a tax sharing arrangement, which provided, in effect, for each member to bear essentially the same federal income tax liability as if separate tax returns were filed.

   Under Internal Revenue Code (IRC) regulations, NFS and its subsidiaries cannot file a life/non-life consolidated federal income tax return until five full years following NFS' departure from the NMIC consolidated federal income tax return group. Therefore, NFS and its direct non-life insurance company subsidiaries will file a consolidated federal income tax return; NLIC and NLAIC will file a consolidated federal income tax return; and the direct non-life insurance companies under NLIC will file separate federal income tax returns, until 2008, when NFS becomes eligible to file a single life/non-life consolidated federal income tax return with all of its subsidiaries.

                                     F-35

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued


   The following table summarizes the tax effects of temporary differences that give rise to significant components of the net deferred tax liability as of December 31:

 (in millions)                                                 2004      2003
 -------------                                               --------  --------
 Deferred tax assets:
    Future policy benefits.................................. $  715.5  $  594.8
    Derivatives.............................................       --      11.7
    Other...................................................    117.0     104.4
                                                             --------  --------
        Gross deferred tax assets...........................    832.5     710.9
    Less valuation allowance................................     (7.0)     (7.0)
                                                             --------  --------
        Deferred tax assets, net of valuation allowance.....    825.5     703.9
                                                             --------  --------
 Deferred tax liabilities:
    Fixed maturity securities...............................    318.2     390.0
    Equity securities and other investments.................     20.9      42.7
    Deferred policy acquisition costs.......................    908.1     840.8
    Derivatives.............................................     31.2        --
    Other...................................................    101.9      88.1
                                                             --------  --------
        Gross deferred tax liabilities......................  1,380.3   1,361.6
                                                             --------  --------
           Net deferred tax liability....................... $  554.8  $  657.7
                                                             ========  ========

   In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion of the total gross deferred tax assets will not be realized. Future taxable amounts or recovery of federal income tax paid within the statutory carryback period can offset nearly all future deductible amounts. The valuation allowance was unchanged during 2004, 2003 and 2002.

   The Company's current federal income tax liability was $145.3 million and $106.3 million as of December 31, 2004 and 2003, respectively.

   The following table summarizes federal income tax expense attributable to income from continuing operations before the cumulative effect of adoption of accounting principles for the years ended December 31:

                          (in millions)                   2004    2003    2002
                          -------------                  ------  ------  ------
                          Current....................... $181.5  $106.7  $ 63.7
                          Deferred......................  (61.5)  (10.5)  (55.0)
                                                         ------  ------  ------
                             Federal income tax expense. $120.0  $ 96.2  $  8.7
                                                         ======  ======  ======

   The customary relationship between federal income tax expense and pre-tax income from continuing operations before the cumulative effect of adoption of accounting principles did not exist in 2002. This was because of the impact of the $121.5 million tax benefit associated with the $347.1 million of accelerated DAC amortization reported in 2002 (see Note 8), which was calculated at the U.S. federal corporate income tax rate of 35%.

                                     F-36

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued


   Total federal income tax expense for the years ended December 31, 2004, 2003 and 2002 differs from the amount computed by applying the U.S. federal income tax rate to income from continuing operations before federal income tax expense and the cumulative effect of adoption of accounting principles as follows:

                                                         2004           2003           2002
                                                     ------------  -------------  -------------
(in millions)                                        Amount    %   Amount    %    Amount    %
-------------                                        ------  ----  ------  -----  ------  -----
Computed (expected) tax expense..................... $187.2  35.0  $152.0   35.0  $ 59.3   35.0
Tax exempt interest and dividends received deduction  (47.2) (8.8)  (45.7) (10.5)  (38.9) (22.9)
Income tax credits..................................   (9.7) (1.8)  (10.8)  (2.5)  (12.7)  (7.5)
Release of Phase III tax liability..................   (5.1) (1.0)     --     --      --     --
Other, net..........................................   (5.2) (1.0)    0.7    0.1     1.0    0.5
                                                     ------  ----  ------  -----  ------  -----
   Total............................................ $120.0  22.4  $ 96.2   22.1  $  8.7    5.1
                                                     ======  ====  ======  =====  ======  =====

   The Jobs Creation Act of 2004 suspends policyholder surplus accounts (PSA) during 2005 and 2006 and provides that direct and indirect distributions from the PSA during any taxable year beginning after 2004 and before 2007 be treated as zero. Because NLIC has the ability and intent to distribute this PSA balance to its shareholder during the noted period, the potential tax liability was eliminated as of December 31, 2004 (see "Release of Phase III tax liability" above). The Jobs Creation Act of 2004 had no other significant impact on the Company's tax position.

   Total federal income tax paid was $142.3 million, $176.2 million and $71.0 million during the years ended December 31, 2004, 2003 and 2002, respectively. The 2002 amount includes $56.0 million for previously deferred intercompany gains for tax purposes that became due when NFS no longer qualified for inclusion in the NMIC consolidated federal income tax return.

(13)Shareholders' Equity, Regulatory Risk-Based Capital, Retained Earnings and Dividend Restrictions

   The State of Ohio, where NLIC and NLAIC are domiciled, imposes minimum risk-based capital requirements that were developed by the NAIC. The formulas for determining the amount of risk-based capital specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of total adjusted capital, as defined by the NAIC, to authorized control level risk-based capital, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. NLIC and NLAIC each exceeded the minimum risk-based capital requirements for all periods presented herein.

   The statutory capital and surplus of NLIC as of December 31, 2004 and 2003 was $2.39 billion and $2.23 billion, respectively. The statutory net income of NLIC for the years ended December 31, 2004, 2003 and 2002 was $317.7 million, $444.4 million and $92.5 million, respectively.

   The Company is limited in the amount of shareholder dividends it may pay without prior approval by the ODI. As of January 1, 2005, based on statutory financial results as of and for the year ended December 31, 2004, NLIC could pay dividends totaling $192.7 million without obtaining prior approval. On March 1, 2005, NLIC paid a $25.0 million dividend to NFS.

   In addition, the payment of dividends by NLIC may also be subject to restrictions set forth in the insurance laws of the State of New York that limit the amount of statutory profits on NLIC's participating policies (measured before dividends to policyholders) that can inure to the benefit of the Company and its shareholder.

   The Company currently does not expect such regulatory requirements to impair its ability to pay future operating expenses, interest and shareholder dividends.

                                     F-37

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued


(14)Comprehensive Income

   Comprehensive income includes net income and certain items that are reported directly within separate components of shareholder's equity that bypass net income (other comprehensive income or loss). The following table summarizes the Company's other comprehensive (loss) income, before and after federal income tax benefit (expense), for the years ended December 31:

(in millions)                                                                                              2004    2003
-------------                                                                                            -------  ------
Net unrealized (losses) gains on securities available-for-sale arising during the period:
   Gross unrealized (losses) gains...................................................................... $(182.0) $(16.7)
   Adjustment to deferred policy acquisition costs......................................................    99.1    56.9
   Adjustment to future policy benefits and claims......................................................   (11.0)   22.6
   Related federal income tax benefit (expense).........................................................    33.3   (22.4)
                                                                                                         -------  ------
       Net unrealized (losses) gains....................................................................   (60.6)   40.4
                                                                                                         -------  ------
Reclassification adjustment for net realized losses on securities available-for-sale realized during the period:
   Gross unrealized losses..............................................................................    27.5    91.0
   Related federal income tax benefit...................................................................    (9.6)  (31.8)
                                                                                                         -------  ------
       Net reclassification adjustment..................................................................    17.9    59.2
                                                                                                         -------  ------
       Other comprehensive (loss) income on securities available-for- sale..............................   (42.7)   99.6
                                                                                                         -------  ------
Accumulated net holding (losses) gains on cash flow hedges:
   Gross unrealized holding (losses) gains..............................................................   (47.4)  (40.9)
   Related federal income tax benefit (expense).........................................................    16.6    14.3
                                                                                                         -------  ------
       Other comprehensive (loss) income on cash flow hedges............................................   (30.8)  (26.6)
                                                                                                         -------  ------
       Total other comprehensive (loss) income.......................................................... $ (73.5) $ 73.0
                                                                                                         =======  ======

(in millions)                                                                                              2002
-------------                                                                                            -------
Net unrealized (losses) gains on securities available-for-sale arising during the period:
   Gross unrealized (losses) gains...................................................................... $ 527.5
   Adjustment to deferred policy acquisition costs......................................................  (205.7)
   Adjustment to future policy benefits and claims......................................................  (133.2)
   Related federal income tax benefit (expense).........................................................   (66.0)
                                                                                                         -------
       Net unrealized (losses) gains....................................................................   122.6
                                                                                                         -------
Reclassification adjustment for net realized losses on securities available-for-sale realized during the period:
   Gross unrealized losses..............................................................................    86.2
   Related federal income tax benefit...................................................................   (30.2)
                                                                                                         -------
       Net reclassification adjustment..................................................................    56.0
                                                                                                         -------
       Other comprehensive (loss) income on securities available-for- sale..............................   178.6
                                                                                                         -------
Accumulated net holding (losses) gains on cash flow hedges:
   Gross unrealized holding (losses) gains..............................................................    16.9
   Related federal income tax benefit (expense).........................................................    (5.9)
                                                                                                         -------
       Other comprehensive (loss) income on cash flow hedges............................................    11.0
                                                                                                         -------
       Total other comprehensive (loss) income.......................................................... $ 189.6
                                                                                                         =======

   Adjustments for net realized gains and losses on the ineffective portion of cash flow hedges were immaterial during the years ended December 31, 2004, 2003 and 2002, respectively.

                                     F-38

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued


(15)Pension Plan, Postretirement Benefits Other than Pensions and Retirement Savings Plan

   The Company, together with other affiliated companies, sponsors pension plans covering all employees of participating companies who have completed at least one year of service and who have met certain age requirements. Plan contributions are invested in a group annuity contract issued by NLIC. All participants are eligible for benefits based on an account balance feature. Most participants are eligible for benefits based on the highest average annual salary of a specified number of consecutive years of the last ten years of service, if it is of greater value than the account balance feature. The Company funds pension costs accrued for direct employees plus an allocation of pension costs accrued for employees of affiliates whose work efforts benefit the Company.

   Pension costs charged to operations by the Company during the years ended December 31, 2004, 2003 and 2002 were $13.7 million, $13.2 million and $10.0 million, respectively. The Company recorded prepaid pension assets of $14.6 million and $7.7 million as of December 31, 2004 and 2003, respectively.

   In addition to the defined benefit pension plan, the Company, together with certain other affiliated companies, participates in life and health care defined benefit plans for qualifying retirees. Postretirement life and health care benefits are contributory and generally are available to full-time employees, hired prior to June 1, 2000, who have attained age 55 and have accumulated 15 years of service with the Company after reaching age
   40. Postretirement health care benefit contributions are adjusted annually and contain cost-sharing features such as deductibles and coinsurance. In addition, there are caps on the Company's portion of the per-participant cost of the postretirement health care benefits. These caps can increase annually, by no more than 3% through 2006, at which time the cap will be frozen. The Company's policy is to fund the cost of health care benefits in amounts determined at the discretion of management. Plan assets are invested primarily in group annuity contracts of NLIC.

   The Company's accrued postretirement benefit expense as of December 31, 2004 and 2003 was $49.3 million and $50.5 million, respectively. The net periodic benefit cost for the Company's postretirement benefit plan as a whole was $1.1 million, $1.1 million and $3.5 million for 2004, 2003 and 2002, respectively.

                                     F-39

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued


   The following tables summarizes information regarding the funded status of the Company's pension plan as a whole and the postretirement benefit plan as a whole, both of which are U.S. plans, as of the years ended December 31:

                                                      Pension benefits   Postretirement benefits
                                                     ------------------  ----------------------
(in millions)                                          2004      2003      2004        2003
-------------                                        --------  --------   -------     -------
Change in benefit obligation:
   Benefit obligation at beginning of year.......... $2,457.0  $2,236.2  $ 306.8     $ 269.7
   Service cost.....................................    121.8     104.0      9.2         9.9
   Interest cost....................................    134.0     131.7     17.5        19.5
   Participant contributions........................       --        --      4.1         4.2
   Plan amendment...................................       --       1.6    (13.3)         --
   Actuarial loss (gain)............................    125.7      85.1    (10.1)       (2.8)
   Benefits paid....................................   (105.4)   (101.6)   (22.3)      (20.4)
   Impact of plan merger............................       --        --       --        26.7
                                                     --------  --------   -------     -------
       Benefit obligation at end of year............  2,733.1   2,457.0    291.9       306.8
                                                     --------  --------   -------     -------
Change in plan assets:
   Fair value of plan assets at beginning of year...  2,242.4   1,965.0    127.5       106.9
   Actual return on plan assets.....................    187.3     265.4      6.2        16.5
   Employer contributions/1/........................    130.0     113.6     20.1        20.3
   Participant contributions........................       --        --      4.1         4.2
   Benefits paid/1/.................................   (105.4)   (101.6)   (22.3)      (20.4)
                                                     --------  --------   -------     -------
       Fair value of plan assets at end of year.....  2,454.3   2,242.4    135.6       127.5
                                                     --------  --------   -------     -------
Funded status.......................................   (278.8)   (214.6)  (156.3)     (179.3)
Unrecognized prior service cost.....................     25.8      30.3   (103.0)     (103.3)
Unrecognized net loss...............................    298.2     192.1     48.0        56.9
Unrecognized net asset at transition................     (1.2)     (2.5)      --          --
                                                     --------  --------   -------     -------
       Prepaid (accrued) benefit cost, net.......... $   44.0  $    5.3  $(211.3)    $(225.7)
                                                     ========  ========   =======     =======
Accumulated benefit obligation...................... $2,271.6  $2,020.2      N/A         N/A
                                                     ========  ========   =======     =======

   ---
  /1/ Employer contributions and benefits paid include only those amounts contributed directly to or paid directly from plan assets.

   As a result of the 2004 postretirement health plan change, the effect of a 1% increase or decrease in the assumed health care cost trend rate on the accumulated postretirement benefit obligation (APBO) as a whole as of December 31, 2004 is $1.7 million. There is no effect on the service and interest cost for the year because health care cost trend had no material effect on plan liabilities or expense prior to the plan change at the end of 2004. Prior to 2004, the postretirement health plan costs approximated the employer dollar caps, and the health care cost trend had an immaterial effect on plan obligations and expense for the postretirement benefit plan as a whole. For this reason, the effect of a 1% increase or decrease in the assumed health care cost trend rate on the APBO as of December 31, 2003 and on the net periodic benefit cost for the year ended December 31, 2003 was not calculated.

                                     F-40

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued


   Effective January 1, 2003, the pension plan was amended to improve benefits for certain participants, resulting in an increase in the projected benefit of $1.6 million. Two significant plan changes were enacted to the postretirement benefit plans as of December 31, 2002. The postretirement medical plan was revised to reflect the current expectation that there will be no further increases in the benefit cap after 2006. Prior to 2007, it is assumed that benefit caps will increase by 3% per year, at which time the cap will be frozen. The postretirement death benefit plan was revised to reflect that all employer subsidies will be phased out beginning in 2007. The 2007 subsidy is assumed to be 2/3 of the current subsidy, and the 2008 subsidy is assumed to be 1/3 of the current amount. There is no employer subsidized benefit assumed after 2008.

   The plan sponsor and all participating employers, including the Company, expect to contribute $125.0 million to the pension plan and $18.0 million to the postretirement benefit plan in 2005.

   The following table summarizes benefits expected to be paid in each of the next five fiscal years and in the aggregate for the five fiscal years thereafter:

                                                         Pension  Postretirement
                                           (in millions) benefits    benefits
                                           ------------- -------- --------------
                                             2005.......  $110.2      $ 23.7
                                             2006.......   112.0        20.6
                                             2007.......   114.4        20.1
                                             2008.......   117.6        19.6
                                             2009.......   125.1        19.1
                                             2010-2014..   761.5       107.7

   The following table summarizes the weighted average assumptions used to calculate the benefit obligations and funded status of the Company's pension plan as a whole and the postretirement benefit plan as a whole as of the December 31 measurement date for all plans:

                                               Pension benefits  Postretirement benefits
                                               ---------------  ---------------------
                                               2004     2003        2004         2003
                                               ----     ----    --------     --------
Discount rate................................. 5.00%    5.50%       5.70%        6.10%
Rate of increase in future compensation levels 3.50%    4.00%         --           --
Assumed health care cost trend rate:
   Initial rate...............................   --       --          10%/1/    11.00%/1/
   Ultimate rate..............................   --       --         5.2%/1/     5.20%/1/
   Declining period...........................   --       --      10 Years   11 Years

   ---
  /1/ The 2004 initial rate was 11.0% for participants over age 65, with an ultimate rate of 5.7%, and the 2003 initial rate was 12.0% for participants over age 65, with an ultimate rate of 5.6%.

                                     F-41

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued


   The pension plan employs a total return investment approach using a mix of equities and fixed income investments to maximize the long-term return on plan assets in exchange for a prudent level of risk. Risk tolerance is established through careful consideration of plan liabilities, plan funded status and corporate financial condition. Plan language requires investment in a group annuity contract backed by fixed investments with an interest rate guarantee to match liabilities for specific classes of retirees. On a periodic basis, the portfolio is analyzed to establish the optimal mix of assets given current market conditions given the risk tolerance. In the most recent study, asset sub-classes were considered in debt securities (diversified U.S. investment grade bonds, diversified high-yield U.S. securities, international fixed income, emerging markets and commercial mortgage loans) and equity investments (domestic equities, private equities, international equities, emerging market equities and real estate investments). Each asset sub-class chosen contains a diversified blend of securities from that sub-class. Investment mix is measured and monitored continually through regular investment reviews, annual liability measurements and periodic asset/liability studies.

   The following table summarizes the asset allocation for the Company's pension plan as a whole at the end of 2004 and 2003 and the target allocation for 2005, by asset category:

                                                        Target         Percentage of
                                                 allocation percentage plan assets
                                                 --------------------- ------------
                               Asset Category            2005          2004   2003
                               --------------    --------------------- ----   ----
                               Equity securities        40 - 65%        48%    45%
                               Debt securities..        25 - 50%        52%    55%
                               Real estate......        0 - 10%         --     --
                                                        -------        ---    ---
                                  Total.........           --          100%   100%
                                                        =======        ===    ===

   The postretirement benefit plan employs a total return investment approach using a mix of equities and fixed income investments to maximize the long-term return on plan assets in exchange for a prudent level of risk. Risk tolerance is established through careful consideration of plan liabilities, plan funded status and corporate financial condition. Plan investments for retiree life insurance benefits generally include a retiree life insurance contract issued by NLIC. For retiree medical liabilities, plan investments include both a group annuity contract issued by NLIC backed by fixed investments with an interest rate guarantee and a separate account invested in diversified U.S. equities. Investment mix is measured and monitored continually through regular investment reviews, annual liability measurements and periodic asset/liability studies.

   The following table summarizes the asset allocation for the Company's postretirement benefit plan as a whole at the end of 2004 and 2003 and the target allocation for 2005, by asset category:

                                                        Target         Percentage of
                                                 allocation percentage plan assets
                                                 --------------------- ------------
                               Asset Category            2005          2004   2003
                               --------------    --------------------- ----   ----
                               Equity securities        50 - 80%        60%    59%
                               Debt securities..        20 - 50%        35%    35%
                               Other............        0 - 10%          5%     6%
                                                        -------        ---    ---
                                  Total.........           --          100%   100%
                                                        =======        ===    ===

                                     F-42

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued


   The following table summarizes the components of net periodic benefit cost for the Company's pension plan as a whole for the years ended December 31:

        (in millions)                                   2004     2003     2002
        -------------                                 -------  -------  -------
        Service cost................................. $ 121.8  $ 104.0  $ 103.3
        Interest cost................................   134.0    131.7    135.6
        Expected return on plan assets...............  (167.7)  (156.7)  (178.6)
        Recognized net actuarial loss................      --      0.1       --
        Amortization of prior service cost...........     4.5      4.5      4.4
        Amortization of unrecognized transition asset    (1.3)    (1.3)    (1.3)
                                                      -------  -------  -------
           Net periodic benefit cost................. $  91.3  $  82.3  $  63.4
                                                      =======  =======  =======

   The following table summarizes the weighted average assumptions used to calculate the Company's net periodic pension cost, set at the beginning of each year, for the pension plan as a whole:

                                                               2004  2003  2002
                                                               ----  ----  ----
              Discount rate................................... 5.50% 6.00% 6.50%
              Rate of increase in future compensation levels.. 4.00% 4.50% 4.75%
              Expected long-term rate of return on plan assets 7.25% 7.75% 8.25%

   The Company employs a prospective building block approach in determining the expected long-term rate of return on plan assets. This process is integrated with the determination of other economic assumptions such as discount rate and salary scale. Historical markets are studied, and long-term historical relationships between equities and fixed income investments are preserved consistent with the widely accepted capital market principle that assets with higher volatility generate a greater return over the long run, called a risk premium. Historical risk premiums are used to develop expected real rates of return for each asset sub-class. The expected real rates of return, reduced for investment expenses, are applied to the target allocation of each asset sub-class to produce an expected real rate of return for the target portfolio. This expected real rate of return will vary by plan and will change when the plan's target investment portfolio changes. Current market factors such as inflation and interest rates are incorporated into the process. For a given measurement date, the discount rate is set by reference to the yield on high-quality corporate bonds to approximate the rate at which plan benefits could effectively be settled. The historical real rate of return is subtracted from these bonds to generate an assumed inflation rate. The expected long-term rate of return on plan assets is the assumed inflation rate plus the expected real rate of return. This process effectively sets the expected return for the plan's portfolio at the yield for the reference bond portfolio, adjusted for expected risk premiums of the target asset portfolio. Given the prospective nature of this calculation, short-term fluctuations in the market do not impact the expected risk premiums. However, as the yield for the reference bond fluctuates, the assumed inflation rate and the expected long-term rate are adjusted in tandem.

                                     F-43

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued


   The following table summarizes the components of net periodic benefit cost for the Company's postretirement benefit plan as a whole for the years ended December 31:

                            (in millions)                   2004    2003   2002
                            -------------                  ------  -----  -----
                            Service cost.................. $  9.2  $ 9.9  $13.2
                            Interest cost.................   17.5   19.5   22.5
                            Expected return on plan assets   (8.9)  (8.0)  (9.2)
                            Recognized net actuarial loss.     --     --    0.6
                            Net amortization and deferral.  (12.1)  (9.9)  (0.5)
                                                           ------  -----  -----
                               Net periodic benefit cost.. $  5.7  $11.5  $26.6
                                                           ======  =====  =====

   The following table summarizes the weighted average assumptions used to calculate the Company's net periodic benefit cost, set at the beginning of each year, for the postretirement benefit plan as a whole:

                                                     2004         2003       2002
                                                 --------     --------     -------
Discount rate...................................     6.10%        6.60%       7.25%
Expected long-term rate of return on plan assets     7.00%        7.50%       7.75%
Assumed health care cost trend rate:
   Initial rate.................................       11%/1/     11.3%/1/   11.00%
   Ultimate rate................................      5.2%/1/      5.7%/1/    5.50%
   Declining period............................. 11 Years     11 Years     4 Years

   ---
  /1/ The 2004 initial rate was 11.0% for participants over 65, with an ultimate rate of 5.7%, and the 2003 initial rate was 12.0% for participants over age 65, with an ultimate rate of 5.6%.

   The Company, together with other affiliated companies, sponsors defined contribution retirement savings plans covering substantially all employees of the Company. Employees may make salary deferral contributions of up to 80%. Salary deferrals of up to 6% are subject to a 50% Company match. The Company's expense for contributions to these plans totaled $5.8 million, $5.5 million and $5.7 million for 2004, 2003 and 2002, respectively, including $0.5 million related to discontinued operations for 2002.

(16)Related Party Transactions

   The Company has entered into significant, recurring transactions and agreements with NMIC and other affiliates as a part of its ongoing operations. The nature of the transactions and agreements include annuity and life insurance contracts, reinsurance agreements, cost sharing agreements, administration services agreements, marketing agreements, office space leases, intercompany repurchase agreements and cash management services agreements. Measures used to allocate expenses among companies include individual employee estimates of time spent, special cost studies, the number of full-time employees, commission expense and other methods agreed to by the participating companies and that are within industry guidelines and practices. In addition, Nationwide Services Company, LLC
   (NSC), a subsidiary of NMIC, provides computer, telephone, mail, employee benefits administration and other services to NMIC and certain of its direct and indirect subsidiaries, including the Company, based on specified rates for units of service consumed. For the years ended December 31, 2004, 2003 and 2002, the Company made payments to NMIC and NSC totaling $194.6 million, $170.4 million and $135.6 million, respectively. The Company does not believe that expenses recognized under these agreements are materially different than expenses that would have been recognized had the Company operated on a stand-alone basis.

                                     F-44

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued


   The Company has issued group annuity and life insurance contracts and performs administrative services for various employee benefit plans sponsored by NMIC or its affiliates. Total account values of these contracts were $5.75 billion and $5.22 billion as of December 31, 2004 and 2003, respectively. Total revenues from these contracts were $136.5 million, $138.9 million and $143.3 million for the years ended December 31, 2004, 2003 and 2002, respectively, and include policy charges, net investment income from investments backing the contracts and administrative fees. Total interest credited to the account balances was $107.9 million, $111.8 million and $114.8 million for the years ended December 31, 2004, 2003 and 2002, respectively. The terms of these contracts are consistent in all material respects with what the Company offers to unaffiliated parties who are similarly situated.

   Funds of Gartmore Global Investments, Inc. (GGI), an affiliate, are offered to the Company's customers as investment options in certain of the Company's products. As of December 31, 2004 and 2003, customer allocations to GGI funds totaled $14.06 billion and $12.80 billion, respectively. For the years ended December 31, 2004 and 2003, GGI paid the Company $44.5 million and $38.6 million, respectively, for the distribution and servicing of these funds.

   NLIC has a reinsurance agreement with NMIC whereby all of NLIC's accident and health business not ceded to unaffiliated reinsurers is ceded to NMIC on a modified coinsurance basis. Either party may terminate the agreement on January 1 of any year with prior notice. Under a modified coinsurance agreement, the ceding company retains invested assets, and investment earnings are paid to the reinsurer. Under the terms of NLIC's agreements, the investment risk associated with changes in interest rates is borne by the reinsurer. The ceding of risk does not discharge the original insurer from its primary obligation to the policyholder. The Company believes that the terms of the modified coinsurance agreements are consistent in all material respects with what the Company could have obtained with unaffiliated parties. Revenues ceded to NMIC for the years ended December 31, 2004, 2003 and 2002 were $335.6 million, $286.7 million and $325.0 million, respectively, while benefits, claims and expenses ceded were $336.0 million, $247.5 million and $328.4 million, respectively.

   Under a marketing agreement with NMIC, NLIC makes payments to cover a portion of the agent marketing allowance that is paid to Nationwide agents. These costs cover product development and promotion, sales literature, rent and similar items. Payments under this agreement totaled $23.2 million, $24.8 million and $24.9 million for the years ended December 31, 2004, 2003 and 2002, respectively.

   The Company leases office space from NMIC and certain of its subsidiaries. For the years ended December 31, 2004, 2003 and 2002, the Company made lease payments to NMIC and its subsidiaries of $18.4 million, $17.5 million and $20.2 million, respectively.

   The Company also participates in intercompany repurchase agreements with affiliates whereby the seller transfers securities to the buyer at a stated value. Upon demand or after a stated period, the seller will repurchase the securities at the original sales price plus interest. As of December 31, 2004 and 2003, the Company had no borrowings from affiliated entities under such agreements. During 2004, 2003 and 2002, the most the Company had outstanding at any given time was $227.7 million, $126.0 million and $224.9 million, respectively, and the amounts the Company incurred for interest expense on intercompany repurchase agreements were immaterial. The Company believes that the terms of the repurchase agreements are materially consistent with what the Company could have obtained with unaffiliated parties.

   The Company and various affiliates entered into agreements with Nationwide Cash Management Company (NCMC), an affiliate, under which NCMC acts as a common agent in handling the purchase and sale of short-term securities for the respective accounts of the participants. Amounts on deposit with NCMC for the benefit of the Company were $498.4 million and $688.7 million as of December 31, 2004 and 2003, respectively, and are included in short-term investments on the consolidated balance sheets. For each of the years in the three-year period ending December 31, 2004, the Company paid NCMC fees and totaling less than $0.1 million under this agreement.

   The Company purchased fixed maturity securities available-for-sale from NFN totaling $829.9 million during the year ended December 31, 2004. NFN recorded gross realized gains of $23.4 million on these transactions.

   Certain annuity products are sold through affiliated companies, which are also subsidiaries of NFS. Total commissions and fees paid to these affiliates for the years ended December 31, 2004, 2003 and 2002 were $63.1 million, $62.0 million and $50.3 million, respectively.

                                     F-45

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued


   Through September 30, 2002, the Company filed a consolidated federal income tax return with NMIC, as discussed in more detail in Note 12. Beginning October 1, 2002, NLIC files a consolidated federal income tax return with NLAIC. Total payments to NMIC were $37.4 million, $2.4 million and $71.0 million in the years ended December 31, 2004, 2003 and 2002, respectively. Payments made in 2004 and 2003 relate to tax years prior to deconsolidation.

   In the third quarter of 2003, NLIC received a capital contribution of 100% of the common stock of Nationwide Retirement Plan Solutions (NRPS) from NFS. The capital contribution was valued at $0.2 million. Immediately after receipt of this capital contribution, NRPS was dissolved into NLIC.

   In the first quarter of 2003, NLIC received a $200.0 million capital contribution from NFS for general corporate purposes.

   On March 1, 2005, NLIC paid a $25.0 million dividend to NFS. In 2004 and 2003, NLIC paid dividends to NFS totaling $125.0 million and $60.0 million, respectively. During 2003, NLIC returned capital totaling $100.0 million to NFS.

   In addition, in June 2002, NLIC paid a dividend to NFS in the form of all of the shares of common stock of NSI. Therefore, the results of operations of NSI have been reflected as discontinued operations for all periods presented. This was a related party transaction and thus was recorded at the $10.0 million carrying value of the underlying components of the transaction rather than at fair value. This amount represents a non-cash transaction that is not reflected in the consolidated statement of cash flows.

   In December 2001, NLIC issued to NFS a 7.50%, $300.0 million surplus note maturing on December 17, 2031. In June 2002, NLIC issued to NFS an 8.15%, $300.0 million surplus note maturing June 27, 2032. In December 2003, NLIC issued to NFS a 6.75%, $100.0 million surplus note maturing December 23, 2033. The Company made interest payments on surplus notes to NFS totaling $50.7 million, $47.1 million and $30.1 million in 2004, 2003 and 2002, respectively. In addition, the Company made interest payments on unsecured notes to NFS totaling less than $0.1 million, $0.1 million and $0.5 million in 2004, 2003 and 2002, respectively. As of December 31, 2004, there were no outstanding balances on unsecured notes to NFS.

(17)Contingencies

   The Company is a party to litigation and arbitration proceedings in the ordinary course of its business. It is not possible to determine the ultimate outcome of the pending investigations and legal proceedings or to provide reasonable ranges of potential losses. Some of the matters referred to below are in very preliminary stages, and the Company does not have sufficient information to make an assessment of plaintiffs' claims for liability or damages. In some of the cases seeking to be certified as class actions, the court has not yet decided whether a class will be certified or (in the event of certification) the size of the class and class period. In many of the cases, plaintiffs are seeking undefined amounts of damages or other relief, including punitive damages and equitable remedies, that are difficult to quantify and cannot be defined based on the information currently available. The Company does not believe, based on information currently known by the Company's management, that the outcomes of such pending investigations and legal proceedings are likely to have a material adverse effect on the Company's consolidated financial position. However, given the large and/or indeterminate amounts sought in certain of these matters and inherent unpredictability of litigation, it is possible that an adverse outcome in certain matters could have a material adverse effect on the Company's consolidated financial results in a particular quarterly or annual period.

   In recent years, life insurance companies have been named as defendants in lawsuits, including class action lawsuits relating to life insurance and annuity pricing and sales practices. A number of these lawsuits have resulted in substantial jury awards or settlements.

                                     F-46

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued


   The financial services industry, including mutual fund, variable annuity, life insurance and distribution companies, has also been the subject of increasing scrutiny by regulators, legislators and the media over the past two years. Numerous regulatory agencies, including the SEC, the NASD and the New York State Attorney General, have commenced industry-wide investigations regarding late trading and market timing in connection with mutual funds and variable insurance contracts, and have commenced enforcement actions against some mutual fund and life insurance companies on those issues. The Company has been contacted by the SEC and the New York State Attorney General, who are investigating market timing in certain mutual funds offered in insurance products sponsored by the Company. The Company is cooperating with this investigation and is responding to information requests.

   In addition, state and federal regulators have commenced investigations or other proceedings relating to compensation and bidding arrangements and possible anti-competitive activities between insurance producers and brokers and issuers of insurance products, and unsuitable sales by producers on behalf of either the issuer or the purchaser. Also under investigation are compensation arrangements between the issuers of variable insurance contracts and mutual funds or their affiliates. Related investigations and proceedings may be commenced in the future. The Company has been contacted by regulatory agencies and state attorneys general for information relating to these investigations into compensation and bidding arrangements, anti-competitive activities and unsuitable sales practices. The Company is cooperating with regulators in connection with these inquiries. NMIC, NFS' ultimate parent, has been contacted by certain regulators for information on these issues with respect to its operations and the operations of its subsidiaries, including the Company. The Company will cooperate with NMIC in responding to these inquiries to the extent that any inquiries encompass its operations.

   These proceedings are expected to continue in the future, and could result in legal precedents and new industry-wide legislation, rules and regulations that could significantly affect the financial services industry, including life insurance and annuity companies. These proceedings could also affect the outcome of one or more of the Company's litigation matters.

   On April 13, 2004, NLIC was named in a class action lawsuit filed in Circuit Court, Third Judicial Circuit, Madison County, Illinois, entitled Woodbury
   v. Nationwide Life Insurance Company. The plaintiff purports to represent a class of persons in the United States who, through their ownership of a Nationwide annuity or insurance product, held units of any Nationwide sub-account invested in mutual funds which included foreign securities in their portfolios and which allegedly experienced market timing trading activity. The complaint contains allegations of negligence, reckless indifference and breach of fiduciary duty. The plaintiff seeks to recover compensatory and punitive damages in an amount not to exceed $75,000 per plaintiff or class member. NLIC removed this case to the United States District Court for the Southern District of Illinois on June 1, 2004. The plaintiffs moved to remand on June 28, 2004. On July 12, 2004, NLIC filed a memorandum opposing remand and requesting a stay pending the resolution of an unrelated case covering similar issues, which is an appeal from a decision of the same District Court remanding a removed market timing case to an Illinois state court. On July 30, 2004, the U.S. District Court granted NLIC's request for a stay pending a decision by the Seventh Circuit on the unrelated case mentioned above. On December 27, 2004, the case was transferred to the United States District Court for the District of Maryland and included in the multi-district proceeding there entitled In Re Mutual Funds Investment Litigation. This lawsuit is in a preliminary stage, and NLIC intends to defend it vigorously.

   On January 21, 2004, the Company was named in a lawsuit filed in the United States District Court for the Northern District of Mississippi entitled United Investors Life Insurance Company v. Nationwide Life Insurance Company and/or Nationwide Life Insurance Company of America and/or Nationwide Life and Annuity Insurance Company and/or Nationwide Life and Annuity Company of America and/or Nationwide Financial Services, Inc. and/or Nationwide Financial Corporation, and John Does A-Z. In its complaint, plaintiff United Investors alleges that the Company and/or its affiliated life insurance companies caused the replacement of variable insurance policies and other financial products issued by United Investors with policies issued by the Nationwide defendants. The plaintiff raises claims for (1) violations of the Federal Lanham Act, and common law unfair competition and defamation, (2) tortious interference with the plaintiff's contractual relationship with Waddell & Reed, Inc. and/or its affiliates, Waddell & Reed Financial, Inc., Waddell & Reed Financial Services, Inc. and W&R Insurance Agency, Inc., or with the plaintiff's contractual relationships with its variable policyholders, (3) civil conspiracy, and (4) breach of fiduciary duty. The complaint seeks compensatory damages, punitive damages, pre- and post-judgment interest, a full accounting, a constructive trust, and costs and disbursements, including attorneys' fees. The Company filed a motion to dismiss the complaint on June 1, 2004. On February 8, 2005 the court denied the motion to dismiss. The Company intends to defend this lawsuit vigorously

                                     F-47

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued


   On October 31, 2003, NLIC was named in a lawsuit seeking class action status filed in the United States District Court for the District of Arizona entitled Robert Helman et al v. Nationwide Life Insurance Company et al. The suit challenges the sale of deferred annuity products for use as investments in tax-deferred contributory retirement plans. On April 8, 2004, the plaintiff filed an amended class action complaint on behalf of all persons who purchased an individual variable deferred annuity contract or a certificate to a group variable annuity contract issued by NLIC or Nationwide Life and Annuity Insurance Company (NLAIC) which were allegedly used to fund certain tax-deferred retirement plans. The amended class action complaint seeks unspecified compensatory damages. NLIC filed a motion to dismiss the complaint on May 24, 2004. On July 27, 2004, the court granted NLIC's motion to dismiss. The plaintiff has appealed that dismissal to the United States Court of Appeals for the Ninth Circuit. NLIC intends to defend this lawsuit vigorously.

   On May 1, 2003, NLIC was named in a class action lawsuit filed in the United States District Court for the Eastern District of Louisiana entitled Edward Miller, Individually, and on behalf of all others similarly situated, v. Nationwide Life Insurance Company. The complaint alleges that in 2001, plaintiff Edward Miller purchased three group modified single premium variable annuities issued by NLIC. The plaintiff alleges that NLIC represented in its prospectus and promised in its annuity contracts that contract holders could transfer assets without charge among the various funds available through the contracts, that the transfer rights of contract holders could not be modified and that NLIC's expense charges under the contracts were fixed. The plaintiff claims that NLIC has breached the contracts and violated federal securities laws by imposing trading fees on transfers that were supposed to have been without charge. The plaintiff seeks compensatory damages and rescission on behalf of himself and a class of persons who purchased this type of annuity or similar contracts issued by NLIC between May 1, 2001 and April 30, 2002 inclusive and were allegedly damaged by paying transfer fees. NLIC's motion to dismiss the complaint was granted by the District Court on October 28, 2003. The plaintiff appealed that dismissal to the United States Court of Appeals for the Fifth Circuit. On November 22, 2004, the Fifth Circuit Court of Appeals affirmed the judgment of the District Court dismissing the complaint. The time for further appeal by the plaintiff has expired.

   On August 15, 2001, the Company was named in a lawsuit filed in the United States District Court for the District of Connecticut entitled Lou Haddock, as trustee of the Flyte Tool & Die, Incorporated Deferred Compensation Plan, et al v. Nationwide Financial Services, Inc. and Nationwide Life Insurance Company. The plaintiffs first amended their complaint on September 5, 2001 to include class action allegations and have subsequently amended their complaint three times. As amended, in the current complaint the plaintiffs seek to represent a class of ERISA qualified retirement plans that purchased variable annuities from NLIC. The plaintiffs allege that they invested ERISA plan assets in their variable annuity contracts and that the Company breached ERISA fiduciary duties by allegedly accepting service payments from certain mutual funds. The complaint seeks disgorgement of some or all of the payments allegedly received by the Company, other unspecified relief for restitution, declaratory and injunctive relief, and attorneys' fees. On December 13, 2001, the plaintiffs filed a motion for class certification. The plaintiffs filed a supplement to that motion on September 19, 2003. The Company opposed that motion on December 24, 2003. On July 6, 2004, the Company filed a Revised Memorandum in Support of Summary Judgment. The plaintiffs have opposed that motion. The Company intends to defend this lawsuit vigorously.

                                     F-48

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued


(18)Securitization Transactions

   The Company has sold $469.3 million of credit enhanced equity interests in Tax Credit Funds to unrelated third parties. The Company has guaranteed cumulative after-tax yields to third party investors ranging from 4.60% to 5.25% over periods ending between 2002 and 2021 and as of December 31, 2004 held guarantee reserves totaling $4.7 million on these transactions. These guarantees are in effect for periods of approximately 15 years each. The Tax Credit Funds provide a stream of tax benefits to the investors that will generate a yield and return of capital. If the tax benefits are not sufficient to provide these cumulative after-tax yields, then the Company must fund any shortfall, which is mitigated by stabilization collateral set aside by the Company at the inception of the transactions. The maximum amount of undiscounted future payments that the Company could be required to pay the investors under the terms of the guarantees is $1.27 billion. The Company does not anticipate making any payments related to the guarantees.

   At the time of the sales, $5.1 million of net sale proceeds were set aside as collateral for certain properties owned by the Tax Credit Funds that had not met all of the criteria necessary to generate tax credits. Such criteria include completion of construction and the leasing of each unit to a qualified tenant, among others. Properties meeting the necessary criteria are considered to have "stabilized." The properties are evaluated regularly, and the collateral is released when stabilized. During 2004 and 2003, $0.1 million and $3.1 million of stabilization collateral had been released into income, respectively.

   To the extent there are cash deficits in any specific property owned by the Tax Credit Funds, property reserves, property operating guarantees and reserves held by the Tax Credit Funds are exhausted before the Company is required to perform under its guarantees. To the extent the Company is ever required to perform under its guarantees, it may recover any such funding out of the cash flow distributed from the sale of the underlying properties of the Tax Credit Funds. This cash flow distribution would be paid to the Company prior to any cash flow distributions to unrelated third party investors.

(19)Variable Interest Entities

   As of December 31, 2004, the Company had relationships with 14 VIEs where the Company was the primary beneficiary. Each of these VIEs is a conduit that assists the Company in structured products transactions. One of the VIEs is used in the securitization of mortgage loans, while the others are involved in the sale of Tax Credit Funds to third party investors where the Company provides guaranteed returns (see Note 18). Effective January 1, 2004, the Company began applying the provisions of FIN 46R to these entities. FIN 46R did not require the restatement of any prior periods. As such, for periods subsequent to December 31, 2003, the results of operations and financial position of these VIEs are included along with corresponding minority interest liabilities and related income in the accompanying consolidated financial statements.

   The net assets of these VIEs totaled $366.4 million as of December 31, 2004. The most significant components of net assets were $32.1 million of mortgage loans on real estate, $401.2 million of other long-term investments, $35.6 million of other assets, $32.6 million of short-term debt, and $116.3 million of other liabilities. The total exposure to loss on these VIEs where the Company is the primary beneficiary was less than $0.1 million as of December 31, 2004. For the mortgage loan VIE, to which the short-term debt relates, the creditors have no recourse against the Company in the event of default by the VIE.

   In addition to the VIEs described above, the Company holds variable interests, in the form of limited partnerships or similar investments, in a number of Tax Credit Funds where the Company is not the primary beneficiary. These investments have been held by the Company for periods of 1 to 8 years and allow the Company to experience certain tax credits and other tax benefits from affordable housing projects. The Company also has certain investments in other securitization transactions that qualify as VIEs, but for which the Company is not the primary beneficiary. The total exposure to loss on these VIEs was $36.3 million as of December 31, 2004.

                                     F-49

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued

(20)Segment Information

   Management of the Company views its business primarily based on the underlying products, and this is the basis used for defining its reportable segments. During the second quarter of 2004, the Company reorganized its segment reporting structure and now reports four segments: Individual Investments, Retirement Plans, Individual Protection, and Corporate and Other. The Company has reclassified segment results for all prior periods presented to be consistent with the new reporting structure. The primary segment profitability measure that management uses is pre-tax operating earnings, which is calculated by adjusting income from continuing operations before federal income taxes and the cumulative effect of adoption of accounting principles, if any, to exclude net realized gains and losses on investments, hedging instruments and hedged items, except for periodic net coupon settlements on non-qualifying derivatives and realized gains and losses related to securitizations, if any.

   The Individual Investments segment consists of individual The BEST of AMERICA(R) and private label deferred variable annuity products, deferred fixed annuity products, income products, and advisory services program revenues and expenses. This segment differs from the former Individual Annuity segment due to the addition of the advisory services program results. Individual deferred annuity contracts provide the customer with tax-deferred accumulation of savings and flexible payout options including lump sum, systematic withdrawal or a stream of payments for life. In addition, individual variable annuity contracts provide the customer with access to a wide range of investment options and asset protection in the event of an untimely death, while individual fixed annuity contracts generate a return for the customer at a specified interest rate fixed for prescribed periods.

   The Retirement Plans segment is comprised of the Company's private- and public-sector retirement plans business. This segment differs from the former Institutional Products segment because it no longer includes the results of the structured products and MTN businesses. The private sector includes IRC Section 401(k) business and the public sector includes IRC
   Section 457 and Section 401(a) business, both in the form of fixed and variable annuities.

   The Individual Protection segment consists of investment life insurance products, including individual variable, COLI and BOLI products, traditional life insurance products and universal life insurance. This segment is unchanged from the former Life Insurance segment. Life insurance products provide a death benefit and generally allow the customer to build cash value on a tax-advantaged basis.

   The Corporate and Other segment includes certain structured products business, the MTN program, net investment income not allocated to product segments, periodic net coupon settlements on non-qualifying derivatives, unallocated expenses, interest expense on debt, revenue and expenses of the Company's non-insurance subsidiaries not reported in other segments, and realized gains and losses related to securitizations. This segment differs from the former Corporate segment as it now includes results from the structured products and MTN businesses, but no longer includes results from the advisory services program.

                                     F-50

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued


   The following table summarizes the Company's business segment operating results for the years ended December:

                                                                   Individual  Retirement Individual Corporate
(in millions)                                                      Investments   Plans    Protection and Other     Total
-------------                                                      ----------- ---------- ---------- ---------  ----------
2004
Revenues:
   Net investment income..........................................  $   824.8  $   627.9  $   327.2  $   220.6  $  2,000.5
   Other operating revenue........................................      591.7      157.0      547.5       15.8     1,312.0
   Net realized losses on investments, hedging instruments and
     hedged items/1/..............................................         --         --         --      (43.0)      (43.0)
                                                                    ---------  ---------  ---------  ---------  ----------
       Total revenues.............................................    1,416.5      784.9      874.7      193.4     3,269.5
                                                                    ---------  ---------  ---------  ---------  ----------
Benefits and expenses:
   Interest credited to policyholder account values...............      573.5      435.5      181.5       86.7     1,277.2
   Amortization of DAC............................................      276.1       39.6       94.4         --       410.1
   Interest expense on debt.......................................         --         --         --       59.3        59.3
   Other benefits and expenses....................................      346.9      184.5      428.2       28.3       987.9
                                                                    ---------  ---------  ---------  ---------  ----------
       Total benefits and expenses................................    1,196.5      659.6      704.1      174.3     2,734.5
                                                                    ---------  ---------  ---------  ---------  ----------
Income from continuing operations before federal income tax
  expense.........................................................      220.0      125.3      170.6       19.1       535.0
                                                                                                                ==========
Net realized losses on investments, hedging instruments and hedged
  items/1/........................................................         --         --         --       43.0
                                                                    ---------  ---------  ---------  ---------
       Pre-tax operating earnings.................................  $   220.0  $   125.3  $   170.6  $    62.1
                                                                    =========  =========  =========  =========  ----------
Assets as of period end...........................................  $52,642.5  $29,668.7  $12,932.4  $10,714.3  $105,957.9
                                                                    =========  =========  =========  =========  ==========
2003..............................................................
Revenues:
   Net investment income..........................................  $   807.9  $   640.2  $   324.3  $   200.7  $  1,973.1
   Other operating revenue........................................      517.7      150.0      536.2       28.4     1,232.3
   Net realized losses on investments, hedging instruments and
     hedged items/1/..............................................         --         --         --     (100.8)     (100.8)
                                                                    ---------  ---------  ---------  ---------  ----------
       Total revenues.............................................    1,325.6      790.2      860.5      128.3     3,104.6
                                                                    ---------  ---------  ---------  ---------  ----------
Benefits and expenses:
   Interest credited to policyholder account values...............      602.5      443.2      185.6       77.9     1,309.2
   Amortization of DAC............................................      228.4       45.6      101.9         --       375.9
   Interest expense on debt.......................................         --         --         --       48.4        48.4
   Other benefits and expenses....................................      328.4      178.9      423.0        6.4       936.7
                                                                    ---------  ---------  ---------  ---------  ----------
       Total benefits and expenses................................    1,159.3      667.7      710.5      132.7     2,670.2
                                                                    ---------  ---------  ---------  ---------  ----------
Income (loss) from continuing operations before federal income tax
  expense.........................................................      166.3      122.5      150.0       (4.4) $    434.4
                                                                                                                ==========
Net realized losses on investments, hedging instruments and hedged
  items/1/........................................................         --         --         --      100.8
                                                                    ---------  ---------  ---------  ---------
       Pre-tax operating earnings.................................  $   166.3  $   122.5  $   150.0  $    96.4
                                                                    =========  =========  =========  =========  ----------
Assets as of period end...........................................  $49,419.2  $29,226.9  $11,286.6  $10,695.0  $100,627.7
                                                                    =========  =========  =========  =========  ==========

   ---
  /1/  Excluding periodic net coupon settlements on non-qualifying derivatives.

                                     F-51

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

             Notes to Consolidated Financial Statements, Continued


                                                                       Individual  Retirement Individual Corporate
(in millions)                                                          Investments   Plans    Protection and Other   Total
-------------                                                          ----------- ---------- ---------- --------- ---------
2002
Revenues:
   Net investment income..............................................  $   668.5  $   648.5   $  328.6  $  187.3  $ 1,832.9
   Other operating revenue............................................      526.2      169.8      537.7      17.6    1,251.3
   Net realized losses on investments, hedging instruments and hedged
     items/1/.........................................................         --         --         --     (84.4)     (84.4)
                                                                        ---------  ---------   --------  --------  ---------
       Total revenues.................................................    1,194.7      818.3      866.3     120.5    2,999.8
                                                                        ---------  ---------   --------  --------  ---------
Benefits and expenses:
   Interest credited to policyholder account values...................      505.9      460.7      186.4      91.4    1,244.4
   Amortization of DAC................................................      528.2       53.7       88.2        --      670.1
   Interest expense on debt...........................................         --         --         --      36.0       36.0
   Other benefits and expenses........................................      285.6      167.8      420.2       6.2      879.8
                                                                        ---------  ---------   --------  --------  ---------
       Total benefits and expenses....................................    1,319.7      682.2      694.8     133.6    2,830.3
                                                                        ---------  ---------   --------  --------  ---------
Income (loss) from continuing operations before federal income tax
  expense.............................................................     (125.0)     136.1      171.5     (13.1) $   169.5
                                                                                                                   =========
Net realized losses on investments, hedging instruments and hedged
  items/1/............................................................         --         --         --      84.4
                                                                        ---------  ---------   --------  --------
       Pre-tax operating earnings (loss)..............................  $  (125.0) $   136.1   $  171.5  $   71.3
                                                                        =========  =========   ========  ========  ---------
Assets as of period end...............................................  $40,994.0  $26,182.4   $9,704.2  $9,142.0  $86,022.6
                                                                        =========  =========   ========  ========  =========

   ---
  /1/  Excluding periodic net coupon settlements on non-qualifying derivatives.

                                     F-52

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

   Schedule I Consolidated Summary of Investments-Other Than Investments in Related Parties

   As of December 31, 2004 (in millions)

Column A                                                                             Column B  Column C     Column D
--------                                                                             --------- --------- -------------
                                                                                                            Amount at
                                                                                                           which shown
                                                                                                             in the
                                                                                                Market    consolidated
Type of Investment                                                                     Cost     value     balance sheet
------------------                                                                   --------- --------- -------------
Fixed maturity securities available-for-sale:
   Bonds:...........................................................................
       U.S. Treasury securities and obligations of U.S. Government corporations..... $    81.1 $    94.9   $    94.9
       Agencies not backed by the full faith and credit of the U.S. Government......   1,101.0   1,181.6     1,181.6
       Obligations of states and political subdivisions.............................     246.8     247.2       247.2
       Foreign governments..........................................................      41.6      44.2        44.2
       Public utilities.............................................................   1,971.7   2,046.2     2,046.2
       All other corporate..........................................................  23,266.5  24,037.9    24,037.9
                                                                                     --------- ---------   ---------
          Total fixed maturity securities available-for-sale........................  26,708.7  27,652.0    27,652.0
                                                                                     --------- ---------   ---------
Equity securities available-for-sale:
   Common stocks:...................................................................
       Public utilities.............................................................      12.2      13.7        13.7
       Banks, trusts and insurance companies........................................      11.7      14.7        14.7
       Industrial, miscellaneous and all other......................................       5.7      11.2        11.2
   Nonredeemable preferred stocks...................................................       8.1       8.5         8.5
                                                                                     --------- ---------   ---------
          Total equity securities available-for-sale................................      37.7      48.1        48.1
                                                                                     --------- ---------   ---------
Mortgage loans on real estate, net..................................................   8,658.8               8,649.2/1/
Real estate, net:
       Investment properties........................................................      82.3                  62.3/2/
       Acquired in satisfaction of debt.............................................      22.4                  21.6/2/
                                                                                     ---------             ---------
          Total real estate, net....................................................     104.7                  83.9
                                                                                     ---------             ---------
Policy loans........................................................................     644.5                 644.5
Other long-term investments.........................................................     523.7                 510.6/3, 4/
Short-term investments, including amounts managed by a related party................   1,645.8               1,645.8
                                                                                     ---------             ---------
          Total investments......................................................... $38,323.9             $39,234.1
                                                                                     =========             =========

   ---

  /1/ Difference from Column B is primarily due to valuation allowances due to impairments on mortgage loans on real estate (see Note 7 to the consolidated financial statements), hedges and commitment hedges on mortgage loans on real estate.

  /2/ Difference from Column B primarily results from adjustments for accumulated depreciation.

   /3 /Difference from Column B is primarily due to operating gains and/or losses of investments in limited partnerships.

   /4 /Amount shown does not agree to the consolidated balance sheet due to unconsolidated related party investments in the amount of $29.0 million.

   See accompanying report of independent registered public accounting firm.

                                     F-53

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

   Schedule III Supplementary Insurance Information

   As of December 31, 2004, 2003 and 2002 and for each of the years then ended (in millions)

Column A                      Column B       Column C       Column D        Column E       Column F
--------                     ----------- ----------------- ----------  ------------------  --------
                              Deferred     Future policy
                               policy    benefits, losses,                Other policy
                             acquisition    claims and      Unearned       claims and      Premium
Year: Segment/1/                costs      loss expenses   premiums/2/ benefits payable/2/ revenue
---------------              ----------- ----------------- ----------  ------------------  --------
2004: Individual Investments  $2,015.5       $15,500.6                                      $ 87.6
     Retirement Plans.......     301.7        10,139.8                                          --
     Individual Protection..   1,244.1         5,430.5                                       182.8
     Corporate and Other....    (144.7)        5,312.2                                          --
                              --------       ---------                                      ------
       Total................  $3,416.6       $36,383.1                                      $270.4
                              ========       =========                                      ======
2003: Individual Investments  $1,984.0       $15,127.3                                      $ 89.7
     Retirement Plans.......     301.1         9,501.7                                          --
     Individual Protection..   1,174.9         5,157.8                                       190.1
     Corporate and Other....    (240.7)        5,592.3                                          --
                              --------       ---------                                      ------
       Total................  $3,219.3       $35,379.1                                      $279.8
                              ========       =========                                      ======
2002: Individual Investments  $1,835.5       $12,782.8                                      $ 69.4
     Retirement Plans.......     304.8         9,079.2                                          --
     Individual Protection..   1,128.3         4,813.3                                       190.5
     Corporate and Other....    (297.5)        5,004.5                                          --
                              --------       ---------                                      ------
       Total................  $2,971.1       $31,679.8                                      $259.9
                              ========       =========                                      ======

Column A                        Column G         Column H            Column I       Column J   Column K
--------                     -------------- ------------------- ------------------ ----------  --------
                                             Benefits, claims,     Amortization      Other
                             Net investment     losses and      of deferred policy operating   Premiums
Year: Segment/1/               income/3/    settlement expenses acquisition costs  expenses/3/ written
---------------              -------------- ------------------- ------------------ ----------  --------
2004: Individual Investments    $  824.8         $  688.4             $276.1         $232.0
     Retirement Plans.......       627.9            435.5               39.6          184.5
     Individual Protection..       327.2            450.0               94.4          159.7
     Corporate and Other....       220.6             86.7                 --           87.6
                                --------         --------             ------         ------
       Total................    $2,000.5         $1,660.6             $410.1         $663.8
                                ========         ========             ======         ======
2003: Individual Investments    $  807.9         $  739.8             $228.4         $191.1
     Retirement Plans.......       640.2            443.2               45.6          178.9
     Individual Protection..       324.3            451.3              101.9          157.3
     Corporate and Other....       200.7             77.9                 --           54.8
                                --------         --------             ------         ------
       Total................    $1,973.1         $1,712.2             $375.9         $582.1
                                ========         ========             ======         ======
2002: Individual Investments       668.5            605.4              528.2          186.1
     Retirement Plans.......       648.5            460.7               53.7          167.8
     Individual Protection..       328.6            458.2               88.2          148.4
     Corporate and Other....       187.3             91.4                 --           42.2
                                --------         --------             ------         ------
       Total................    $1,832.9         $1,615.7             $670.1         $544.5
                                ========         ========             ======         ======

   ---

   /1 /During the second quarter of 2004, the Company reorganized its segment reporting structure. The Company has reclassified segment results for all prior periods presented to be consistent with the new reporting structure.

  /2/ Unearned premiums and other policy claims and benefits payable are included in Column C amounts.

   /3 /Allocations of net investment income and certain operating expenses are based on numberous assumptions and estimates, and reported segment operating results would change if different methods were applied.

   See accompanying report of independent registered public accounting firm.

                                     F-54

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

   Schedule IV Reinsurance

   As of December 31, 2004, 2003 and 2002 and for each of the years then ended (in millions)

Column A                           Column B  Column C   Column D  Column E   Column F
--------                          ---------- --------- ---------- --------- ----------
                                                                            Percentage
                                             Ceded to   Assumed             of amount
                                    Gross      other   from other   Net      assumed
                                    amount   companies companies   amount     to net
                                  ---------- --------- ---------- --------- ----------
2004
Life insurance in-force.......... $123,750.2 $46,866.2   $10.2    $76,894.2     0.0%
                                  ========== =========   =====    =========    ====
Premiums:
   Life insurance /1/............ $    300.7 $    30.6   $ 0.3    $   270.4     0.1%
   Accident and health insurance.      312.7     345.1    32.4           --     N/A
                                  ---------- ---------   -----    ---------    ----
       Total..................... $    613.4 $   375.7   $32.7    $   270.4    12.1%
                                  ========== =========   =====    =========    ====
2003
Life insurance in-force.......... $118,953.1 $43,124.3   $13.0    $75,841.8     0.0%
                                  ========== =========   =====    =========    ====
Premiums:
   Life insurance /1/............ $    298.3 $    18.7   $ 0.3    $   279.8     0.1%
   Accident and health insurance.      291.8     295.2     3.4           --     N/A
                                  ---------- ---------   -----    ---------    ----
       Total..................... $    590.1 $   313.9   $ 3.7    $   279.8     1.3%
                                  ========== =========   =====    =========    ====
2002
Life insurance in-force.......... $114,644.4 $40,883.5   $14.2    $73,775.1     0.0%
                                  ========== =========   =====    =========    ====
Premiums:
   Life insurance /1/............ $    275.9 $    16.3   $ 0.3    $   259.9     0.1%
   Accident and health insurance.      303.4     306.6     3.2           --     N/A
                                  ---------- ---------   -----    ---------    ----
       Total..................... $    579.3 $   322.9   $ 3.5    $   259.9     1.4%
                                  ========== =========   =====    =========    ====

------
/1 /The life insurance caption represents principally premiums from traditional life insurance and life-contingent immediate annuities and excludes deposits on investment products and universal life insurance products.

   See accompanying report of independent registered public accounting firm.

                                     F-55

              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
      (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

   Schedule V Valuation and Qualifying Accounts

   Years ended December 31, 2004, 2003 and 2002 (in millions)

Column A                                              Column B          Column C           Column D     Column E
--------                                             ---------- ------------------------ ------------  ----------
                                                                   Charged
                                                     Balance at (credited) to Charged to               Balance at
                                                     beginning    costs and     other                    end of
Description                                          of period    expenses     accounts  Deductions/1/   period
-----------                                          ---------- ------------- ---------- ------------  ----------
2004
Valuation allowances - mortgage loans on real estate   $29.1       $  7.5        $ --        $3.3        $33.3

2003
Valuation allowances - mortgage loans on real estate   $43.4       $(10.5)/2/    $ --        $3.8        $29.1

2002
Valuation allowances - mortgage loans on real estate   $42.9       $  1.5        $ --        $1.0        $43.4
                                                       =====       ======        ====        ====        =====

   ---

  /1/ Amounts represent transfers to real estate owned and recoveries. /2/ Amount includes a $16.5 million reduction of the allowance due to revision of the calculation methodology.

   See accompanying report of independent registered public accounting firm.

                                     F-56